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                                                                    EXHIBIT 10.1

                     $590,000,000 REVOLVING CREDIT FACILITY

                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

                                  BY AND AMONG

                         K. HOVNANIAN ENTERPRISES, INC.

                                (AS THE BORROWER)


                           HOVNANIAN ENTERPRISES, INC.

                                (AS A GUARANTOR)

                                       and

                             THE BANKS PARTY HERETO

                                       AND

             PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT


                              BANK OF AMERICA, N.A.

                      WACHOVIA BANK, NATIONAL ASSOCIATION,

                                       AS

                               SYNDICATION AGENTS


                               FLEET NATIONAL BANK

                                  BANK ONE, NA,

                                       AS

                              DOCUMENTATION AGENTS


                            PNC CAPITAL MARKETS, LLC

                           WACHOVIA SECURITIES, INC.,

                                       AS

                   JOINT LEAD ARRANGERS AND JOINT BOOK RUNNERS


                       Amended and Restated June 19, 2003

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                                TABLE OF CONTENTS

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Section                                                                                                    Page
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1.   CERTAIN DEFINITIONS......................................................................................1
     1.1    Certain Definitions...............................................................................1
     1.2    Construction.....................................................................................22
            1.2.1.   Number; Inclusion.......................................................................22
            1.2.2.   Determination...........................................................................22
            1.2.3.   Agent's Discretion and Consent..........................................................22
            1.2.4.   Documents Taken as a Whole..............................................................22
            1.2.5.   Headings................................................................................22
            1.2.6.   Implied References to this Agreement....................................................23
            1.2.7.   Persons.................................................................................23
            1.2.8.   Modifications to Documents..............................................................23
            1.2.9.   From, To and Through....................................................................23
            1.2.10.  Shall; Will.............................................................................23
     1.3    Accounting Principles............................................................................23

2.   REVOLVING CREDIT AND SWING LOAN FACILITIES..............................................................24
     2.1    Revolving Credit Commitments.....................................................................24
            2.1.1.   Revolving Credit Loans..................................................................24
            2.1.2.   Swing Loan Commitment...................................................................24
            2.1.3    Voluntary Reduction of Commitment.......................................................24
     2.2    Nature of Banks' Obligations with Respect to Revolving Credit Loans..............................25
     2.3    Commitment Fees..................................................................................25
     2.4    Revolving Credit Loan Requests; Swing Loan Requests..............................................25
            2.4.1.   Revolving Credit Loan Requests..........................................................25
            2.4.2.   Swing Loan Requests.....................................................................26
     2.5    Making Revolving Credit Loans and Swing Loans....................................................26
            2.5.1.   Generally...............................................................................26
            2.5.2.   Making Swing Loans......................................................................27
     2.6    Swing Loan Note..................................................................................27
     2.7    Use of Proceeds..................................................................................27
     2.8    Borrowings to Repay Swing Loans..................................................................27
     2.9    Letter of Credit Subfacility.....................................................................28
            2.9.1.   Issuance of Letters of Credit...........................................................28
            2.9.2.   Letter of Credit Fees...................................................................28
            2.9.3.   Disbursements, Reimbursement............................................................28
            2.9.4.   Repayment of Participation Advances.....................................................29
            2.9.5.   Documentation...........................................................................30
            2.9.6.   Determinations to Honor Drawing Requests................................................30
            2.9.7.   Nature of Participation and Reimbursement Obligations...................................31
            2.9.8.   Indemnity...............................................................................32
            2.9.9.   Liability for Acts and Omissions........................................................32
            2.9.10.  Sharing Letter of Credit Documentation..................................................33
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                                TABLE OF CONTENTS

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     2.10   Extension by Banks of the Expiration Date........................................................33
            2.10.1.  Requests; Approval by All Banks.........................................................33
            2.10.2.  Approval by 80% Banks...................................................................33
     2.11   Designation of Subsidiaries and Release of Guarantors............................................34
            2.11.1.  Release of Guarantors...................................................................34
            2.11.2.  Designation of  Non-Restricted Person...................................................35
            2.11.3.  Automatic Designation of Non-Restricted Person..........................................35
            2.11.4.  Designation of Restricted Subsidiary....................................................36

3.   INTEREST RATES..........................................................................................36
     3.1    Interest Rate Options............................................................................36
            3.1.1.   Revolving Credit Interest Rate Options..................................................36
            3.1.2.   Rate Quotations.........................................................................36
     3.2    Interest Periods.................................................................................37
     3.3    Interest After Default...........................................................................37
            3.3.1.   Default Rate............................................................................37
            3.3.2.   Acknowledgment..........................................................................37
     3.4    LIBO-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available...................37
            3.4.1.   Unascertainable.........................................................................37
            3.4.2.   Illegality; Increased Costs; Deposits Not Available.....................................38
            3.4.3.   Agent's and Bank's Rights...............................................................38
     3.5    Selection of Interest Rate Options...............................................................39

4.   PAYMENTS................................................................................................39
     4.1    Payments.........................................................................................39
     4.2    Pro Rata Treatment of Banks......................................................................39
     4.3    Interest Payment Dates...........................................................................40
     4.4    Voluntary Prepayments............................................................................40
            4.4.1.   Right to Prepay.........................................................................40
            4.4.2.   Replacement of a Bank...................................................................41
            4.4.3.   Change of Lending Office................................................................41
     4.5    Mandatory Payments...............................................................................41
     4.6    Additional Compensation in Certain Circumstances.................................................42
            4.6.1.   Increased Costs or Reduced Return Resulting from Taxes, Reserves,
                     Capital Adequacy Requirements, Expenses, Etc............................................42
            4.6.2.   Indemnity...............................................................................42
     4.7    Notes............................................................................................43
     4.8    Settlement Date Procedures.......................................................................43

5.   REPRESENTATIONS AND WARRANTIES..........................................................................44
     5.1    Representations and Warranties...................................................................44
            5.1.1.   Organization and Qualification..........................................................44
            5.1.2.   Subsidiaries............................................................................44
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                                TABLE OF CONTENTS

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Section                                                                                                    Page
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            5.1.3.   Power and Authority.....................................................................45
            5.1.4.   Validity and Binding Effect.............................................................45
            5.1.5.   No Conflict.............................................................................45
            5.1.6.   Litigation..............................................................................45
            5.1.7.   Title to Properties.....................................................................46
            5.1.8.   Financial Statements....................................................................46
            5.1.9.   Use of Proceeds; Margin Stock...........................................................46
            5.1.10.  Full Disclosure.........................................................................47
            5.1.11.  Taxes...................................................................................47
            5.1.12.  Consents and Approvals..................................................................47
            5.1.13.  No Event of Default; Compliance with Instruments........................................48
            5.1.14.  Patents, Trademarks, Copyrights, Licenses, Etc..........................................48
            5.1.15.  Insurance...............................................................................48
            5.1.16.  Compliance with Laws....................................................................48
            5.1.17.  Burdensome Restrictions.................................................................48
            5.1.18.  Investment Companies; Regulated Entities................................................48
            5.1.19.  Plans and Benefit Arrangements..........................................................49
            5.1.20.  Employment Matters......................................................................50
            5.1.21.  Environmental Matters...................................................................50
            5.1.22.  Senior Debt Status......................................................................50
     5.2    Continuation of Representations..................................................................50

6.   CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT.................................................51
     6.1    First Loans and Letters of Credit................................................................51
            6.1.1.   Officer's Certificate...................................................................51
            6.1.2.   Incumbency Certificate..................................................................51
            6.1.3.   Delivery of Loan Documents..............................................................52
            6.1.4.   Opinion of Counsel......................................................................52
            6.1.5.   Legal Details...........................................................................52
            6.1.6.   Payment of Fees.........................................................................52
            6.1.7.   Consents................................................................................52
            6.1.8.   Officer's Certificate Regarding MACs....................................................52
            6.1.9.   No Actions or Proceedings...............................................................52
     6.2    Each Additional Loan or Letter of Credit.........................................................53

7.   COVENANTS...............................................................................................53
     7.1    Affirmative Covenants............................................................................53
            7.1.1.   Preservation of Existence, Etc..........................................................53
            7.1.2.   Payment of Liabilities, Including Taxes, Etc............................................53
            7.1.3.   Maintenance of Insurance................................................................54
            7.1.4.   Maintenance of Properties and Leases....................................................54
            7.1.5.   Maintenance of Patents, Trademarks, Etc.................................................54
            7.1.6.   Visitation Rights.......................................................................54
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                                TABLE OF CONTENTS

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            7.1.7.   Keeping of Records and Books of Account.................................................55
            7.1.8.   Plans and Benefit Arrangements..........................................................55
            7.1.9.   Compliance with Laws....................................................................55
            7.1.10.  Use of Proceeds.........................................................................55
     7.2    Negative Covenants...............................................................................55
            7.2.1.   Indebtedness............................................................................56
            7.2.2.   Liens...................................................................................56
            7.2.3.   Loans and Investments...................................................................56
            7.2.4.   Liquidations, Mergers, Consolidations, Acquisitions.....................................56
            7.2.5.   Dispositions of Assets or Subsidiaries; Sale and Leaseback..............................57
            7.2.6.   Restricted Payments; Restricted Investments.............................................58
            7.2.7.   Subsidiaries, Partnerships and Joint Ventures...........................................59
            7.2.8.   Continuation of or Change in Business...................................................59
            7.2.9.   Plans and Benefit Arrangements..........................................................59
            7.2.10.  Borrowing Base..........................................................................59
            7.2.11.  Minimum ATNW............................................................................59
            7.2.12.  Leverage Ratio..........................................................................60
            7.2.13.  Inventory and Land Purchase Limits......................................................60
            7.2.14.  Fiscal Year.............................................................................60
            7.2.15.  Changes in Subordinated Debt Documents..................................................61
     7.3    Reporting Requirements...........................................................................61
            7.3.1.   Quarterly Financial Statements..........................................................61
            7.3.2.   Annual Financial Statements.............................................................61
            7.3.3.   Certificates of the Borrower............................................................62
            7.3.4.   Notice of Default.......................................................................63
            7.3.5.   Notice of Litigation....................................................................63
            7.3.6.   Notice of Change in Debt Rating.........................................................63
            7.3.7.   Budgets, Forecasts, Other Reports and Information.......................................63
            7.3.8.   Notices Regarding Plans and Benefit Arrangements........................................64

8.   DEFAULT.................................................................................................65
     8.1    Events of Default................................................................................65
            8.1.1.   Payments Under Loan Documents...........................................................65
            8.1.2.   Breach of Warranty......................................................................65
            8.1.3.   Breach of Certain Negative Covenants....................................................65
            8.1.4.   Breach of Other Covenants...............................................................66
            8.1.5.   Defaults in Other Agreements or Indebtedness............................................66
            8.1.6.   Final Judgments or Orders...............................................................66
            8.1.7.   Loan Document Unenforceable.............................................................66
            8.1.8.   Uninsured Losses; Proceedings Against Assets............................................66
            8.1.9.   Notice of Lien or Assessment............................................................66
            8.1.10.  Insolvency..............................................................................67
            8.1.11.  Events Relating to Plans and Benefit Arrangements.......................................67
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                                TABLE OF CONTENTS

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            8.1.12.  Cessation of Business...................................................................67
            8.1.13.  Change of Control.......................................................................68
            8.1.14.  Involuntary Proceedings.................................................................68
            8.1.15.  Voluntary Proceedings...................................................................68
     8.2    Consequences of Event of Default.................................................................68
            8.2.1.   Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings.......68
            8.2.2.   Bankruptcy, Insolvency or Reorganization Proceedings....................................69
            8.2.3.   Set-off.................................................................................69
            8.2.4.   Suits, Actions, Proceedings.............................................................70
            8.2.5.   Application of Proceeds.................................................................70
            8.2.6.   Other Rights and Remedies...............................................................70

9.   THE AGENT...............................................................................................70
     9.1    Appointment......................................................................................70
     9.2    Delegation of Duties.............................................................................71
     9.3    Nature of Duties; Independent Credit Investigation...............................................71
     9.4    Actions in Discretion of Agent; Instructions From the Banks......................................71
     9.5    Reimbursement and Indemnification of Agent by the Borrower.......................................72
     9.6    Exculpatory Provisions; Limitation of Liability..................................................72
     9.7    Reimbursement and Indemnification of Agent by Banks..............................................73
     9.8    Reliance by Agent................................................................................74
     9.9    Notice of Default................................................................................74
     9.10   Notices..........................................................................................74
     9.11   Banks in Their Individual Capacities; Agents in its Individual Capacity..........................74
     9.12   Holders of Notes.................................................................................75
     9.13   Equalization of Banks............................................................................75
     9.14   Successor Agent..................................................................................75
     9.15   Agent's Fee......................................................................................76
     9.16   Availability of Funds............................................................................76
     9.17   Calculations.....................................................................................76
     9.18   Beneficiaries....................................................................................77

10.  MISCELLANEOUS...........................................................................................77
     10.1   Modifications, Amendments or Waivers.............................................................77
            10.1.1.  Increase of Commitment..................................................................77
            10.1.2.  Extension of Payment; Reduction of Principal, Interest or Fees;
                     Modification of Terms of Payment........................................................77
            10.1.3.  Miscellaneous...........................................................................77
     10.2   No Implied Waivers; Cumulative Remedies; Writing Required........................................78
     10.3   Reimbursement and Indemnification of Banks by the Borrower; Taxes................................78
     10.4   Holidays.........................................................................................79
     10.5   Funding by Branch, Subsidiary or Affiliate.......................................................79
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                                TABLE OF CONTENTS

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            10.5.1.  Notional Funding........................................................................79
            10.5.2.  Actual Funding..........................................................................79
     10.6   Notices..........................................................................................80
     10.7   Severability.....................................................................................81
     10.8   Governing Law....................................................................................81
     10.9   Prior Understanding..............................................................................81
     10.10  Duration; Survival...............................................................................81
     10.11  Successors and Assigns...........................................................................82
     10.12  Confidentiality..................................................................................83
            10.12.1. General.................................................................................83
            10.12.2. Sharing Information With Affiliates of the Banks........................................83
     10.13  Counterparts.....................................................................................84
     10.14  Agent's or Bank's Consent........................................................................84
     10.15  Exceptions.......................................................................................84
     10.16  CONSENT TO FORUM; WAIVER OF JURY TRIAL...........................................................84
     10.17  Tax Withholding Clause...........................................................................84
     10.18  Joinder of Guarantors............................................................................85
     10.19  Concerning Agent Terms...........................................................................86
     10.20  Ratification of Notes and Loan Documents and Existing Obligations................................86
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                         LIST OF SCHEDULES AND EXHIBITS

SCHEDULES

SCHEDULE 1.1(A)      -   APPLICABLE MARGIN
SCHEDULE 1.1(B)      -   COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES
SCHEDULE 1.1(C)      -   LISTING OF RESTRICTED SUBSIDIARIES, JOINT VENTURES,
                         MORTGAGE SUBSIDIARIES AND NON-RESTRICTED PERSONS AND
                         CORPORATE OFFICE SUBSIDIARIES
SCHEDULE 1.1(E)      -   INCOME PRODUCING PROPERTIES
SCHEDULE 1.1(P)      -   PERMITTED LIENS
SCHEDULE 2.9.1       -   EXISTING LETTERS OF CREDIT
SCHEDULE 5.1.2       -   SUBSIDIARIES
SCHEDULE 5.1.12      -   CONSENTS AND APPROVALS
SCHEDULE 7.2.1       -   PERMITTED INDEBTEDNESS

EXHIBITS

EXHIBIT 1.1(A)       -   ASSIGNMENT AND ASSUMPTION AGREEMENT
EXHIBIT 1.1.(B)(1)   -   BANK JOINDER
EXHIBIT 1.1(G)       -   GUARANTOR JOINDER
EXHIBIT 1.1(R)       -   REVOLVING CREDIT NOTE
EXHIBIT 1.1(S)       -   SWING LOAN NOTE
EXHIBIT 2.4.1        -   LOAN REQUEST
EXHIBIT 2.4.2        -   SWING LOAN REQUEST
EXHIBIT 7.3.3.1      -   QUARTERLY COMPLIANCE CERTIFICATE
EXHIBIT 7.3.3.2      -   BORROWING BASE CERTIFICATE

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                   THIRD AMENDED AND RESTATED CREDIT AGREEMENT

     THIS THIRD AMENDED AND RESTATED CREDIT AGREEMENT is dated June 19, 2003 and is made by and among K. HOVNANIAN ENTERPRISES, INC., a New Jersey corporation (the "Borrower"), HOVNANIAN ENTERPRISES, INC., a Delaware corporation ("Hovnanian" and a "Guarantor"), the BANKS (as hereinafter defined), and PNC BANK, NATIONAL ASSOCIATION, in its capacity as administrative agent for the Banks under this Agreement (hereinafter referred to in such capacity as the "Agent").

                                   WITNESSETH:

     WHEREAS, the Banks provided a $590,000,000 revolving credit facility to the Borrower pursuant to an Amended and Restated Credit Agreement dated February 20, 2003 among the parties hereto (the "Prior Credit Agreement");

     WHEREAS, the Borrower and the Banks have agreed that the Prior Credit Agreement be amended and restated as provided herein;

     WHEREAS, the revolving credit provided hereunder shall be used to refinance existing indebtedness, provide for letters of credit and provide working capital and funds for general corporate purposes;

     WHEREAS, the parties hereto intend that the Notes and other Loan Documents delivered in connection with the Prior Credit Agreement be the "Loan Documents" hereunder and be of continued force and effect.

     NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

                            1.   CERTAIN DEFINITIONS

     1.1    Certain Definitions.

            In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

                      ACTUAL LEVERAGE shall mean the ratio of (x)(i) Homebuilding Indebtedness MINUS (ii) Excess Cash to (y) Adjusted Tangible Net Worth.

                      ADDITIONAL BANK shall have the meaning assigned to that term in Section 10.11(b) [Successors and Assigns].

                      ADJUSTED OPERATING INCOME shall mean for any period the sum of (x) consolidated net income of Hovnanian for such period, (y) to the extent deducted in arriving at such net income, consolidated income taxes, consolidated interest expense, Letter of Credit Fees,

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depreciation, amortization, non-cash valuation charges or adjustments and (z)
cash distributions received by any Loan Party from Non-Restricted Persons during such period. Adjusted Operating Income shall exclude net income or loss of Non-Restricted Persons.

                      ADJUSTED TANGIBLE NET WORTH (or ATNW) shall mean (x) consolidated shareholders equity of Hovnanian minus, without duplication (y) (i) Intangibles, (ii) the Dollar amount of Restricted Investments and (iii) equity (comprising "cost" according to GAAP MINUS the amount of debt secured by applicable mortgages) in residential inventory properties with Purchase Money Mortgages, all as calculated and consolidated in accordance with GAAP.

                            AFFILIATE as to any Person shall mean any other
Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds 10% or more of any class of the voting or other equity interests of such Person, or
(iii) 10% or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be.

                            AGENT shall mean PNC Bank, National Association, and
its successors and assigns.

                            AGENT'S FEE shall have the meaning assigned to that
term in Section 9.15 [Agent's Fee].

                            AGENT'S LETTER shall have the meaning assigned to
that term in Section 9.15 [Agent's Fee].

                            AGREEMENT shall mean this Credit Agreement, as the
same may be supplemented or amended from time to time, including all schedules and exhibits.

                            ANNUAL STATEMENTS shall have the meaning assigned to
that term in Section 5.1.8((i) [Historical Statements]).

                            APPLICABLE COMMITMENT FEE RATE shall mean the
percentage rate per annum at the indicated level of Debt Rating in the pricing grid on SCHEDULE 1.1(A) below the heading "Commitment Fee." The Applicable Commitment Fee Rate shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

                            APPLICABLE LETTER OF CREDIT FEE RATE shall mean the
percentage rate per annum at the indicated level of Debt Rating in the pricing grid on SCHEDULE 1.1(A) below the heading "LOC Fee." The Applicable Letter of Credit Fee Rate shall be computed in accordance with the parameters set forth on
SCHEDULE 1.1(A).

                            APPLICABLE MARGIN shall mean, as applicable:

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                            (A)     the percentage spread to be added to Base
Rate under the Revolving Credit Base Rate Option at the indicated level of Debt Rating in the pricing grid on SCHEDULE 1.1(A) below the heading "Base Rate Margin,"

                            (B)     the percentage spread to be added to
LIBO-Rate under the Revolving Credit LIBO-Rate Option at the indicated level of Debt Rating in the pricing grid on SCHEDULE 1.1(A) below the heading "Libor Margin".

The Applicable Margin shall be computed in accordance with the parameters set forth on SCHEDULE 1.1(A).

                            ASSIGNEE BANK shall have the meaning assigned to
such term in Section 2.10.2 [Approval by 80% Banks].

                            ASSIGNMENT AND ASSUMPTION AGREEMENT shall mean an
Assignment and Assumption Agreement by and among a Purchasing Bank, a Transferor Bank and the Agent, as Agent and on behalf of the remaining Banks, substantially in the form of EXHIBIT 1.1(A).

                            AUTHORIZED OFFICER shall mean those individuals,
designated by written notice to the Agent from the Borrower, authorized to execute notices, reports and other documents on behalf of the Loan Parties required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Agent.

                            BANKS shall mean the financial institutions named on
SCHEDULE 1.1(B) and their respective successors and assigns as permitted hereunder, each of which is referred to herein as a Bank.

                            BASE RATE shall mean the greater of (i) the interest
rate per annum announced from time to time by the Agent at its Principal Office as its then prime rate, which rate may not be the lowest rate then being charged commercial borrowers by the Agent, or (ii) the Federal Funds Open Rate plus 1/2% per annum.

                            BASE RATE OPTION shall mean the Revolving Credit
Base Rate Option.

                            BENEFIT ARRANGEMENT shall mean at any time an
"employee benefit plan," within the meaning of Section 3(3) of ERISA, which is neither a Plan nor a Multiemployer Plan and which is maintained, sponsored or otherwise contributed to by the Borrower.

                            BORROWER shall mean K. Hovnanian Enterprises, Inc.,
a corporation organized and existing under the laws of the State of New Jersey and wholly-owned by Hovnanian.

                            BORROWING BASE shall mean at any time, the Dollar
amount equal to the sum of the following items, each owned free and clear of all Liens (except Permitted

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Liens of the type described in items (i), (ii), (iii), (iv), (v) and (vi) of the definition of "Permitted Liens") by the Borrower, Hovnanian or a Restricted
Subsidiary:

                            (i)     100% of Excess Cash;

                            (ii)    95% of Sold Homes;

                            (iii)   70% of Unsold Homes; and

                            (iv)    55% of Finished Lots and Land Under
                                    Development;

provided however that the Borrowing Base shall EXCLUDE in all events the Dollar amount of

                            (i) property located outside of the United States of America;

                            (ii)    Unimproved Land;

                            (iii) any residential or commercial property owned by Hovnanian or any Subsidiary which is leased or held for purposes of leasing primarily to unaffiliated third parties; and

                            (iv) properties subject to any Purchase Money Mortgage.

The determination of the Agent in respect of the Borrowing Base shall be conclusive absent manifest error.

                            BORROWING BASE CERTIFICATE shall mean the Borrowing
Base Certificate in the form of EXHIBIT 7.3.3.2 duly completed and delivered by the Borrower pursuant to Section 7.3.3.2 [Borrowing Base Certificate].

                            BORROWING DATE shall mean, with respect to any Loan,
the date for the making thereof or the renewal or conversion thereof at or to the same or a different Interest Rate Option, which shall be a Business Day.

                            BORROWING TRANCHE shall mean specified portions of
Loans outstanding as follows: (i) any Loans to which a LIBO-Rate Option applies which become subject to the same Interest Rate Option under the same Loan Request by the Borrower and which have the same Interest Period shall constitute one Borrowing Tranche, and (ii) all Loans to which a Base Rate Option applies shall constitute one Borrowing Tranche.

                            BUSINESS DAY shall mean any day other than a
Saturday or Sunday or a legal holiday on which commercial banks are authorized or required to be closed for business at the Principal Office and if the applicable Business Day relates to any Loan to which

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

the LIBO-Rate Option applies, such day must also be a day on which dealings are carried on in the London interbank market.

                            CAPITAL STOCK RETIREMENT shall mean any repurchase,
redemption, acquisition or retirement of any capital stock or other ownership interest of Hovnanian or of any warrants, options or other rights to purchase such capital stock or other ownership interest; PROVIDED THAT "Capital Stock Retirement" shall not include the conversion or exchange of any of the foregoing into shares of capital stock of Hovnanian.

                            CASH FLOW shall mean Adjusted Operating Income plus
any decrease in any Sold Homes, Unsold Homes, Unimproved Land or Finished Lots and Land Under Development which is not the result of a valuation charge or adjustment (or minus any increase in any of the foregoing categories).

                            CASH FLOW COVERAGE RATIO shall mean the ratio, as of
any date of determination, of (x) Cash Flow for the prior twelve (12) months to
(y) four (4) multiplied by Fixed Charges for the most-recently ended fiscal quarter.

                            CLOSING DATE shall mean the Business Day on which
the first Loan shall be made, which shall be the date hereof. The closing shall take place at 11:00 a.m., Eastern time, on the Closing Date at the offices of Buchanan Ingersoll Professional Corporation, Philadelphia, Pennsylvania, or at such other time and place as the parties agree.

                            COMMITMENT shall mean as to any Bank its Revolving
Credit Commitment and, in the case of the Agent, its Revolving Credit Commitment and its Swing Loan Commitment; and COMMITMENTS shall mean the aggregate of the Revolving Credit Commitments of all of the Banks, including the Swing Loan Commitment of the Agent.

                            COMMITMENT FEE shall have the meaning assigned to
that term in Section 2.3 [Commitment Fees].

                            COMPLIANCE CERTIFICATE shall have the meaning
assigned to such term in Section 7.3.3 [Certificates of the Borrower].

                            CONTAMINATION shall mean the presence or release or
threat of release of Regulated Substances in, on, under or emanating to or from any of the Property, which pursuant to Environmental Laws requires notification or reporting to an Official Body, or which pursuant to Environmental Laws requires the investigation, cleanup, removal, remediation, containment, abatement of or other response action or which otherwise constitutes a violation of Environmental Laws.

                            CORPORATE OFFICE SUBSIDIARY shall mean any
Subsidiary that owns, as its primary asset, an office building which is occupied, in whole or in part, by Hovnanian or one or more of its Subsidiaries. Any such Corporate Office Subsidiary may be a Restricted Subsidiary or Non-Restricted Person in accordance with the terms of this Agreement. The Corporate Office Subsidiaries as of the date hereof are identified as such on
EXHIBIT 1.1(C).

                            DEBT RATING shall mean the rating of Hovnanian's
senior unsecured long-term debt by each of Standard & Poor's and Moody's.

                            DEFAULT RATE shall have the meaning assigned to that
term in Section 3.3.l [Default Rate].

                            DIVIDENDS shall mean any dividend or distribution by
a Person in respect of its capital stock or ownership interests, whether in cash, property or securities.

                            DOLLAR, DOLLARS, U.S. DOLLARS and the symbol $ shall
mean lawful money of the United States of America.

                            DRAWING DATE shall mean each date that an amount is
paid by the Letter of Credit Bank under any Letter of Credit.

                            DWELLING UNIT shall mean a residential housing unit
held for sale by a Loan Party.

                            ENVIRONMENTAL COMPLAINT shall mean any written
complaint by any Person or Official Body setting forth a cause of action for personal injury or property damage, natural resource damage, contribution or indemnity for response costs, civil or administrative penalties, criminal fines or penalties, or declaratory or equitable relief arising under any Environmental Laws or under any order, notice of violation, citation, subpoena, request for information or other written notice or demand of any type issued by an Official Body pursuant to any Environmental Laws.

                            ENVIRONMENTAL LAWS shall mean all federal, state,
local and foreign Laws and any consent decrees, settlement agreements, judgments, orders, directives, policies or programs issued by or entered into with an Official Body pertaining or relating to: (i) pollution or pollution control; (ii) protection of human health or the environment; (iii) employee safety in the workplace; (iv) the presence, use, management, generation, manufacture, processing, extraction, treatment, recycling, refining, reclamation, labeling, transport, storage, collection, distribution, disposal or release or threat of release of Regulated Substances; (v) the presence of Contamination; (vi) the protection of endangered or threatened species; and
(vii) the protection of Environmentally Sensitive Areas.

                            ENVIRONMENTALLY SENSITIVE AREA shall mean (i) any
wetland as defined by applicable Environmental Laws; (ii) any area designated as a coastal zone pursuant to applicable Laws, including Environmental Laws; (iii) any area of historic or archeological significance or scenic area as defined or designated by applicable Laws, including Environmental Laws; (iv) habitats of endangered species or threatened species as designated by applicable Laws, including Environmental Laws; or (v) a floodplain or other flood hazard area as defined pursuant to any applicable Laws.

                            ERISA shall mean the Employee Retirement Income
Security Act of 1974, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                            ERISA GROUP shall mean, at any time, the Borrower
and any entity (whether or not incorporated) that is under common control with the Borrower within the meaning of Section 4001 of ERISA, or the Borrower l and all other entities which, together with the Borrower, are treated as a single employer under Sections 414 (b) or (c) of the Internal Revenue Code.

                            EVENT OF DEFAULT shall mean any of the events
described in Section 8.1 [Events of Default] and referred to therein as an "Event of Default."

                            EXCESS CASH shall mean cash that would appear on a
consolidated balance sheet of Hovnanian (to the extent not pledged or encumbered in any way) in excess of $10,000,000.

                            EXISTING RELATED BUSINESS shall mean any mortgage
services, income property management and title insurance businesses as such businesses are operated as of the Closing Date.

                            EXPIRATION DATE shall mean, with respect to the
Revolving Credit Commitments, July 30, 2006 as such may be extended pursuant to
Section 2.10 [Extension by Banks of the Expiration Date].

                            EXTENDING BANK shall have the meaning assigned to
such term in Section 2.10.2 [Approval by 80% Bank].

                            FEDERAL FUNDS EFFECTIVE RATE for any day shall mean
the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the date of this Agreement; PROVIDED, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the "Federal Funds Effective Rate" for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced.

                            FEDERAL FUNDS OPEN RATE shall mean the rate per
annum determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the "open" rate for federal funds transactions as of the opening of business for federal funds transactions among members of the Federal Reserve System arranged by federal funds brokers on such day, as quoted by Garvin Guybutler, any successor entity thereto, or any other broker selected by the Agent, as set forth on the applicable Telerate display page; provided, however; that if such day is not a Business Day, the Federal Funds Open Rate for such day shall be the "open rate" on the immediately preceding Business

Day, or if no such rate shall be quoted by a Federal funds broker at such time, such other rate as determined by the Agent in accordance with its usual procedures.

                            FINANCIAL PROJECTIONS shall have the meaning
assigned to that term in Section 5.1.8((ii)) [Financial Projections].

                            FINISHED LOTS AND LAND UNDER DEVELOPMENT shall mean
the Dollar amount of the lower of (x) actual cost (including land costs and capitalized expenses relating thereto) or (y) the market value (determined in accordance with GAAP) of any land owned by a Loan Party that has been granted Preliminary Approvals until a time which is the earlier of when (x) it is "Unsold Homes" and (y) it is "Sold Homes".

                            FIXED CHARGE COVERAGE RATIO shall mean the ratio, as
of any date of determination, of (x) Adjusted Operating Income for the prior twelve (12) months to (y) four (4) multiplied by Fixed Charges for the most-recently ended fiscal quarter.

                            FIXED CHARGES shall mean the sum of (i) interest
cost incurred on all Senior Homebuilding Indebtedness over the past fiscal quarter; (ii) interest cost incurred on the Subordinated Debt over the past fiscal quarter; (iii) 50% of the interest cost incurred on all Purchase Money Mortgages over the past fiscal quarter; (iv) Letter of Credit Fees accrued over the past fiscal quarter; and (v) the interest component of capitalized leases over the past fiscal quarter.

                            GAAP shall mean generally accepted accounting
principles as are in effect from time to time, subject to the provisions of
Section 1.3 [Accounting Principles], and applied on a consistent basis both as to classification of items and amounts.

                            GOVERNMENTAL ACTS shall have the meaning assigned to
that term in Section 2.9.8 [Indemnity].

                            GUARANTOR shall mean each of the parties to the
Guaranty Agreement (and designated as a "Guarantor" on SCHEDULE 1.1(C)) and each other Person which joins the Guaranty Agreement as a Guarantor after the date hereof pursuant to Section 10.18 [Joinder of Guarantors]. As of the Closing Date, Hovnanian shall be a Guarantor and all Restricted Subsidiaries other than the Borrower shall be Guarantors.

                            GUARANTOR JOINDER shall mean a joinder by a Person
as a Guarantor under the Guaranty Agreement in the form of EXHIBIT 1.1(G).

                            GUARANTY of any Person shall mean any obligation of
such Person guaranteeing or in effect guaranteeing any Indebtedness of any other Person in any manner, whether directly or indirectly.

                            GUARANTY AGREEMENT shall mean the Amended and
Restated Guaranty and Suretyship Agreement dated the Closing Date and executed and delivered by each of the Guarantors to the Agent for the benefit of the Banks, as supplemented by joinders delivered from time to time in respect of new Guarantors.

                            HISTORICAL STATEMENTS shall have the meaning
assigned to that term in Section 5.1.8((i)) [Historical Statements].

                            HOMEBUILDING INDEBTEDNESS shall mean the sum of (x)
Senior Homebuilding Indebtedness and (y) Subordinated Debt.

                            HOVNANIAN shall mean Hovnanian Enterprises, Inc., a
Delaware corporation, shares of whose Class A Common Stock are registered pursuant to the Securities Exchange Act of 1934.

                            INDEBTEDNESS shall mean, as to any Person at any
time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not more than ninety (90) days past due or that are being contested in good faith by appropriate proceedings), if and to the extent any of any of the foregoing in this item (iv) would appear as a liability on the balance sheet of such Person prepared on a consolidated basis in accordance with GAAP, or (v) any Guaranty of Indebtedness for borrowed money.

                            INELIGIBLE SECURITY shall mean any security which
may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. Section 24, Seventh), as amended.

                            INSOLVENCY PROCEEDING shall mean, with respect to
any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors undertaken under any Law.

                            INTANGIBLES shall mean all patents, patent
applications, copyrights, trademarks, tradenames, goodwill, organization expenses and other like items of Hovnanian and its Subsidiaries which are treated as intangibles under GAAP.

                            INTEREST PERIOD shall mean the period of time
selected by the Borrower in connection with (and to apply to) any election permitted hereunder by the Borrower to have Revolving Credit Loans bear interest under the LIBO-Rate Option. Subject to the last sentence of this definition, such period shall be one, two, three or six Months if Borrower selects the LIBO-Rate Option. Such Interest Period shall commence on the effective date of such Interest Rate Option, which shall be (i) the Borrowing Date if the Borrower is requesting new Loans, or (ii) the date of renewal of or conversion to the LIBO-Rate Option if the Borrower is renewing or converting to the LIBO-Rate Option applicable to outstanding Loans. Notwithstanding the second sentence hereof: (A) any Interest Period which would otherwise end on a date which is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, and (B) the Borrower shall not select, convert to or renew an Interest Period for any portion of the Loans that would end after the Expiration Date.

                            INTEREST RATE OPTION shall mean any LIBO-Rate Option
or Base Rate Option.

                            INTERNAL REVENUE CODE shall mean the Internal
Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

                            INVESTMENT shall mean any loan or advance to or on
behalf of, or purchase, acquisition or ownership of any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other similar investment or interest in, or any capital contribution made to, any other Person, or any agreement to become or remain liable to do any of the foregoing.

                            INVESTMENT IN RELATED BUSINESS shall mean the
Investments by any of Hovnanian and the Restricted Subsidiaries in (i) income-producing properties other than those listed on SCHEDULE 1.1E; or (ii ) Existing Related Businesses.

                            JOINT VENTURES shall mean any Person in whom a Loan
Party has an ownership interest and which is not a "Subsidiary" as defined in this Agreement. Each of the Joint Ventures as of the Closing Date is listed on
SCHEDULE 1.1(C).

                            LABOR CONTRACTS shall mean all employment
agreements, employment contracts, collective bargaining agreements and other agreements among any Loan Party or Subsidiary of a Loan Party and its employees.

                            LAW shall mean any law (including common law),
constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body.

                            LETTER OF CREDIT shall have the meaning assigned to
that term in Section 2.9.1 [Issuance of Letters of Credit].

                            LETTER OF CREDIT BANK shall have the meaning
assigned to that term in Section 2.9.1 [Issuance of Letters of Credit].

                            LETTER OF CREDIT BORROWING shall have the meaning
assigned to such term in Section 2.9.3.4 [Disbursements, Reimbursement].

                            LETTER OF CREDIT FEE shall have the meaning assigned
to that term in Section 2.9.2 [Letter of Credit Fees].

                            LETTER OF CREDIT OUTSTANDINGS shall mean at any time
the sum of (i) the aggregate undrawn face amount of outstanding Letters of Credit and (ii) the aggregate amount of all unpaid and outstanding Reimbursement Obligations and Letter of Credit Borrowings.

                            LIBO-RATE shall mean, with respect to the Loans
comprising any Borrowing Tranche to which the LIBO-Rate Option applies for any Interest Period, the interest rate per annum determined by the Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the rate of interest determined by the Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the average of the London interbank offered rates for U.S. Dollars quoted by the British Bankers' Association as set forth on Dow Jones Markets Service (formerly known as Telerate) (or appropriate successor or, if the British Bankers' Association or its successor ceases to provide such quotes, a comparable replacement determined by the Agent) display page 3750 (or such other display page on the Dow Jones Markets Service system as may replace display page 3750) two (2) Business Days prior to the first day of such Interest Period for an amount comparable to such Borrowing Tranche and having a borrowing date and a maturity comparable to such Interest Period by (ii) a number equal to
1.00 minus the LIBO-Rate Reserve Percentage. The LIBO-Rate may also be expressed by the following formula:

     LIBO-Rate =      Average of London interbank offered rates quoted
                      by BBA or appropriate successor as shown on
                      Dow Jones Markets Service display page 3750
                      -------------------------------------------
                        1.00 - LIBO-Rate Reserve Percentage

The LIBO-Rate shall be adjusted with respect to any Loan to which the LIBO-Rate Option applies that is outstanding on the effective date of any change in the LIBO-Rate Reserve Percentage as of such effective date. The Agent shall give prompt notice to the Borrower of the LIBO-Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

                            LIBO-RATE OPTION shall mean the Revolving Credit
LIBO-Rate Option.

                            LIBO-RATE RESERVE PERCENTAGE shall mean as of any
day the maximum percentage in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including supplemental, marginal and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as "Eurocurrency Liabilities").

                            LIEN shall mean any mortgage, deed of trust, pledge,
lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security.

                            LLC INTERESTS shall have the meaning assigned to
such term in Section 5.1.2 [Subsidiaries ].

                            LOAN DOCUMENTS shall mean this Agreement, the
Agent's Letter, the Notes, the Guaranty Agreement, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and LOAN DOCUMENT shall mean any of the Loan Documents. Each of the Loan Documents under the Prior Credit Agreement shall be Loan Documents hereunder.

                            LOAN PARTIES shall mean the Borrower and the
Guarantors.

                            LOAN REQUEST shall have the meaning assigned to that
term in Section 2.5 [Revolving Credit Loan Requests; Swing Loan Requests].

                            LOANS shall mean collectively all Revolving Credit
Loans and Swing Loans and LOAN shall mean separately, any Revolving Credit Loan or Swing Loan.

                            MATERIAL ADVERSE CHANGE shall mean any set of
circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, results of operations or business prospects of the Loan Parties taken as a whole, (c) impairs materially or could reasonably be expected to impair materially the ability of the Loan Parties taken as a whole to duly and punctually pay or perform their material Indebtedness for borrowed money, or
(d) impairs materially or could reasonably be expected to impair materially the ability of the Agent or any of the Banks, to the extent permitted, to enforce their legal remedies pursuant to this Agreement, the Notes or the Guaranty Agreement.

                            MONTH, with respect to an Interest Period under the
LIBO-Rate Option, shall mean the interval between the days in consecutive calendar months numerically corresponding to the first day of such Interest Period. If any LIBO-Rate Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such Interest Period is to end, the final month of such Interest Period shall be deemed to end on the last Business Day of such final month.

                            MOODY'S shall mean Moody's Investors Service, Inc.
and its successors.

                            MORTGAGE SUBSIDIARY shall mean each Subsidiary which
is in the business of making residential mortgage loans. Each of the Mortgage Subsidiaries as of the Closing Date is listed on SCHEDULE 1.1(C).

                            MULTIEMPLOYER PLAN shall mean any employee benefit
plan which is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA.

                            NON-APPROVING BANK shall have the meaning assigned
to such term in Section 2.10.2 [Approval by 80% Banks].

                            NON-RESTRICTED PERSON shall mean any (i) Joint
Venture and (ii) Subsidiary of Hovnanian which is not a Restricted Subsidiary. Each of the Non-Restricted Persons as of the Closing Date is listed on SCHEDULE 1.1(C).

                            NOTES shall mean the Revolving Credit Notes and the
Swing Note.

                            NOTICES shall have the meaning assigned to that term
in Section 10.6 [Notices].

                            OBLIGATION shall mean any obligation or liability of
any of the Loan Parties to the Agent or any of the Banks, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, any Notes, the Letters of Credit, the Agent's Letter or any other Loan Document.

                            OFFICIAL BODY shall mean any national, federal,
state, local or other government or political subdivision or any agency, authority, board, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

                            PARTICIPATION ADVANCE shall mean, with respect to
any Bank, such Bank's payment in respect of its participation in a Letter of Credit Borrowing according to its Ratable Share pursuant to Section 2.9.4 [Repayment of Participation Advances].

                            PARTNERSHIP INTERESTS shall have the meaning
assigned to such term in 5.1.2. [Subsidiaries ].

                            PBGC shall mean the Pension Benefit Guaranty
Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor.

                            PERMITTED ACQUISITIONS shall have the meaning
assigned to such term in Section 7.2.4 [Liquidations, Mergers, Consolidations, Acquisitions].

                            PERMITTED INVESTMENTS shall mean a Loan Party's
Investment in:

                      (a)   (i)     cash, marketable direct obligations of the
United States of America or any agency thereof, and certificates of deposit, demand deposits, time deposits, or repurchase agreements issued by any bank with a capital and surplus of at least $25,000,000 organized under the laws of the United States of America or any state thereof, provided that such obligations, certificates of deposit, demand deposits, time deposits, and repurchase agreements have a maturity of less than one year from the date of purchase;

                            (ii)    investment grade commercial paper or debt
having a maturity date of one year or less from the date of purchase; and

                            (iii)   funds holding assets primarily consisting of
those described in clause (i) hereof;

                      (b) loans or advances to employees of a Loan Party in the ordinary course of business;

                      (c)   any Person that is or concurrently becomes a Loan
Party;

                      (d) purchase money notes not exceeding $5,000,000 principal amount in the aggregate received incident to sales of property by a Restricted Subsidiary;

                      (e) trade credit extended on usual and customary terms in the ordinary course of business;

                      (f) loans to officers and directors to the extent permitted by Section 7.2.6.2 [Restricted Payment; Restricted Investments];

                      (g) marketable securities costing at the time of purchase no more than $3,000,000 in the aggregate of any one or more residential real estate developers and which are registered under the Securities Exchange Act of 1934; and

                      (h) other Investments not in excess of $5,000,000 in the aggregate.

                            PERMITTED LIENS shall mean:

                            (i)     Liens for taxes, assessments or other
governmental charges not yet payable or being contested in good faith and as to which adequate reserves shall have been established in accordance with GAAP;

                            (ii)    Pledges or deposits made in the ordinary
course of business to secure payment of workers' compensation, or to participate in any fund in connection with workers' compensation, unemployment insurance, old-age pensions or other social security programs;

                            (iii)   Mechanics', materialmen's, warehousemen's,
carriers' or other like liens arising in the ordinary course of business securing obligations which are not overdue for a period longer than 30 days or which are being contested in good faith by appropriate proceedings;

                            (iv)    Good-faith pledges or deposits made in the
ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amount due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

                            (v)     Encumbrances consisting of zoning
restrictions, easements or other restrictions on the use of real property, none of which materially impairs the use of such property or the value thereof, and none of which is violated in any material respect by existing or proposed structures or land use;

                            (vi)    Liens, security interests and mortgages in
favor of the Agent for the benefit of the Banks;

                            (vii)   Liens on property leased by any Loan Party
or Subsidiary of a Loan Party under capital and operating leases not prohibited by this Agreement securing obligations of such Loan Party or Subsidiary to the lessor under such leases;

                            (viii)  Any Lien existing on the date of this
Agreement and described on SCHEDULE 1.1(P), PROVIDED that the principal amount secured thereby is not hereafter increased, and no additional assets become subject to such Lien;

                            (ix)    Purchase Money Mortgages and Purchase Money
Security Interests and Liens on the real property owned by Hovnanian or a Corporate Office Subsidiary and occupied primarily by employees of Hovnanian or its subsidiaries, including Liens on the real property which serves as Hovnanian's headquarters in Red Bank, New Jersey securing Indebtedness not to exceed in aggregate $20,000,000 principal amount; and

                            (x)     The following, (A) if the validity or amount
thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and they do not in the aggregate materially impair the ability of any Loan Party to perform its Obligations hereunder or under the other Loan Documents:

                                    (1)  Claims or Liens for taxes, assessments
or charges due and payable and subject to interest or penalty, PROVIDED that the applicable Loan Party maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien;

                                    (2)  Claims, Liens or encumbrances upon, and
defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits;

                                    (3)  Claims or Liens of mechanics,
materialmen, warehousemen, carriers, or other statutory nonconsensual Liens;

                                    (4)  Liens resulting from final judgments or
orders described in Section 8.1.6 [Final Judgments or Orders]; and

                            (xi)    Other Liens securing obligations not in
excess of $5,000,000 in the aggregate.

                            PERSON shall mean any individual, corporation,
partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

                            PLAN shall mean at any time an employee pension
benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Internal Revenue Code in respect of which the Borrower or any member of the ERISA Group is an "employer" as defined in Section 3(5) of ERISA.

                            PNC BANK shall mean PNC Bank, National Association,
its successors and assigns.

                            POTENTIAL DEFAULT shall mean any event or condition
which with notice, passage of time or a determination by the Agent or the Required Banks, or any combination of the foregoing, would constitute an Event of Default.

                            PRELIMINARY APPROVALS shall mean the following: (i)
in New Jersey, as defined in the Municipal Land Use Law (N.J.S.A. 40:55D-1 et seq.) and (ii) for states other than New Jersey, a point in time equivalent thereto.

                            PRINCIPAL OFFICE shall mean the main banking office
of the Agent in Pittsburgh, Pennsylvania or such other location so designated by the Agent.

                            PRIOR CREDIT AGREEMENT shall have the meaning
assigned to such term in the preamble to this Agreement.

                            PROHIBITED TRANSACTION shall mean any prohibited
transaction as defined in Section 4975 of the Internal Revenue Code or Section 406 of ERISA for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

                            PROPERTY shall mean all real property, both owned
and leased, of any Loan Party or Subsidiary of a Loan Party.

                            PURCHASE MONEY MORTGAGE shall mean any non-recourse
mortgages granted to secure Indebtedness of any Loan Party.

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

                            PURCHASE MONEY SECURITY INTEREST shall mean Liens
upon tangible personal property securing loans to any Loan Party or deferred payments by such Loan Party or Subsidiary for the purchase of such tangible personal property and excluding Purchase Money Mortgages.

                            PURCHASING BANK shall mean a Bank which becomes a
party to this Agreement by executing an Assignment and Assumption Agreement.

                            RATABLE SHARE shall mean the proportion that a
Bank's Commitment (excluding the Swing Loan Commitment) bears to the Commitments (excluding the Swing Loan Commitment) of all of the Banks.

                            REGULATED SUBSTANCES shall mean, without limitation,
any substance, material or waste, regardless of its form or nature, defined under Environmental Laws as a "hazardous substance," "pollutant," "pollution," "contaminant," "hazardous or toxic substance," "extremely hazardous substance," "toxic chemical," "toxic substance," "toxic waste," "hazardous waste," "special handling waste," "industrial waste," "residual waste," "solid waste," "municipal waste," "mixed waste," "infectious waste," "chemotherapeutic waste," "medical waste," or "regulated substance" or any other material, substance or waste, regardless of its form or nature, which otherwise is regulated by Environmental Laws.

                            REGULATION U shall mean Regulation U, T or X as
promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time.

                            REIMBURSEMENT OBLIGATION shall mean the obligation
of the Borrower to reimburse a Letter of Credit Bank for draws under a Letter of Credit issued by such Bank under this Agreement, except to the extent such obligation is represented by a Revolving Credit Loan.

                            REPORTABLE EVENT shall mean a reportable event
described in Section 4043 of ERISA and regulations thereunder with respect to a Plan other than those events as to which the 30-day notice is waived under the PBGC regulations.

                            REQUIRED BANKS shall mean

                            (i)     if there are no Loans, Reimbursement
Obligations or Letter of Credit Borrowings outstanding, Banks whose Commitments (excluding the Swing Loan Commitments) aggregate at least 66 2/3% of the Revolving Credit Commitments of all of the Banks, or

                            (ii)    if there are Loans, Reimbursement
Obligations, or Letter of Credit Borrowings outstanding, any Bank or group of Banks if the sum of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings of such Banks then outstanding aggregates at least 66 2/3% of the total principal amount of all of the Loans (excluding the Swing Loans), Reimbursement Obligations and Letter of Credit Borrowings then outstanding.

Reimbursement Obligations and Letter of Credit Borrowings shall be deemed, for purposes of this definition, to be in favor of the Agent and not a participating Bank if such Bank has not made its Participation Advance in respect thereof and shall be deemed to be in favor of such Bank to the extent of its Participation Advance if it has made its Participation Advance in respect thereof.

                            REQUIRED ENVIRONMENTAL NOTICES shall mean all
notices, reports, plans, forms or other filings which pursuant to Environmental Laws, Required Environmental Permits or at the request or direction of an Official Body either must be submitted to an Official Body or which otherwise must be maintained.

                            REQUIRED ENVIRONMENTAL PERMITS shall mean all
permits, licenses, bonds, consents, programs, approvals or authorizations required under Environmental Laws to own, occupy or maintain the Property or which otherwise are required for the operations and business activities of the Loan Parties.

                            REQUIRED SHARE shall have the meaning assigned to
such term in Section 4.8 [Settlement Date Procedures].

                            RESTRICTED INVESTMENT shall mean a Loan Party's
Investment that constitutes a Subsidiary Investment in any Non-Restricted Person or any Investment in Related Business.

                            RESTRICTED PAYMENTS shall mean

                            (i)     Dividends and Capital Stock Retirement
payments after January 31, 2001 by Hovnanian or otherwise to the shareholders of Hovnanian; and

                            (ii)    Payments (whether in the form of principal
payments, note repurchases or similar items) to the holder of Subordinated Debt made on or after January 31, 2001; PROVIDED, HOWEVER, with respect to this item
(ii), a refinancing of the Subordinated Debt to the extent consisting of the repayment of the Subordinated Debt and the incurring of new "Subordinated Debt" within 60 days of such repayment shall not constitute a "Restricted Payment".

                            RESTRICTED SUBSIDIARIES shall mean any Subsidiary
that has not been designated a Non-Restricted Person as of the Closing Date or in accordance with Section 2.11 [Designation of Subsidiaries and Release of Guarantors]. Each of the Restricted Subsidiaries as of the Closing Date is listed on SCHEDULE 1.1(C).

                            REVOLVING CREDIT BASE RATE OPTION shall mean the
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1((i)) [Revolving Credit Base Rate Option].

                            REVOLVING CREDIT COMMITMENT shall mean, as to any
Bank at any time, the amount set forth opposite its name on SCHEDULE 1.1(B) in the column labeled "Amount of Commitment for Revolving Credit Loans" or on
Schedule I to the Assignment and

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

Assumption Agreement pursuant to which such Bank became a party hereto, and REVOLVING CREDIT COMMITMENTS shall mean the aggregate Revolving Credit Commitments of all of the Banks.

                            REVOLVING CREDIT LIBO-RATE OPTION shall mean the
option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1((ii)) [Revolving Credit LIBO-Rate Option].

                            REVOLVING CREDIT LOANS shall mean collectively and
REVOLVING CREDIT LOAN shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Banks or one of the Banks to the Borrower pursuant to Section 2.1 [Revolving Credit Commitments] or 2.9.3 [Disbursements, Reimbursement].

                            REVOLVING CREDIT NOTE shall mean any Revolving
Credit Note of the Borrower in the form of EXHIBIT 1.1(R), whether in the form of an Amended and Restated Note or a Revolving Credit Note which is not amended and restated, issued by the Borrower at the request of a Bank pursuant to
Section 4.7 [Notes] evidencing the Revolving Credit Loans to such Bank, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                            REVOLVING FACILITY USAGE shall mean at any time the
sum of the Revolving Credit Loans outstanding and the Letter of Credit Outstandings.

                            SEC shall mean the Securities and Exchange
Commission or any governmental agencies substituted therefor.

                            SENIOR HOMEBUILDING INDEBTEDNESS shall mean the sum
(without duplication) of (a) outstanding principal amount of the Obligations,
(b) letters of credit (whether or not issued under this Agreement), (c) Guaranties by any Loan Party of any obligation of any Person which is not a Restricted Subsidiary or Hovnanian, (d) Senior Notes, (e) surety bonds (or similar products) issued by bonding companies in lieu of cash payments or cash deposits on contracts for any Loan Party to acquire land inventory in respect of which a Loan Party is obligated and (f) other Indebtedness of Hovnanian or a Restricted Subsidiary which is permitted under this Agreement; PROVIDED HOWEVER, that "Senior Homebuilding Indebtedness" shall not include (i) obligations of Hovnanian under the First Restated Keep-Well Agreement dated as of March 7, 2003 previously provided to Guaranty Bank, as agent for the benefit of K. Hovnanian Mortgage Inc. and K. Hovnanian American Mortgage, L.L.C., (ii) debt secured by Purchase Money Security Interests and Purchase Money Mortgages and (iii) Subordinated Debt.

                            SENIOR NOTES shall mean the (i) $150,000,000
principal amount 10 1/2% Senior Notes of the Borrower and guaranteed by Hovnanian due October 2007; (ii) $150,000,000 principal amount 9 1/8% Senior Notes of the Borrower and guaranteed by Hovnanian due April 2009; (iii) $100,000,000 principal amount 8.0% Senior Notes of the Borrower due April 2012 and guaranteed by Hovnanian; and (iv) other notes sold or guaranteed by Hovnanian or the Borrower from time to time after the Closing Date on terms not materially less favorable to the Banks (as determined by the Agent) as those described in clauses (i) and (ii) above

                            SETTLEMENT DATE shall mean the date selected from
time to time by the Agent (after consulting the Borrower) on which the Agent elects to effect settlement pursuant to Section 4.8 [Settlement Date Procedures].

                            SOLD HOMES shall mean the Dollar amount of the
capitalized construction costs of any Dwelling Unit upon which a third party purchaser has paid a cash deposit pursuant to an enforceable agreement of sale. Such cost shall include the proportional costs of the land under the Dwelling Unit, site improvements and soft costs incurred to date.

                            STANDARD & POOR'S shall mean Standard & Poor's
Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

                            SUBORDINATED DEBT shall mean (i) the $150,000,000
principal amount 8.875% Senior Subordinated Notes due in April 2012; (ii) the $150,000,000 principal amount 7.75% Senior Subordinated Notes due in 2013; and
(iii) any other unsecured indebtedness of the Borrower, Hovnanian, or any other Loan Party which is subordinated by its terms to the prior payment in full of the Obligations evidenced by this Agreement, the Notes and the Letters of Credit, as may be outstanding from time to time, in a manner no less favorable to the Banks than the terms of the Subordinated Debt described in clause (i) above and which contain covenants that are not materially less favorable to Hovnanian, the Borrower or any other Loan Party than those contained in the Subordinated Debt described in clause (i) above.

                            SUBSIDIARY of any Person at any time, shall mean a
corporation, partnership, limited liability company or other entity (x) whose assets and liabilities are consolidated with Hovnanian in accordance with GAAP (EXCEPT for joint ventures or similar arrangements which would not be considered "Subsidiaries" of a Loan Party but for the application of FASB Interpretation No. 46 regarding consolidation issued by the Financial Accounting Standards Board (FASB) in January, 2003 )and (y) of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise qualified, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of Hovnanian.

                            SUBSIDIARY INVESTMENT shall mean with respect to any
Subsidiary or Joint Venture the sum of (x) loans to such Person by Hovnanian or a Restricted Subsidiary and (y) Hovnanian's or a Restricted Subsidiary's share of equity in such Person.

                            SUBSIDIARY SHARES shall have the meaning assigned to
that term in Section 5.1.2 [Subsidiaries].

                            SWING LOAN COMMITMENT shall mean PNC Bank's
commitment to make Swing Loans to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof in an aggregate principal amount of up to $20,000,000.

                            SWING LOAN NOTE shall mean the Swing Loan Note of
the Borrower in the form of EXHIBIT 1.1(S) evidencing the Swing Loans, together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part.

                            SWING LOAN REQUEST shall mean a request for Swing
Loans made in accordance with Section 2.4.2 [ Swing Loan Requests] hereof.

                            SWING LOANS shall mean collectively and SWING LOAN
shall mean separately all Swing Loans or any Swing Loan made by PNC Bank to the Borrower pursuant to Section 2.1.2 [Swing Loan Commitment] hereof.

                            TOTAL DEBT MULTIPLIER shall mean 2.40, subject to
adjustment as described in this definition.

                      (a) Total Debt Multiplier shall not at any time be greater than 2.40 and shall decrease (under circumstances described below) to
2.05 and then 1.95 and so forth in increments of 10 basis points; similarly, at any time Total Debt Multiplier shall increase (under circumstances described below) it shall increase in 10 basis point increments up to 2.05 and then from
2.05 to 2.40. Such decreases and increases shall occur as follows, with reference to the Fixed Charge Coverage Ratio, but only when Actual Leverage is less than or equal to 2.2-to-1.0.

                      (b) If the Fixed Charge Coverage Ratio is less than 1.25-to-1.0 for two (2) consecutive quarters (for purposes hereof the "reference quarters"):

                            (i)     then for the second of such quarters Total
Debt Multiplier shall reduce to 2.05; and

                            (ii)    for the next such quarter after the
reference quarters, and each subsequent consecutive quarter in which the Fixed Charge Coverage Ratio is less than 1.25-to-1.0, Total Debt Multiplier shall reduce for each such quarter in the increments described in subsection (a) of this definition.

                      (c) If the Fixed Charge Ratio equals or exceeds 1.25-to-1.0 for any quarter after the two (2) reference quarters, then Total Debt Multiplier shall increase for such quarters in the increments described in subsection (a) of this definition.

                            TRANSFEROR BANK shall mean the selling Bank pursuant
to an Assignment and Assumption Agreement.

                            UNIMPROVED LAND shall mean the Dollar value of land
owned by a Loan Party which has not been granted Preliminary Approvals, calculated at the lower of (x) the actual cost (including land costs and capital expenses relating thereto) or (y) the market value (as determined in accordance with GAAP) thereof.

                            UNSOLD DWELLING UNITS shall mean the number of
Dwelling Units owned by a Loan Party comprising from time to time "Unsold
Homes".

                            UNSOLD HOMES shall mean the Dollar amount of
capitalized construction costs of any Dwelling Unit being built by a Loan Party for which the construction of slab (or foundation) has been completed and upon which no cash deposit has been paid pursuant to an enforceable agreement of sale. Such Dollar amount shall include the proportional costs of the land under the Dwelling Unit, site improvements and soft costs actually incurred to date.

     1.2    CONSTRUCTION.

            Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents:

            1.2.1.    NUMBER; INCLUSION.

                            references to the plural include the singular, the
plural, the part and the whole; "or" has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation";

            1.2.2.    DETERMINATION.

                            references to "determination" of or by the Agent or
the Banks shall be deemed to include good-faith estimates by the Agent or the Banks (in the case of quantitative determinations) and good-faith beliefs by the Agent or the Banks (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error;

            1.2.3.    AGENT'S DISCRETION AND CONSENT.

                            whenever the Agent or the Banks are granted the
right herein to act in its or their sole discretion or to grant or withhold consent such right shall be exercised in good faith;

            1.2.4.    DOCUMENTS TAKEN AS A WHOLE.

                            the words "hereof," "herein," "hereunder," "hereto"
and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and not to any particular provision of this Agreement or such other Loan Document;

            1.2.5.    HEADINGS.

                            the section and other headings contained in this
Agreement or such other Loan Document and the Table of Contents (if any) preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect;

            1.2.6.    IMPLIED REFERENCES TO THIS AGREEMENT.

                            article, section, subsection, clause, schedule and
exhibit references are to this Agreement or other Loan Document, as the case may be, unless otherwise specified;

            1.2.7.    PERSONS.

                            reference to any Person includes such Person's
successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity;

            1.2.8.    MODIFICATIONS TO DOCUMENTS.

                            reference to any agreement (including this Agreement
and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated;

            1.2.9.    FROM, TO AND THROUGH.

                            relative to the determination of any period of time,
"from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and

            1.2.10.   SHALL; WILL.

                            references to "shall" and "will" are intended to
have the same meaning.

     1.3    ACCOUNTING PRINCIPLES.

            Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP; PROVIDED, HOWEVER, that all accounting terms used in Section 7.2 [Negative Covenants] (and all defined terms used in the definition of any accounting term used in Section 7.2 [Negative Covenants] shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the Annual Statements referred to in Section 5.1.8((i)) [Historical Statements]. In the event of any change after the date hereof in GAAP, and if such change would result in the inability to determine compliance with the financial covenants set forth in Section 7.2 [Negative Covenants] based upon the Loan Parties' regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with the Loan Parties' financial statements at that time.

            2.        REVOLVING CREDIT AND SWING LOAN FACILITIES

     2.1    REVOLVING CREDIT COMMITMENTS.

            2.1.1.    REVOLVING CREDIT LOANS.

                            Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, each Bank severally agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to such Loan (a) the aggregate amount of Revolving Credit Loans from such Bank shall not exceed such Bank's Revolving Credit Commitment minus such Bank's Ratable Share of the Letter of Credit Outstandings and its Ratable Share of the outstanding Swing Loans and (b) the Borrower shall be in compliance with the covenant contained in the first sentence of Section
7.2.10 [Borrowing Base]. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1.

                            The Borrower promises to repay the aggregate
outstanding principal amount of the Revolving Credit Loans in full on the Expiration Date and to discharge and fulfill when required all other of the Obligations.

            2.1.2.    SWING LOAN COMMITMENT.

                            Subject to the terms and conditions hereof and
relying upon the representations and warranties herein set forth, PNC Bank shall make swing loans (the "Swing Loans") to the Borrower at any time or from time to time after the date hereof to, but not including, the Expiration Date, in an aggregate principal amount up to but not in excess of the Swing Loan Commitment. The Swing Loan Commitment is a sublimit of the Revolving Credit Commitments and the aggregate principal amount of the Swing Loans, the Revolving Credit Loans and the Letter of Credit Outstandings of all the Banks at any one time outstanding shall not exceed the Revolving Credit Commitments of all the Banks. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this
Section 2.1.2. Swing Loans shall, at the option of PNC Bank after consultation with the Borrower, be repaid by the proceeds of a Revolving Credit Loan deemed to have been made for such purpose pursuant to Section 2.8 [Borrowings to Repay Swing Loans] and shall be subject to the provisions of Section 4.8 [Settlement Date Procedures].

            2.1.3     VOLUNTARY REDUCTION OF COMMITMENT

                      The Borrower shall have the right at any time after Closing Date (i) upon five (5) days' prior written notice to the Agent to permanently reduce the Revolving Credit

Commitments, in a minimum amount of $500,000 and whole multiples of $100,000 (provided that in no event shall the aggregate Revolving Credit Commitments be reduced to an amount less than $295,000,000) or (ii) at any time upon prepayment in full of the Obligations, terminate completely the Commitments, without penalty or premium except as hereinafter set forth, provided that any such reduction or termination shall be accompanied by prepayment of the Notes, together with outstanding Commitment Fees, and the full amount of interest accrued on the principal sum to be prepaid (and all amounts referred to in Section 4.6.2 [Indemnity] hereof), to the extent that the aggregate amount thereof then outstanding exceeds the Commitments as so reduced or terminated. Any notice to reduce the Revolving Credit Commitments under this Section 2.1. shall be irrevocable.

     2.2    NATURE OF BANKS' OBLIGATIONS WITH RESPECT TO REVOLVING CREDIT LOANS.

            Each Bank shall be obligated to participate in each request for Revolving Credit Loans pursuant to Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] in accordance with its Ratable Share. The aggregate of each Bank's Revolving Credit Loans outstanding hereunder to the Borrower at any time shall never exceed its Revolving Credit Commitment minus its Ratable Share of the Letter of Credit Outstandings. The obligations of each Bank hereunder are several. The failure of any Bank to perform its obligations hereunder shall not affect the Obligations of the Borrower to any other party nor shall any other party be liable for the failure of such Bank to perform its obligations hereunder. The Banks shall have no obligation to make Revolving Credit Loans hereunder on or after the Expiration Date.

     2.3    COMMITMENT FEES.

            Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Agent for the account of each Bank, as consideration for such Bank's Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to the Applicable Commitment Fee Rate (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) on the average daily difference between the amount of (i) such Bank's Revolving Credit Commitment as the same may be constituted from time to time and the (ii) the sum of such Bank's Revolving Credit Loans outstanding (plus, in the case of PNC Bank, its Swing Loans outstanding) plus its Ratable Share of Letter of Credit Outstandings. All Commitment Fees shall be payable in arrears on the fifteenth (15) day of each calendar quarter after the date hereof and on the Expiration Date or upon acceleration of the Obligations.

     2.4    REVOLVING CREDIT LOAN REQUESTS; SWING LOAN REQUESTS.

            2.4.1.    REVOLVING CREDIT LOAN REQUESTS.

                            Except as otherwise provided herein, the Borrower
may from time to time prior to the Expiration Date request that the Banks make Revolving Credit Loans, or renew or convert the Interest Rate Option applicable to existing Revolving Credit Loans or pursuant to Section 3.2 [Interest Periods], by delivering to the Agent, not later than 11:00 a.m., Eastern time,
(i) three (3) Business Days prior to the proposed Borrowing Date with respect to the making of Revolving Credit Loans to which the LIBO-Rate Option applies or the conversion to or the renewal of the LIBO-Rate Option for any Loans; and (ii) on the day of either the proposed Borrowing Date with respect to the making of a Revolving Credit Loan to which the Base Rate Option applies or the last day of the preceding Interest Period with respect to the conversion to the Base Rate Option for any Loan, of a duly completed request therefor substantially in the form of EXHIBIT
2.4.1 or a request by telephone promptly confirmed in writing by letter or facsimile in such form (each, a "Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date;
(ii) the aggregate amount of the proposed Loans comprising each Borrowing Tranche, which shall be in integral multiples of $500,000 and not less than $2,500,000 for each Borrowing Tranche to which the LIBO-Rate Option applies and which shall be in integral multiples of $100,000 and not less than $500,000 for Borrowing Tranches to which the Base Rate Option applies; (iii) whether the LIBO-Rate Option or Base Rate Option shall apply to the proposed Loans comprising the applicable Borrowing Tranche; and (iv) in the case of a Borrowing Tranche to which the LIBO-Rate Option applies, an appropriate Interest Period for the Loans comprising such Borrowing Tranche.

            2.4.2.    SWING LOAN REQUESTS.

                            Except as otherwise provided herein, the Borrower
may from time to time prior to the Expiration Date request that PNC Bank make Swing Loans by delivery to PNC Bank not later than 2:00 p.m. Eastern time on the proposed Borrowing Date of a duly completed request therefor substantially in the form of EXHIBIT 2.4.2 hereto or a request by telephone promptly confirmed in writing by letter or facsimile (each, a "Swing Loan Request"), it being understood that the Agent may rely on the authority of any individual making such a telephonic request without the necessity of receipt of such written confirmation. Each Swing Loan Request shall be irrevocable and shall specify the proposed Borrowing Date and the principal amount of such Swing Loan, which shall be not less than $100,000.

     2.5    MAKING REVOLVING CREDIT LOANS AND SWING LOANS.

            2.5.1.    GENERALLY.

                            The Agent shall, promptly after receipt by it of a
Loan Request pursuant to Section 2.4.1 [Revolving Credit Loan Requests], but not later than 12:00 noon, notify the Banks of its receipt of such Loan Request specifying: (i) the proposed Borrowing Date and the time and method of disbursement of the Revolving Credit Loans requested thereby; (ii) the amount and type of each such Revolving Credit Loan and the applicable Interest Period (if any); and (iii) the apportionment among the Banks of such Revolving Credit Loans as determined by the Agent in accordance with Section 2.2 [Nature of Banks' Obligations with Respect to Revolving Credit Loans]. Each Bank shall remit the principal amount of each Revolving Credit Loan to the Agent such that the Agent is able to, and the Agent shall, to the extent the Banks have made funds available to it for such purpose and subject to Section 6.2 [Each Additional Loan or Letter of Credit], fund such Revolving Credit Loans to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 2:30 p.m., Eastern time, on the applicable Borrowing Date, PROVIDED that if any Bank fails to remit such funds to the Agent in a timely manner, the Agent may elect in its sole discretion to fund with its own funds the Revolving Credit Loans of such Bank on such

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Borrowing Date, and such Bank shall be subject to the repayment obligation in
Section 9.16 [Availability of Funds].

            2.5.2.    MAKING SWING LOANS.

                            Subject to the other provisions of this Agreement,
PNC Bank shall, after receipt by it of a Swing Loan Request pursuant to Section
2.4.2 [Swing Loan Requests], fund such Swing Loan to the Borrower in Dollars and immediately available funds at the Principal Office as soon as reasonably practicable after receipt by PNC Bank of said Swing Loan Request but in any event by the close of business on the same Business Day.

     2.6    SWING LOAN NOTE.

            The obligation of the Borrower to repay the unpaid principal amount of the Swing Loans made to it by PNC Bank together with interest thereon shall, if requested by PNC Bank, be evidenced by the Swing Loan Note dated the Closing Date payable to the order of PNC Bank in a face amount equal to the Swing Loan Commitment.

     2.7    USE OF PROCEEDS.

            The proceeds of the Revolving Credit Loans shall be used to refinance existing indebtedness and provide for Letters of Credit and provide working capital and funds for general corporate purpose for the Borrower, Hovnanian and the Restricted Subsidiaries, all in accordance with Section 7.1.10 [Use of Proceeds].

     2.8    BORROWINGS TO REPAY SWING LOANS.

            PNC Bank may, at its option, and upon consultation with the Borrower, exercisable at any time for any reason whatsoever, demand that each Bank shall make a Revolving Credit Loan in an amount equal to such Bank's Ratable Share of the aggregate principal amount of the outstanding Swing Loans made in accordance with Section 2.5.2 [Making Swing Loans], plus, if PNC Bank so requests, accrued interest thereon, PROVIDED that no Bank shall be obligated in any event to make Revolving Credit Loans in excess of its Revolving Credit Commitment. Revolving Credit Loans made pursuant to the preceding sentence shall bear interest at the Base Rate Option and shall be deemed to have been properly requested in accordance with Section 2.4.1 [Revolving Credit Loan Requests] without regard to any of the requirements of that provision. PNC Bank shall provide notice to the Banks (which may be telephonic or written notice by letter, facsimile or telex) that such Revolving Credit Loans are to be made under this Section 2.8 and of the apportionment among the Banks, and the Banks shall be unconditionally obligated to fund such Revolving Credit Loans (whether or not the conditions specified in Section 2.4.1 [Revolving Credit Loan Requests] or Section 6.2 [Each Additional Loan or Letter of Credit] are then satisfied) by the time PNC Bank so requests, which shall not be earlier than three o'clock (3:00) p.m. Eastern time on the Business Day next after the date the Banks receive such notice from PNC Bank.

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     2.9    LETTER OF CREDIT SUBFACILITY.

            2.9.1.    ISSUANCE OF LETTERS OF CREDIT.

The Borrower may request the issuance of a letter of credit (each a "Letter of Credit") on behalf of itself or another Loan Party by the Agent or any Bank which issues a Letter of Credit hereunder (such Bank, with respect to the issuance of the Letter of Credit so requested by the Borrower, being a "Letter of Credit Bank") by delivering to the Agent and the Letter of Credit Bank a completed application and agreement for letters of credit in such form as the Letter of Credit Bank and the Agent may specify from time to time by no later than 10:00 a.m., Eastern time, at least three (3) Business Days, or such shorter period as may be agreed to by the Letter of Credit Bank, in advance of the proposed date of issuance. Each letter of credit issued by any Bank and described on SCHEDULE 2.9.1 shall be deemed to be a "Letter of Credit" hereunder as of the Closing Date. Subject to the terms and conditions hereof and in reliance on the agreements of the other Banks set forth in this Section 2.9, the Letter of Credit Bank will issue a Letter of Credit provided that each Letter of Credit shall in no event expire later than one (1) Business Day prior to the Expiration Date and provided that in no event shall Letter of Credit Outstanding exceed, at any one time, $175,000,000.

            2.9.2.    LETTER OF CREDIT FEES.

                            The Borrower shall pay (i) to the Agent for the
ratable account of the Banks a fee (the "Letter of Credit Fee") equal to the Applicable Letter of Credit Fee Rate (computed on the daily average Letter of Credit Outstandings) and (ii) to the Agent on behalf of each respective Letter of Credit Bank for its own account a fronting fee for Letters of Credit issued by such Letter of Credit Bank equal to .125% per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) and shall be payable quarterly in arrears commencing with the fifteenth (15) day of each calendar quarter following issuance of each Letter of Credit and on the Expiration Date. The Borrower shall also pay to the Letter of Credit Bank for the Letter of Credit Bank's sole account the Letter of Credit Bank's then in effect customary fees and administrative expenses payable with respect to the Letters of Credit as the Letter of Credit Bank may generally charge or incur from time to time in connection with the issuance, maintenance, modification (if any), assignment or transfer (if any), negotiation, and administration of Letters of Credit.

            2.9.3.    DISBURSEMENTS, REIMBURSEMENT.

                            2.9.3.1 Immediately upon the issuance of each Letter
of Credit, each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Letter of Credit Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such Bank's Ratable Share of the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively.

                            2.9.3.2 In the event of any request for a drawing on
or before 11:00 a.m. under a Letter of Credit by the beneficiary or transferee thereof, the Letter of Credit Bank shall promptly notify the Agent upon such request. Provided that it shall have

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

received such notice, the Agent will promptly notify the Borrower and each Bank thereof, and the Borrower shall be deemed to have requested that Revolving Credit Loans be made by the Banks in an amount equal to the amount so paid by the Letter of Credit Bank under the Base Rate Option to be disbursed on the Drawing Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Credit Commitment and not subject to the conditions set forth in Section 6.2 [Each Additional Loan or Letter of Credit]. Any notice given by the Letter of Credit Bank or the Agent pursuant to this
Section 2.9.3.2 may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

                            2.9.3.3 Each Bank shall upon any notice pursuant to
Section 2.9.3.2 [Disbursements, Reimbursement] make available to the Agent on behalf of the Letter of Credit Bank an amount in immediately available funds equal to its Ratable Share of the amount of the drawing, whereupon the participating Banks shall (subject to Section 2.9.3.4 [Disbursements, Reimbursement]) each be deemed to have made a Revolving Credit Loan under the Base Rate Option to the Borrower in that amount. If any Bank so notified fails to make available to the Agent for the account of the Agent on behalf of the Letter of Credit Bank the amount of such Bank's Ratable Share of such amount by no later than two o'clock (2:00) p.m., Eastern time on the Drawing Date, then interest shall accrue on such Bank's obligation to make such payment from the Drawing Date to the date on which such Bank makes such payment (i) at a rate per annum equal to the Federal Funds Effective Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Loans under the Revolving Credit Base Rate Option on and after the fourth day following the Drawing Date. The Agent will promptly give notice of the occurrence of the Drawing Date, but failure of the Agent to give any such notice on the Drawing Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligation under this Section 2.9.3.3.

                            2.9.3.4 With respect to any unreimbursed drawing
that is not converted into Revolving Credit Loans under the Base Rate Option to the Borrower in whole or in part as contemplated by Section 2.9.3.2 [Disbursements, Reimbursement], the Borrower shall be deemed to have incurred from the Agent a borrowing (each a "Letter of Credit Borrowing") in the amount of such drawing. Such Letter of Credit Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the rate per annum applicable to the Revolving Credit Loans under the Base Rate Option. Each Bank's payment to the Agent pursuant to Section 2.9.3.3 [Disbursements, Reimbursement] shall be deemed to be a payment in respect of its participation in such Letter of Credit Borrowing and shall constitute a "Participation Advance" from such Bank in satisfaction of its participation obligation under Section 2.9.3 [Disbursements, Reimbursement].

            2.9.4.    REPAYMENT OF PARTICIPATION ADVANCES.

                            2.9.4.1 Upon (and only upon) receipt by the Agent on
behalf of the Letter of Credit Bank of immediately available funds from the Borrower (i) in reimbursement of any payment made by the on behalf of the Letter of Credit Bank under the Letter of Credit with respect to which any Bank has made a Participation Advance to the Agent on behalf of the Letter of Credit Bank or (ii) in payment of interest on such a payment made by the Agent under such a Letter of Credit, the Agent will pay to each Bank, in the same funds as those received by the Agent, the amount of such Bank's Ratable Share of such funds, except the Agent shall retain the amount of the Ratable Share of such funds of any Bank that did not make a Participation Advance in respect of such payment by Agent. If the Letter of Credit Bank receives any such payment prior to 1:00 p.m. on a Business Day and does not make payment to any such Bank which has made such a Participation Advance on the same Business Day, then such Bank shall be entitled to receive such Letter of Credit Bank interest at the Federal Funds Effective Rate for each day until such payment is made to such Bank.

                            2.9.4.2 If the Agent or the Letter of Credit Bank is
required at any time to return to any Loan Party, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by any Loan Party pursuant to Section 2.9.4.1 [Repayment of Participation Advances] in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent on behalf of the Letter of Credit Bank, forthwith return to the Agent the amount of its Ratable Share of any amounts so returned by the Agent or such Letter of Credit Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent, at a rate per annum equal to the Federal Funds Effective Rate in effect from time to time.

            2.9.5.    DOCUMENTATION.

                            Each Loan Party agrees to be bound by the terms of
the Letter of Credit Bank's application and agreement for letters of credit and the Letter of Credit Bank's written regulations and customary practices relating to letters of credit, though such interpretation may be different from such Loan Party's own. In the event of a conflict between such application or agreement and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct, the Letter of Credit Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following any Loan Party's instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

            2.9.6.    DETERMINATIONS TO HONOR DRAWING REQUESTS.

                            In determining whether to honor any request for
drawing under any Letter of Credit by the beneficiary thereof, the Letter of Credit Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit.

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

            2.9.7.    NATURE OF PARTICIPATION AND REIMBURSEMENT OBLIGATIONS.

                            Each Bank's obligation in accordance with this
Agreement to make the Revolving Credit Loans or Participation Advances, as contemplated by Section 2.9.3 [Disbursements, Reimbursement], as a result of a drawing under a Letter of Credit, and the obligations of the Borrower to reimburse the Agent upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Section 2.9 [Letter of Credit Subfacility] under all circumstances, including the following circumstances:

                            (i)     any set-off, counterclaim, recoupment,
defense or other right which such Bank may have against the Agent, any Loan Party or any other Person for any reason whatsoever;

                            (ii)    the failure of any Loan Party or any other
Person to comply, in connection with a Letter of Credit Borrowing, with the conditions set forth in Section 2.1 [Revolving Credit Commitments], 2.4 [Revolving Credit Loan Requests; Swing Loan Requests], 2.4.2 [Swing Loan Requests] or 6.2 [Each Additional Loan or Letter of Credit], if applicable, or as otherwise set forth in this Agreement for the making of a Revolving Credit Loan, it being acknowledged that such conditions are not required for the making of a Letter of Credit Borrowing and the obligation of the Banks to make Participation Advances under Section 2.9.3 [Disbursements, Reimbursement];

                            (iii)   any lack of validity or enforceability of
any Letter of Credit;

                            (iv)    the existence of any claim, set-off, defense
or other right which any Loan Party or any Bank may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons for whom any such transferee may be acting), the Agent, the Letter of Credit Bank or any Bank or any other Person or, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between any Loan Party or Subsidiaries of a Loan Party and the beneficiary for which any Letter of Credit was procured);

                            (v)     any draft, demand, certificate or other
document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect even if the Letter of Credit Bank has been notified thereof;

                            (vi)    payment by the Letter of Credit Bank under
any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

                            (vii)   any adverse change in the business,
operations, properties, assets, condition (financial or otherwise) or prospects of any Loan Party or Subsidiaries of a Loan Party;

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

                            (viii)  any breach of this Agreement or any other
Loan Document by any party thereto;

                            (ix)    the occurrence or continuance of an
Insolvency Proceeding with respect to any Loan Party;

                            (x)     the fact that an Event of Default or a
Potential Default shall have occurred and be continuing;

                            (xi)    the fact that the Expiration Date shall have
passed or this Agreement or the Commitments hereunder shall have been terminated; and

                            (xii)   any other circumstance or happening
whatsoever, whether or not similar to any of the foregoing.

            2.9.8.    INDEMNITY.

                            In addition to amounts payable as provided in
Section 9.5 [Reimbursement and Indemnification of Agent by the Borrower], the Borrower hereby agrees to protect, indemnify, pay and save harmless the Agent and any Letter of Credit Bank from and against any and all claims, demands, liabilities, damages, losses, costs, charges and expenses (including reasonable fees, expenses and disbursements of counsel and allocated costs of internal counsel) which the Agent or any Letter of Credit Bank may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (A) the gross negligence or willful misconduct of the Agent or any Letter of Credit Bank as determined by a final judgment of a court of competent jurisdiction or (B) the wrongful dishonor by the Letter of Credit Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (all such acts or omissions herein called "Governmental Acts").

            2.9.9.    LIABILITY FOR ACTS AND OMISSIONS.

                            As between any Loan Party and the Agent or any
Letter of Credit Bank, such Loan Party assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Agent nor any Letter of Credit Bank shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the Agent or any Letter of Credit Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of any Loan Party against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among any Loan Party and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Agent or Letter of Credit Bank, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the Agent's or any Letter of Credit Bank's rights or powers hereunder. Nothing in the preceding sentence shall relieve the Agent or any Letter of Credit Bank from liability for the Agent's or any Letter of Credit Bank's gross negligence or willful misconduct in connection with actions or omissions described in such clauses (i) through (viii) of such sentence.

                            In furtherance and extension and not in limitation
of the specific provisions set forth above, any action taken or omitted by the Agent or any Letter of Credit Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith, shall not put the Agent or any Letter of Credit Bank under any resulting liability to any Loan Party or any Bank.

            2.9.10.   SHARING LETTER OF CREDIT DOCUMENTATION.

                            Each Letter of Credit Bank shall furnish to the
Agent copies of any letter of credit application and related documentation to which such Letter of Credit Bank and a Loan Party are parties and promptly after issuance, a copy of any Letter of Credit or amendment to any Letter of Credit issued by such Bank.

     2.10   EXTENSION BY BANKS OF THE EXPIRATION DATE.

            2.10.1.   REQUESTS; APPROVAL BY ALL BANKS.

                            After delivery by the Borrower of the annual
financial statements to be provided under Section 7.3.2 [Annual Financial Statements] for the fiscal year ending October 30, 2003 or any subsequent fiscal year, the Borrower may request a one-year extension of the Expiration Date by written notice to the Banks made by May 30, and the Banks agree to respond to the Borrower's request for an extension no later than thirty (30) days following receipt of the request; PROVIDED, HOWEVER, that the failure of any Bank to respond within such time period shall not in any manner constitute an agreement by such Bank to extend the Expiration Date. If all Banks elect to extend, the Expiration Date shall be extended for a period of one year. If one or more Banks decline to extend or do not respond to Borrower's request, the provisions of
Section 2.10.2 [Approval by 80% Banks] shall apply.

            2.10.2.   APPROVAL BY 80% BANKS.

                      In the event that one or more Banks do not agree to extend the Expiration Date or do not respond to Borrower's request for an extension within the time required under

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Section 2.10.1 [Requests; Approval by All Banks] (each a "Non-approving Bank"), but 80% of the Banks (measured by their Ratable Shares and not per capita) agree to such extension within such time (each such agreeing Bank being an "Extending Bank"), then the Borrower may, at the Borrower's option, on or before July 31 of each year notify the Agent and the Banks that the Borrower intends to employ one or more of the following three (3) options: (i) cause the Commitment of each Non-approving Bank to be terminated (after which time such Non-approving Bank shall cease to be a "Bank" hereunder) and cause the aggregate Commitments to be reduced by the amount of such terminated Commitments, or (ii) require the Non-approving Banks to sell, and allow (upon prior notice to the Agent) the Extending Banks which have agreed to such extension within the time required under Section 2.11.1 [Requests; Approval by All Banks] or any financial institution approved by the Agent and (absent an Event of Default) the Borrower (each such Person referred to in this clause (ii) being an "Assignee Bank") to purchase all of the outstanding Loans if any, of the Non-approving Banks and succeed to and assume the Commitments and all other rights, interests and obligations of the Non-approving Banks under this Agreement and the other Loan Documents, or (iii) require the Non-approving Bank to remain a Bank and require it to maintain its Commitment and retain for such Non-approving Bank's Commitment the "Expiration Date" established prior to the extension referred to in this Section 2.10.2, all subject to the other provisions of this Agreement. Any such purchase and assumption pursuant to clause (ii) above shall be (1) pursuant to an Assignment and Assumption Agreement and (2) subject to and in accordance with Section 10.11 [Successors and Assigns]. The Borrower shall pay all amounts due and payable to the Non-approving Bank on the effective date of such Assignment and Assumption Agreement. In the event that the Agent shall become a Non-approving Bank, the provisions of this Section 2.10 [Extension by Banks of the Expiration Date] shall be subject to Section 9.14 [Successor Agent]. In the event that the Borrower has selected the option described in clause (ii) above and if the Loans and Commitments of a Non-approving Bank are, nevertheless, not fully assigned and assumed pursuant to this Section 2.10.2, or terminated or retained pursuant to clause (i) or clause (iii)above, as applicable, on or before August 31 of such year, then the Expiration Date shall not be extended for any Bank. Nothing in this Section 2.10.2 shall expand the options provided in Section 4.4.2 [Replacement of a Bank].

     2.11   DESIGNATION OF SUBSIDIARIES AND RELEASE OF GUARANTORS.

            2.11.1.   RELEASE OF GUARANTORS.

                      At any time when the Borrower wishes to cause the Banks to release a Guarantor from its obligations under the Guaranty Agreement (whether directly or in connection with the designation of a Restricted Subsidiary as a Non-Restricted Person), the consent of the Banks shall be required as described below and shall be subject to the other provisions of this Section 2.11.

                            (a)     For the release of (i) any Guarantor whose
assets are principally comprised of residential or commercial property which is leased or held for the purposes of leasing to unaffiliated third parties or (ii) any Guarantor in which any Loan Party (or Loan Parties in the aggregate) has, at the time of such release, a Subsidiary Investment less than

$100,000, or (iii) Corporate Office Subsidiary incident to it becoming a Non-Restricted Person , no consent of the Banks shall be required and such request of the Borrower shall be granted absent an Event of Default or Potential Default, effective on the date specified by the Borrower which shall not be earlier than five (5) Business Days after the receipt by the Agent of such request;

                            (b)     For the release of any Guarantor (not
described in item (a)(i) hereof) in which any Loan Party (or Loan Parties in the aggregate) has, at the time of such release, a Subsidiary Investment greater than or equal to $100,000 and less than $1,000,000 (except Corporate Office Subsidiary, if otherwise applicable), the consent of Required Banks shall be required;

                            (c)     For the release of Hovnanian or any
Guarantor (not described in item (a)(i) hereof) in which any Loan Party (or Loan Parties in the aggregate) has, at the time of such release, a Subsidiary Investment greater than or equal to $1,000,000 (except Corporate Office Subsidiary, if otherwise applicable) , the consent of 100% of the Banks shall be required; and

                            (d)     The designation of a Person as a
Non-Restricted Person for any reason shall not itself constitute a release of any Guarantor.

            2.11.2.   DESIGNATION OF  NON-RESTRICTED PERSON.

                      The Borrower may, by written notice delivered to the Agent, designate as a Non-Restricted Person a Subsidiary formerly designated a Restricted Subsidiary or a newly formed or acquired Subsidiary, subject to: (i) the provisions of subsection 2.11.1 hereof in relation to Guaranties, (ii) the requirements of Section 7 [Covenants] and in particular Section 7.2.10 [Borrowing Base]; and (iii) the requirement that such designation not cause an Event of Default or Potential Default. Such designation shall be effective on the date specified by the Borrower which shall not be earlier than five (5) Business Days after the receipt by the Agent of such notice.

            2.11.3.   AUTOMATIC DESIGNATION OF NON-RESTRICTED PERSON.

                      Upon the occurrence of any event described in Section
8.1.10 [Insolvency], Section 8.1.14 [Involuntary Proceedings], Section 8.1.15 [Voluntary Proceedings], or the winding-up or termination of business, with respect to any Restricted Subsidiary, such Subsidiary shall automatically become a Non-Restricted Person. Such designation as a Non-Restricted Person shall, with respect such Person's obligations under the Guaranty Agreement, if any, be subject to the requirements of Section 2.11.1 [Release of Guarantors]. The release of any Subsidiary which is a Guarantor from its obligations under the Guaranty Agreement pursuant to Section 2.11.1 [Release of Guarantors] shall automatically cause such Subsidiary to be a Non-Restricted Person.

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            2.11.4.   DESIGNATION OF RESTRICTED SUBSIDIARY.

                      The Borrower may by written notice delivered to the Agent designate as a Restricted Subsidiary a Subsidiary formerly designated a Non-Restricted Person or a newly formed or acquired Subsidiary. Such designation is subject to (i) compliance with Section 10.18 [Joinder of Guarantors]; (ii) the requirements of Section 7 [Covenants] and in particular Section 7.2.10 [Borrowing Base]; and (iii) the requirement that such designation not cause an Event of Default or Potential Default. Such designation shall be effective on the date specified by the Borrower which shall not be earlier than five (5) Business Days after the receipt by the Agent of such notice.

                               3.   INTEREST RATES

     3.1    INTEREST RATE OPTIONS.

            The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans as selected by it from the Base Rate Option or LIBO-Rate Option set forth below applicable to the Loans, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options and different Interest Periods to apply simultaneously to the Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Loans comprising any Borrowing Tranche, PROVIDED that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans, and PROVIDED FURTHER that only the Base Rate Option shall apply to the Swing Loans. If at any time the designated rate applicable to any Loan made by any Bank exceeds such Bank's highest lawful rate, the rate of interest on such Bank's Loan shall be limited to such Bank's highest lawful rate.

            3.1.1.    REVOLVING CREDIT INTEREST RATE OPTIONS.

                            The Borrower shall have the right to select from the
following Interest Rate Options applicable to the Revolving Credit Loans (subject to the provisions above regarding Swing Loans):

                            (i)     REVOLVING CREDIT BASE RATE OPTION: A
fluctuating rate per annum (computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the Base Rate plus the Applicable Margin, such interest rate to change automatically from time to time effective as of the effective date of each change in the Base Rate; or

                            (ii)    REVOLVING CREDIT LIBO-RATE OPTION: A rate
per annum (computed on the basis of a year of 360 days and actual days elapsed) equal to the LIBO-Rate plus the Applicable Margin.

            3.1.2.    RATE QUOTATIONS.

                            The Borrower may call the Agent on or before the
date on which a Loan Request is to be delivered to receive an indication of the rates then in effect, but it

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

is acknowledged that such projection shall not be binding on the Agent or the Banks nor affect the rate of interest which thereafter is actually in effect when the election is made.

     3.2    INTEREST PERIODS.

                            At any time when the Borrower shall select, convert
to or renew a LIBO-Rate Option, the Borrower shall notify the Agent thereof at least three (3) Business Days prior to the effective date of such LIBO-Rate Option by delivering a Loan Request. The notice shall specify an Interest Period during which such Interest Rate Option shall apply. Notwithstanding the preceding sentence, in the case of the renewal of a LIBO-Rate Option at the end of an Interest Period, the first day of the new Interest Period shall be the last day of the preceding Interest Period, without duplication in payment of interest for such day.

     3.3    INTEREST AFTER DEFAULT.

            3.3.1.    DEFAULT RATE.

                            To the extent permitted by Law, upon the occurrence
of an Event of Default under Section 8.1.1 [Payment Under Loan Documents],
Section 8.1.10 [Insolvency], Section 8.1.14 [Involuntary Proceedings], Section
8.1.15 [Voluntary Proceedings] or the Obligations are accelerated under this Agreement and until such time such Event of Default shall have been cured or waived, each Obligation hereunder shall bear interest at a rate per annum equal to the sum of the rate of interest applicable under the Revolving Credit Base Rate Option plus an additional 3.0% per annum from the time such Obligation becomes due and payable and until it is paid in full (the "Default Rate").

            3.3.2.    ACKNOWLEDGMENT.

                            The Borrower acknowledges that the increase in rate
referred to in Section 3.3.1 [Default Rate] reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Banks are entitled to additional compensation for such risk; and all such interest shall be payable by Borrower upon demand by Agent.

     3.4 LIBO-RATE UNASCERTAINABLE; ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

            3.4.1.    UNASCERTAINABLE.

                            If on any date on which a LIBO-Rate would otherwise
be determined, the Agent shall have determined that:

                            (i)     adequate and reasonable means do not exist
for ascertaining such LIBO-Rate, or

                            (ii)    a contingency has occurred which materially
and adversely affects the London interbank eurodollar market relating to the LIBO-Rate, the Agent shall have the rights specified in Section 3.4.3 [Agent's and Bank's Rights].

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

            3.4.2.    ILLEGALITY; INCREASED COSTS; DEPOSITS NOT AVAILABLE.

                            If at any time any Bank shall have determined that:

                            (i)     the making, maintenance or funding of any
Loan to which a LIBO-Rate Option applies has been made impracticable or unlawful by compliance by such Bank in good faith with any Law or any interpretation or application thereof by any Official Body or with any request or directive of any such Official Body (whether or not having the force of Law), or

                            (ii)    such LIBO-Rate Option will not adequately
and fairly reflect the cost to such Bank of the establishment or maintenance of any such Loan, or

                            (iii)   after making all reasonable efforts,
deposits of the relevant amount in Dollars for the relevant Interest Period for a Loan, or to banks generally, to which a LIBO-Rate Option applies, respectively, are not available to such Bank with respect to such Loan, or to banks generally, in the interbank eurodollar market, then the Agent shall have the rights specified in Section 3.4.3 [Agent's and Bank's Rights].

            3.4.3.    AGENT'S AND BANK'S RIGHTS.

                            In the case of any event specified in Section 3.4.1
[Unascertainable] above, the Agent shall promptly so notify the Banks and the Borrower thereof, and in the case of an event specified in Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available] above, such Bank shall promptly so notify the Agent and endorse a certificate to such notice as to the specific circumstances of such notice, and the Agent shall promptly send copies of such notice and certificate to the other Banks and the Borrower. Upon such date as shall be specified in such notice (which shall not be earlier than the date such notice is given), the obligation of (A) the Banks, in the case of such notice given by the Agent, or (B) such Bank, in the case of such notice given by such Bank, to allow the Borrower to select, convert to or renew a LIBO-Rate Option shall be suspended until the Agent shall have later notified the Borrower, or such Bank shall have later notified the Agent, of the Agent's or such Bank's, as the case may be, determination that the circumstances giving rise to such previous determination no longer exist. If at any time the Agent makes a determination under Section 3.4.1 [Unascertainable] and the Borrower has previously notified the Agent of its selection of, conversion to or renewal of a LIBO-Rate Option and such Interest Rate Option has not yet gone into effect, such notification shall be deemed to provide for selection of, conversion to or renewal of the Base Rate Option otherwise available with respect to such Loans. If any Bank notifies the Agent of a determination under Section 3.4.2 [Illegality; Increased Costs; Deposits Not Available], the Borrower shall, subject to the Borrower's indemnification Obligations under Section 4.6.2 [Indemnity], as to any Loan of the Bank to which a LIBO-Rate Option applies, on the date specified in such notice either convert such Loan to the Base Rate Option otherwise available with respect to such Loan or prepay such Loan in accordance with Section 4.4 [Voluntary Prepayments]. Absent due notice from the Borrower of conversion or prepayment, such Loan shall automatically be converted to the Base Rate Option otherwise available with respect to such Loan upon such specified date.

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

     3.5    SELECTION OF INTEREST RATE OPTIONS.

            If the Borrower fails to select a new Interest Period to apply to any Borrowing Tranche of Loans under the LIBO-Rate Option at the expiration of an existing Interest Period applicable to such Borrowing Tranche in accordance with the provisions of Section 3.2 [Interest Periods], the Borrower shall be deemed to have converted such Borrowing Tranche to the Revolving Credit Base Rate Option, commencing upon the last day of the existing Interest Period.

                                  4.   PAYMENTS

     4.1    PAYMENTS.

            All payments and prepayments to be made in respect of principal, interest, Commitment Fees, Letter of Credit Fees, Agent's Fee or other fees or amounts due from the Borrower hereunder shall be payable prior to eleven o'clock (11:00) a.m., Eastern time, on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Agent at the Principal Office for the account of PNC Bank with respect to the Swing Loans and for the ratable accounts of the Banks with respect to the Revolving Credit Loans in Dollars and in immediately available funds, and the Agent shall promptly distribute such amounts to the Banks in immediately available funds, PROVIDED that in the event payments are received by eleven o'clock (11:00) a.m., Eastern time, by the Agent with respect to the Loans and such payments are not distributed to the Banks on the same day received by the Agent, the Agent shall pay the Banks the Federal Funds Effective Rate with respect to the amount of such payments for each day held by the Agent and not distributed to the Banks. The Agent's and each Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated."

     4.2    PRO RATA TREATMENT OF BANKS.

            Each borrowing shall be allocated to each Bank according to its Ratable Share, and each selection of, conversion to or renewal of any Interest Rate Option and each payment or prepayment by the Borrower with respect to principal, interest, Commitment Fees, Letter of Credit Fees, or other fees (except for the Agent's Fee) or amounts due from the Borrower hereunder to the Banks with respect to the Loans, shall (except as provided in Section 3.4.3 [Agent's and Bank's Rights] in the case of an event specified in Sections 3.4 [LIBO-Rate Unascertainable; Illegality, Increased Costs, Deposits Not Available], 4.4.2 [Replacement of a Bank] or 4.6 [Additional Compensation in Certain Circumstances]) be made in proportion to the applicable Loans outstanding from each Bank and, if no such Loans are then outstanding, in proportion to the Ratable Share of each Bank. Notwithstanding any of the foregoing, each borrowing or payment or prepayment by the Borrower of principal, interest, fees or other amounts from the Borrower with respect to Swing Loans shall be made by or to PNC Bank according to Section 2 [Revolving Credit and Swing Loan Facilities].

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

     4.3    INTEREST PAYMENT DATES.

            Interest on Loans to which the Base Rate Option applies shall be due and payable in arrears on the first Business Day of each calendar month after the date hereof and on the Expiration Date or upon acceleration of the Loan. Interest on Loans to which the LIBO-Rate Option applies shall be due and payable on the last day of each Interest Period for those Loans and, if such Interest Period is longer than three (3) Months, also on the 90th day of such Interest Period. Interest on mandatory prepayments of principal under Section 4.5 [Mandatory Payments] shall be due on the date such mandatory prepayment is due. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise).

     4.4    VOLUNTARY PREPAYMENTS.

            4.4.1.    RIGHT TO PREPAY.

                            The Borrower shall have the right at its option at
any time and from time to time to prepay the Loans in whole or part without premium or penalty (except as provided in Section 4.4.2 [Replacement of a Bank] below or in Section 4.6 [Additional Compensation in Certain Circumstances]).

Whenever the Borrower desires to prepay any part of the Loans, it shall provide a prepayment notice to the Agent no later than (A) 11:00 a.m., Eastern time, at least two (2) Business Days prior to the date of prepayment of the Revolving Credit Loans to which the LIBO-Rate Option applies, (B) 11:00 a.m., Eastern time, on the date of prepayment of Revolving Credit Loans to which the Base Rate Option applies or (C) 2:00 p.m., Eastern time, on the date of prepayment of Swing Loans, setting forth the following information:

                       (x) the date, which shall be a Business Day, on which the proposed prepayment is to be made;

                       (y) a statement indicating the application of the prepayment between the Swing Loans and the Revolving Credit Loans; and

                       (z) the total principal amount of such prepayment, which shall not be less than (i) $100,000 and in increments of $100,000 for any Swing Loans, (ii) $500,000 and in increments of $100,000 for any Revolving Credit Loan to which the Base Rate Option applies or
            (iii) $2,500,000 and in increments of $500,000 for any Revolving Credit Loan to which the LIBO-Rate Option applies.

                            All prepayment notices shall be irrevocable. The
principal amount of the Loans for which a prepayment notice is given, together with interest on such principal amount except with respect to Loans to which the Base Rate Option applies, shall be due and payable on the date specified in such prepayment notice as the date on which the proposed prepayment is to be made. Except as provided in Section 3.4.3 [Agent's and Bank's Rights], if the Borrower prepays a Loan but fails to specify the applicable Borrowing Tranche which the Borrower is prepaying, the prepayment shall be applied first to Swing Loans, then to Loans to which the Base Rate Option applies, and then to Loans to which the LIBO-Rate Option applies. Any prepayment hereunder shall be subject to the Borrower's Obligation to indemnify the Banks under Section 4.6.2 [Indemnity].

            4.4.2.    REPLACEMENT OF A BANK.

                            In the event any Bank (i) gives notice under Section
3.4 [LIBO-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] or Section 4.6.1 [Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.], (ii) does not fund Revolving Credit Loans because the making of such Loans would contravene any Law applicable to such Bank, or (iii) becomes subject to the control of an Official Body (other than normal and customary supervision), then the Borrower shall have the right at its option, with the consent of the Agent, which shall not be unreasonably withheld, to prepay the Loans of such Bank in whole, together with all interest accrued thereon, and terminate such Bank's Commitment within ninety (90) days after (x) receipt of such Bank's notice under Section
3.4 [LIBO-Rate Unascertainable; Illegality; Increased Costs; Deposits Not Available] or 4.6.1 [Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.], (y) the date such Bank has failed to fund Revolving Credit Loans because the making of such Loans would contravene Law applicable to such Bank, or (z) the date such Bank became subject to the control of an Official Body, as applicable; PROVIDED that the Borrower shall also pay to such Bank at the time of such prepayment any amounts required under Section 4.6 [Additional Compensation in Certain Circumstances] and any accrued interest due on such amount and any related fees; provided, further, the remaining Banks shall have no obligation hereunder to increase their Commitments. Notwithstanding the foregoing, the Agent may only be replaced subject to the requirements of Section 9.14 [Successor Agent].

            4.4.3.    CHANGE OF LENDING OFFICE.

                            Each Bank agrees that upon the occurrence of any
event giving rise to increased costs or other special payments under Section
3.4.2 [Illegality; Increased Costs; Deposits Not Available] or 4.6.1 [Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy Requirements, Expenses, Etc.] with respect to such Bank, it will if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Bank) to designate another lending office for any Loans or Letters of Credit affected by such event, PROVIDED that such designation is made on such terms that such Bank and its lending office suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of such Section. Nothing in this Section
4.4.3 [Change of Lending Office] shall affect or postpone any of the Obligations of the Borrower or any other Loan Party or the rights of the Agent or any Bank provided in this Agreement.

     4.5    MANDATORY PAYMENTS.

            The Borrower shall make mandatory payments of principal (together with accrued interest thereon) to the Agent to the extent by which Revolving Facility Usage exceeds at any time the Commitments (as they may be reduced pursuant to Section 2.1. [Voluntary Reduction of Commitment], Section 2.10.2 [Approval by 80% Banks] or otherwise) within three (3) Business Days after such excess is calculated.

     4.6    ADDITIONAL COMPENSATION IN CERTAIN CIRCUMSTANCES.

            4.6.1. INCREASED COSTS OR REDUCED RETURN RESULTING FROM TAXES, RESERVES, CAPITAL ADEQUACY REQUIREMENTS, EXPENSES, ETC.

                            If any Law, guideline or interpretation or any
change in any Law, guideline or interpretation or application thereof by any Official Body charged with the interpretation or administration thereof or compliance with any request or directive (whether or not having the force of Law) of any central bank or other Official Body:

                            (i)     subjects any Bank to any tax or changes the
basis of taxation (including in both cases withholding taxes) with respect to this Agreement, the Notes, the Loans or payments by the Borrower of principal, interest, Commitment Fees, or other amounts due from the Borrower hereunder (except for taxes on the overall net income of such Bank),

                            (ii)    imposes, modifies or deems applicable any
reserve, special deposit or similar requirement against credits or commitments to extend credit extended by, or assets (funded or contingent) of, deposits with or for the account of, or other acquisitions of funds by, any Bank, or

                            (iii)   imposes, modifies or deems applicable any
capital adequacy or similar requirement (A) against assets (funded or contingent) of, or letters of credit, other credits or commitments to extend credit extended by, any Bank, or (B) otherwise applicable to the obligations of any Bank under this Agreement, and the result of any of the foregoing is to increase the cost to, reduce the income receivable by, or impose any expense upon any Bank with respect to this Agreement, or the making, maintenance or funding of any part of the Loans (or, in the case of any capital adequacy or similar requirement, to have the effect of reducing the rate of return on any Bank's capital, taking into consideration such Bank's customary policies with respect to capital adequacy) by an amount which such Bank in its sole discretion deems to be material, such Bank shall from time to time notify the Borrower and the Agent of the amount determined in good faith (using any averaging and attribution methods employed in good faith) by such Bank to be necessary to compensate such Bank for such increase in cost, reduction of income, additional expense or reduced rate of return. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

            4.6.2.    INDEMNITY.

                            In addition to the compensation required by Section
4.6.1 [Increased Costs or Reduced Return Resulting from Taxes, Reserves, Capital Adequacy

Requirements, Expenses, Etc.], the Borrower shall indemnify each Bank against all liabilities, losses or expenses (including actual loss of margin, any loss or expense incurred in liquidating or employing deposits from third parties and any loss or expense incurred in connection with funds acquired by a Bank to fund or maintain Loans subject to a LIBO-Rate Option) which such Bank sustains or incurs as a consequence of any:

                            (i)     payment, prepayment, conversion or renewal
of any Loan to which a LIBO-Rate Option applies on a day other than the last day of the corresponding Interest Period (whether or not such payment or prepayment is mandatory, voluntary or automatic and whether or not such payment or prepayment is then due),

                            (ii)    attempt by the Borrower to revoke
(expressly, by later inconsistent notices or otherwise) in whole or part any Loan Requests under Section 2.4 [Revolving Credit Loan Requests; Swing Loan Requests] or Section 3.2 [Interest Periods] or notice relating to prepayments under Section 4.4 [Voluntary Prepayments], or

                            (iii)   default by the Borrower in the performance
or observance of any covenant or condition contained in this Agreement or any other Loan Document, including any failure of the Borrower to pay when due (by acceleration or otherwise) any principal, interest, Commitment Fee, Letter of Credit Fees, or any other amount due hereunder.

                            If any Bank sustains or incurs any such loss or
expense, it shall from time to time notify the Borrower of the amount determined in good faith by such Bank (which determination may include such assumptions, allocations of costs and expenses and averaging or attribution methods as such Bank shall deem reasonable) to be necessary to indemnify such Bank for such loss or expense. Such notice shall set forth in reasonable detail the basis for such determination. Such amount shall be due and payable by the Borrower to such Bank ten (10) Business Days after such notice is given.

     4.7    NOTES.

            The Revolving Credit Loans made by each Bank shall, if requested by such Bank, be evidenced by a Revolving Credit Note.

     4.8    SETTLEMENT DATE PROCEDURES.

            The Borrower may borrow, repay and reborrow Swing Loans and PNC Bank may make Swing Loans as provided in Section 2.1.2 [Swing Loan Commitment] hereof. On any Business Day, the Agent may notify each Bank of its Ratable Share of the total of the Revolving Credit Loans and the Swing Loans (each a "Required Share"). Prior to 2:30 p.m., Eastern time, on the date following the date of such notice, each Bank shall pay to the Agent the amount equal to the difference between its Required Share and its Revolving Credit Loans, and the Agent shall pay to each Bank its Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans. The Agent shall also effect settlement in accordance with the foregoing sentence on the proposed Borrowing Dates for Revolving Credit Loans and on any date when payments of principal of any Loan is required to be paid by any Loan Party hereunder and may at its option, and in consultation with the Borrower, effect settlement on any other Business Day. These settlement procedures are established solely as a matter of administrative convenience, and nothing contained in this Section
4.8 shall relieve the Banks of their obligations to fund Revolving Credit Loans on dates other than a Settlement Date pursuant to Section 2.8 [Borrowings to Repay Swing Loans]. The Agent may at any time at its option for any reason whatsoever require each Bank to pay immediately to the Agent such Bank's Ratable Share of the outstanding Revolving Credit Loans and each Bank may at any time require the Agent to pay immediately to such Bank its Ratable Share of all payments made by the Borrower to the Agent with respect to the Revolving Credit Loans.

                       5.   REPRESENTATIONS AND WARRANTIES

     5.1    REPRESENTATIONS AND WARRANTIES.

            The Borrower and Hovnanian, jointly and severally, represent and warrant to the Agent and to each of the Banks as follows:

            5.1.1.    ORGANIZATION AND QUALIFICATION.

                            Each of the Borrower and Hovnanian is a corporation
duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and each other Loan Party is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization except to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change. Each Loan Party has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. Each Loan Party is duly licensed or qualified and in good standing in each jurisdiction where the failure to obtain them could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

            5.1.2.    SUBSIDIARIES.

                            As of the Closing Date, SCHEDULE 5.1.2 states the
name of each of Hovnanian's Subsidiaries and its jurisdiction of incorporation. Hovnanian and each Loan Party has good and marketable title to all of the Subsidiary Shares, Partnership Interests and LLC Interests it purports to own, free and clear in each case of any Lien. All Subsidiary Shares, Partnership Interests and LLC Interests have been validly issued, and all Subsidiary Shares are fully paid and nonassessable. All capital contributions and other consideration required to be made or paid in connection with the issuance of the Partnership Interests and LLC Interests have been made or paid, as the case may be. SCHEDULE 5.1.2 also sets forth, as to each of Hovnanian's Subsidiaries, the percentage ownership of each owner of: the issued and outstanding shares (referred to herein as the "Subsidiary Shares") if such Subsidiary is a corporation, its outstanding partnership interests (the "Partnership Interests") if such Subsidiary is a partnership and its outstanding limited liability company interests (the "LLC Interests") if such Subsidiary is a limited liability company. SCHEDULE 5.1.2 also footnote the controlling interests of each

Subsidiary if such controlling interest is held by a Person other than Hovnanian or a Subsidiary of Hovnanian.

            5.1.3.    POWER AND AUTHORITY.

                            Each Loan Party has full power to enter into,
execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part.

            5.1.4.    VALIDITY AND BINDING EFFECT.

                            This Agreement has been duly and validly executed
and delivered by each Loan Party, and each other Loan Document which any Loan Party is required to execute and deliver on or after the date hereof will have been duly executed and delivered by such Loan Party on the required date of delivery of such Loan Document. This Agreement and each other Loan Document constitutes, or will constitute, legal, valid and binding obligations of each Loan Party which is or will be a party thereto on and after its date of delivery thereof, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance.

            5.1.5.    NO CONFLICT.

                            Neither the execution and delivery of this Agreement
or the other Loan Documents by any Loan Party nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents of any Loan Party or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of any Loan Party (other than Liens granted under the Loan Documents) which could, individually or in the aggregate, reasonably be expected to cause a Material Adverse Change.

            5.1.6.    LITIGATION.

                            There are no actions, suits, proceedings or
investigations pending or, to the knowledge of any Loan Party, threatened against such Loan Party at law or equity before any Official Body which individually or in the aggregate may result in any Material Adverse Change. None of the Loan Parties is in violation of any order, writ, injunction or any decree of any Official Body which may result in any Material Adverse Change.

            5.1.7.    TITLE TO PROPERTIES.

                            Each Loan Party has good and marketable title to or
a valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances, except Permitted Liens, and subject to the terms and conditions of the applicable leases. All leases of property are in full force and effect without the necessity for any consent which has not previously been obtained upon consummation of the transactions contemplated hereby.

            5.1.8.    FINANCIAL STATEMENTS.

                            (i)     HISTORICAL STATEMENTS. The Borrower has
delivered to the Agent copies of Hovnanian's audited consolidated year-end financial statements for and as of the end of the fiscal year ended October 31, 2002 (the "Annual Statements"). (The Annual Statements are also sometimes referred to as the "Historical Statements"). The Historical Statements were compiled from the books and records maintained by Hovnanian's management, are correct and complete and fairly represent the consolidated financial condition of Hovnanian and its Subsidiaries as of their dates and the results of operations for the fiscal periods then ended and have been prepared in accordance with GAAP consistently applied.

                            (ii)    FINANCIAL PROJECTIONS. The Borrower has
delivered to the Agent and the Banks financial projections of Hovnanian and its Subsidiaries for the period ending October 31, 2006 derived from various assumptions of Hovnanian's management (the "Financial Projections"). The Financial Projections represent a reasonable range of possible results in light of the history of the business, present and foreseeable conditions and the intentions of Hovnanian's management (it being understood that actual results may vary materially from the Financial Projections). The Financial Projections accurately reflect the liabilities of Hovnanian and its Subsidiaries upon consummation of the transactions contemplated hereby as of the Closing Date.

                            (iii)   ACCURACY OF FINANCIAL STATEMENTS. As of the
Closing Date, neither Hovnanian nor any Subsidiary of Hovnanian has any liabilities, contingent or otherwise, or forward or long-term commitments that are required by GAAP to be, but are not, disclosed in the Historical Statements or in the notes thereto, and except as disclosed therein there are no unrealized or anticipated losses from any commitments of Hovnanian or any Subsidiary of Hovnanian which may cause a Material Adverse Change. Since October 31, 2002, no Material Adverse Change has occurred.

            5.1.9.    USE OF PROCEEDS; MARGIN STOCK.

                            5.1.9.1 GENERAL.

                            The Loan Parties intend to use the proceeds of the
Loans in accordance with Sections 2.7 [Use of Proceeds] and 7.1.10 [Use of Proceeds].

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

                            5.1.9.2 MARGIN STOCK.

                            None of the Loan Parties engages or intends to
engage principally, or as one of its important activities, in the business of extending credit for the purpose, immediately, incidentally or ultimately, of purchasing or carrying margin stock (within the meaning of Regulation U). No part of the proceeds of any Loan has been or will be used, immediately, incidentally or ultimately, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund Indebtedness originally incurred for such purpose, or for any purpose which entails a violation of or which is inconsistent with the provisions of the regulations of the Board of Governors of the Federal Reserve System. None of the Loan Parties holds or intends to hold margin stock in such amounts that more than 25% of the reasonable value of the assets of such Loan Party are or will be represented by margin stock.

            5.1.10.   FULL DISCLOSURE.

                            Neither this Agreement nor any other Loan Document,
nor any certificate, statement, agreement or other documents furnished to the Agent or any Bank in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to any Loan Party which materially adversely affects the business, property, assets, financial condition, results of operations or business prospects of the Loan Parties taken as a whole which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Agent and the Banks prior to or at the date hereof in connection with the transactions contemplated hereby.

            5.1.11.   TAXES.

                            All federal, state, local and other tax returns
required to have been filed with respect to the Loan Parties have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are not material or are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of any Loan Party for any period.

            5.1.12.   CONSENTS AND APPROVALS.

                            No consent, approval, exemption, order or
authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by any Loan Party, except as listed on SCHEDULE 5.1.12, all of which shall have been obtained or made on or prior to the Closing Date except as otherwise indicated on SCHEDULE 5.1.12.

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            5.1.13.   NO EVENT OF DEFAULT; COMPLIANCE WITH INSTRUMENTS.

                            No event has occurred and is continuing and no
condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. None of the Loan Parties is in violation of (i) any term of its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company agreement or other organizational documents or (ii) any material agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound where such violation would constitute a Material Adverse Change.

            5.1.14.   PATENTS, TRADEMARKS, COPYRIGHTS, LICENSES, ETC.

                            Each Loan Party owns or possesses all the material
patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights necessary to own and operate its properties and to carry on its business as presently conducted and planned to be conducted by such Loan Party, without known possible, alleged or actual material conflict with the rights of others.

            5.1.15.   INSURANCE.

                            No notice has been given or claim made and no
grounds exist to cancel or avoid any of insurance policies of the type described in Section 7.1.3 [Maintenance of Insurance] or to reduce the coverage provided thereby.

            5.1.16.   COMPLIANCE WITH LAWS.

                            The Loan Parties are in compliance in all material
respects with all applicable Laws (other than Environmental Laws which are specifically addressed in Section 5.1.21 [Environmental Matters]) in all jurisdictions in which any Loan Party is presently or will be doing business except where the failure to do so would not constitute a Material Adverse Change.

            5.1.17.   BURDENSOME RESTRICTIONS.

                            None of the Loan Parties is bound by any contractual
obligation, or subject to any restriction in any organization document, or any requirement of Law which could reasonably be expected to constitute a Material Adverse Change.

            5.1.18.   INVESTMENT COMPANIES; REGULATED ENTITIES.

                            None of the Loan Parties is an "investment company"
registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." None of the Loan Parties is subject to any other Federal or state statute or regulation limiting its ability to

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incur Indebtedness for borrowed money (other than Regulation X of the Board of
Governors of the Federal Reserve System).

            5.1.19.   PLANS AND BENEFIT ARRANGEMENTS.

                            (i)     Except where the liability that could
reasonably be expected to result therefrom would not, individually or in the aggregate, result in a Material Adverse Change, (a) the Loan Parties and each other member of the ERISA Group are in compliance in all material respects with any applicable provisions of ERISA with respect to all Plans and, as to the Borrower, Benefit Arrangements; (b) there has been no Prohibited Transaction with respect to any such Benefit Arrangement or any Plan which could result in any material liability of the Loan Parties or any other member of the ERISA Group; (c) the Loan Parties and all other members of the ERISA Group have made when due any and all payments required to be made under any agreement relating to a Multiemployer Plan or any Law pertaining thereto; (d) with respect to each Plan the Loan Parties and each other member of the ERISA Group (i) have fulfilled in all respects their obligations under the minimum funding standards of ERISA, (ii) have not incurred any liability to the PBGC, except for premiums in the ordinary course which are not overdue and (iii) have not had asserted against them any penalty for failure to fulfill the minimum funding requirements of Section 302 of ERISA; and (e) all Plans and Benefit Arrangements have been administered in material compliance with their terms and applicable Law.

                            (ii)    Except where the liability that could
reasonably be expected to result therefrom would not, individually or in the aggregate, result in a Material Adverse Change, no event requiring notice to the PBGC under Section 302(f)(4)(A) of ERISA has occurred or is reasonably expected to occur with respect to any Plan, and no amendment with respect to which security is required under Section 307 of ERISA has been made or is reasonably expected to be made to any Plan.

                            (iii)   Except where the liability that could
reasonably be expected to result therefrom would not, individually or in the aggregate, result in a Material Adverse Change, neither the Loan Parties nor any other member of the ERISA Group has incurred or reasonably expects to incur any material withdrawal liability under Section 4201 of ERISA to any Multiemployer Plan or under Section 4063 or 4064 of ERISA to any Plan;. Neither the Loan Parties nor any other member of the ERISA Group has been notified by any Multiemployer Plan or Plan that such Multiemployer Plan or Plan has been terminated within the meaning of Sections 4041 A or 4064, respectively, of ERISA and, to the best knowledge of the Borrower, no Multiemployer Plan is reasonably expected to be reorganized or terminated, within the meaning of Title IV of ERISA.

                            (iv)    To the best knowledge of Borrower, neither
the Borrower nor any other member of the ERISA Group has, within the preceding five years, entered into a transaction to which either Section 4069 or Section 4212(c) of ERISA could apply so as to subject Borrower or other member of the ERISA Group to a liability, except where the liability that could reasonably be expected to result therefrom would not result in a Material Adverse Change.

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            5.1.20.   EMPLOYMENT MATTERS.

                            Each of the Loan Parties is in compliance with the
Labor Contracts and all applicable Federal, state and local labor and employment Laws including those related to equal employment opportunity and affirmative action, labor relations, minimum wage, overtime, child labor, medical insurance continuation, worker adjustment and relocation notices, immigration controls and worker and unemployment compensation, where such failure to comply would constitute a Material Adverse Change. There are no outstanding grievances, arbitration awards or appeals therefrom arising out of the Labor Contracts or current or threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any of the Loan Parties which in any case would constitute a Material Adverse Change.

            5.1.21.   ENVIRONMENTAL MATTERS.

                            None of the Loan Parties has received any
Environmental Complaint, including but not limited to those from any Official Body or private Person alleging that such Loan Party or any prior owner, operator or occupant of any of the Property is a potentially responsible party under the Comprehensive Environmental Response, Cleanup and Liability Act, 42 U.S.C. Section 9601, ET SEQ., the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, ET SEQ. or any analogous state or local Law, which could reasonably be expected to constitute a Material Adverse Change and none of the Loan Parties has any reason to believe that such an Environmental Complaint might be received. There are no pending or, to any Loan Party's knowledge, threatened Environmental Complaints relating to any Loan Party or, to any Loan Party's knowledge, any prior owner, operator or occupant of any of the Properties pertaining to, or arising out of, any Contamination or violations of Environmental Laws or Required Environmental Permits which could reasonably be expected to constitute a Material Adverse Change.

            5.1.22.   SENIOR DEBT STATUS.

                            The Obligations of each Loan Party under this
Agreement, the Guaranty Agreement and each of the other Loan Documents to which it is a party do rank and will rank at least PARI PASSU in priority of payment with all other Indebtedness of such Loan Party except Indebtedness of such Loan Party to the extent secured by Permitted Liens. There is no Lien upon or with respect to any of the properties or income of any Loan Party which secures Indebtedness or other obligations of any Person except for Permitted Liens.

     5.2    CONTINUATION OF REPRESENTATIONS.

            The Borrower and Hovnanian make the representations and warranties in this Section 5 on the date hereof and on the Closing Date and each date thereafter on which a Loan is made or a Letter of Credit is issued as provided in and subject to Sections 6.1 [First Loans and Letters of Credit] and 6.2 [Each Additional Loan or Letter of Credit].

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     6.     CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT

            The obligation of each Bank to make Loans and of the Agent and the Letter of Credit Banks to issue Letters of Credit hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans or issuance of such Letters of Credit and to the satisfaction of the following further conditions:

     6.1    FIRST LOANS AND LETTERS OF CREDIT.

            On the Closing Date:

            6.1.1.    OFFICER'S CERTIFICATE.

                            The representations and warranties of each of the
Loan Parties contained in Section 5 [Representation and Warranties] and in each of the other Loan Documents shall be true and correct on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and there shall be delivered to the Agent for the benefit of each Bank a certificate of each of the Loan Parties, dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each of the Loan Parties, to each such effect.

            6.1.2.    INCUMBENCY CERTIFICATE.

                            There shall be delivered to the Agent for the
benefit of each Bank a certificate dated the Closing Date and signed by the Secretary or an Assistant Secretary or the managing member (or equivalent), as the case may be, of each of the Loan Parties, certifying as appropriate as to:

                            (i)     all action taken by each Loan Party in
connection with this Agreement and the other Loan Documents;

                            (ii)    the names of the officer or officers
authorized to sign this Agreement and the other Loan Documents and the true signatures of such officer or officers and specifying the Authorized Officers permitted to act on behalf of each Loan Party for purposes of this Agreement and the true signatures of such officers, on which the Agent and each Bank may conclusively rely; and

                            (iii)   as to Hovnanian and the Borrower only,
copies of its organizational documents, including its certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, and limited liability company agreement as in effect on the Closing Date certified by the appropriate state official

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where such documents are filed in a state office together with certificates from the appropriate state officials as to the continued existence and good standing of such Loan Party in each state where organized, all as acceptable to the Agent.

            6.1.3.    DELIVERY OF LOAN DOCUMENTS.

                            The Guaranty Agreement and the other Loan Documents
shall have been duly executed and delivered by Hovnanian to the Agent on or before the date hereof for the benefit of the Banks.

            6.1.4.    OPINION OF COUNSEL.

                            There shall be delivered to the Agent for the
benefit of each Bank a written opinion of Peter Reinhart, Esquire, in-house counsel for the Loan Parties, dated the Closing Date and in form and substance satisfactory to the Agent and its counsel.

            6.1.5.    LEGAL DETAILS.

                            All legal details and proceedings in connection with
the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Agent and counsel for the Agent, and the Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Agent and said counsel, as the Agent or said counsel may reasonably request.

            6.1.6.    PAYMENT OF FEES.

                            The Borrower shall have paid or caused to be paid to
the Agent for itself and for the account of the Banks to the extent not previously paid, all commitment and other fees accrued through the Closing Date and the costs and expenses for which the Agent and the Banks are entitled to be reimbursed.

            6.1.7.    CONSENTS.

                            All material consents required to effectuate the
transactions contemplated hereby as set forth on SCHEDULE 5.1.12 shall have been obtained.

            6.1.8.    OFFICER'S CERTIFICATE REGARDING MACS.

                            Since October 31, 2002, no Material Adverse Change
shall have occurred, and there shall have been delivered to the Agent for the benefit of each Bank a certificate dated the Closing Date and signed by the Chief Executive Officer, President or Chief Financial Officer of each Loan Party to each such effect.

            6.1.9.    NO ACTIONS OR PROCEEDINGS.

                            No action, proceeding, investigation, regulation or
legislation shall have been instituted, threatened or proposed before any court, governmental

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agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents or the consummation of the transactions contemplated hereby or thereby.

     6.2    EACH ADDITIONAL LOAN OR LETTER OF CREDIT.

            At the time of making any Loans or issuing any Letters of Credit other than Loans made or Letters of Credit issued on the Closing Date and after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5 [Representations and Warranties] and in the other Loan Documents shall be true and correct in all material respects on and as of the date of such additional Loan or Letter of Credit with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein); no Event of Default or Potential Default shall have occurred and be continuing or shall exist; and the Borrower shall have delivered to the Agent a duly executed and completed Loan Request or application for a Letter of Credit as the case may be.

                                 7.   COVENANTS

     7.1    AFFIRMATIVE COVENANTS.

            The Borrower and Hovnanian, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings, and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Commitments, they shall, and shall cause the other Loan Parties to, comply at all times with the following affirmative covenants:

            7.1.1.    PRESERVATION OF EXISTENCE, ETC.

                            Each Loan Party shall maintain its legal existence
as a corporation, limited partnership or limited liability company and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary, except as otherwise expressly permitted in Section
7.2.4 [Liquidations, Mergers, Consolidations, Acquisitions] and except where failure to do so could not reasonably be expected to constitute a Material Adverse Change with respect to the Borrower or Hovnanian or with respect to the Loan Parties taken as a whole.

            7.1.2.    PAYMENT OF LIABILITIES, INCLUDING TAXES, ETC.

                            Each Loan Party shall duly pay and discharge all
material liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all material taxes, assessments and governmental charges upon it or any of its properties, assets, income or profits, prior to the date on which

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penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, or to the extent that failure to discharge any such liabilities would not result in any additional liability which would adversely affect to a material extent the financial condition of the Borrower or Hovnanian or of the Loan Parties taken as a whole, PROVIDED that the Loan Parties will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor.

            7.1.3.    MAINTENANCE OF INSURANCE.

                            Each Loan Party shall insure its properties and
assets against loss or damage by fire and such other insurable hazards as such assets are commonly insured (including fire, extended coverage, property damage, workers' compensation, public liability, flood and business interruption insurance) and against other risks (including errors and omissions) in such amounts as similar properties and assets are insured by prudent companies in similar circumstances carrying on similar businesses, and with reputable and financially sound insurers, including self-insurance to the extent customary.

            7.1.4.    MAINTENANCE OF PROPERTIES AND LEASES.

                            Each Loan Party shall maintain in good repair,
working order and condition (ordinary wear and tear excepted) in accordance with the general practice of other businesses of similar character and size, all of those properties necessary to its business, and from time to time, such Loan Party will make or cause to be made all appropriate repairs, renewals or replacements thereof.

            7.1.5.    MAINTENANCE OF PATENTS, TRADEMARKS, ETC.

                            Each Loan Party shall maintain in full force and
effect all patents, trademarks, service marks, trade names, copyrights, licenses, franchises, permits and other authorizations necessary for the ownership and operation of its properties and business if the failure so to maintain the same would constitute a Material Adverse Change.

            7.1.6.    VISITATION RIGHTS.

                            Each Loan Party shall permit any of the officers or
authorized employees or representatives of the Agent or (at the expense of such Bank) any of the Banks to visit and inspect any of its properties and to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as any of the Banks may reasonably request, PROVIDED that each Bank shall provide the Borrower and the Agent with reasonable notice prior to any visit or inspection. In the event any Bank desires to conduct an audit of any Loan Party, such Bank shall make a reasonable effort to conduct such audit contemporaneously with any audit to be performed by the Agent.

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            7.1.7.    KEEPING OF RECORDS AND BOOKS OF ACCOUNT.

                            The Loan Parties shall maintain and keep proper
books of record and account which enable Hovnanian and its Subsidiaries to issue financial statements in accordance with GAAP and as otherwise required by applicable Laws of any Official Body having jurisdiction over Hovnanian or any Subsidiary of Hovnanian, and in which full, true and correct entries shall be made in all material respects of all its dealings and business and financial affairs.

            7.1.8.    PLANS AND BENEFIT ARRANGEMENTS.

                            The Loan Parties shall, and shall cause each member
of the ERISA Group that is a Subsidiary to, and shall use its reasonable best efforts to cause each other member of the ERISA Group to, comply with ERISA, the Internal Revenue Code and other applicable Laws applicable to Plans and, as to the Borrower, Benefit Arrangements, except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change. Without limiting the generality of the foregoing, the Loan Parties shall cause all of their Plans and shall use reasonable best efforts to cause all Plans maintained by any member of the ERISA Group, to be funded in accordance with the minimum funding requirements of ERISA and shall make, and cause each Subsidiary to, and shall use its reasonable best efforts to cause each member of the ERISA Group to make, in a timely manner, all contributions due to Plans and Multiemployer Plans except where such failure, alone or in conjunction with any other failure, would not result in a Material Adverse Change.

            7.1.9.    COMPLIANCE WITH LAWS.

                            Each Loan Party shall comply with all applicable
Laws, including all Environmental Laws, in all respects, PROVIDED that it shall not be deemed to be a violation of this Section 7.1.9 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change.

            7.1.10.   USE OF PROCEEDS.

                            The Loan Parties will use the Letters of Credit and
the proceeds of the Loans only for general corporate purposes and for working capital for the Borrower, Hovnanian and the Restricted Subsidiaries.

     7.2    NEGATIVE COVENANTS.

            The Borrower and Hovnanian, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Commitments, they shall, and shall cause the other Loan Parties to, comply with the following negative covenants:

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            7.2.1.    INDEBTEDNESS.

                            7.2.1.1 Each of the Loan Parties shall not at any
time create, incur, assume or suffer to exist any secured indebtedness, except Indebtedness secured by Permitted Liens.

                            7.2.1.2 Omitted.

                            7.2.1.3 The Loan Parties shall not permit any
Mortgage Subsidiary to incur or suffer to exist any Indebtedness if, after giving effect thereto, the ratio of (x) debt to (y) equity plus the amount of any loans or Guaranties provided by Hovnanian on behalf of such Mortgage Subsidiary exceeds 12.0-to-1.0.

            7.2.2.    LIENS.

                            Each of the Loan Parties shall not at any time
create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens.

            7.2.3.    LOANS AND INVESTMENTS.

                            Each of the Loan Parties shall not, at any time,
make or suffer to remain outstanding any Investment except Permitted Investments and, to the extent permitted by Section 7.2.6 [Restricted Payments; Restricted Investments], Restricted Investments.

            7.2.4.    LIQUIDATIONS, MERGERS, CONSOLIDATIONS, ACQUISITIONS.

                            Each of the Loan Parties shall not dissolve,
liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, PROVIDED that

                            (1)     any Loan Party other than the Borrower or
Hovnanian may consolidate or merge into another Loan Party (or any Person that concurrently becomes a Loan Party) which is wholly-owned by one or more of the other Loan Parties, and

                            (2)     any Loan Party may consolidate or merge with
a Person who is not a Loan Party if the common stockholders of Hovnanian prior to such transaction maintain at least 50% of the voting control (direct or indirect) of the combined entity after consummation of the transaction, and

                            (3)     any Loan Party may acquire, whether by
purchase or by merger, (A) all or substantially all of the ownership interests of another Person or (B) all or substantially all of assets of another Person or of a business or division of another Person (each, a "Permitted Acquisition"), PROVIDED that each of the following requirements is met:

                                       56
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                            (i)     if the Loan Parties are acquiring the
ownership interests in such Person, and such Person is, or concurrently will be, designated a Restricted Subsidiary, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors] and the Borrower shall have otherwise complied with
Section 2.11.4 [Designation of Restricted Subsidiary] on or before the date of such Permitted Acquisition;

                            (ii)    if such Person's shares are registered as
"public" shares under applicable law, the board of directors or other equivalent governing body of such Person shall have approved such Permitted Acquisition;

                            (iii)   the business acquired, or the business
conducted by the Person whose ownership interests are being acquired, as applicable, shall comply with Section 7.2.8 [Continuation of or Change in Business]; and

                            (iv)    no Potential Default or Event of Default
shall exist immediately prior to and after giving effect to such Permitted Acquisition.

                            (4)     the Loan Parties may make, whether by
purchase or merger or otherwise, Permitted Investments and, to the extent permitted by Section 7.2.6 [Restricted Investments and Restricted Payments], Restricted Investments and Restricted Payments;

                            (5)     the Loan Parties may liquidate or wind-up
Restricted Subsidiaries of Hovnanian which are not individually material to Hovnanian, the Borrower or to the Loan Parties taken as a whole; PROVIDED THAT the Loan Parties shall satisfy the requirements of Section 2.11 [Designation of Subsidiaries and Release of Guarantors], to the extent applicable;

                            (6)     the Loan Parties may effectuate any sale
permitted by Section 7.2.5 as a merger or consolidation; and

                            (7)     for the avoidance of doubt, any Loan Party
may effect or allow the liquidation or winding-up of any Non-Restricted Person.

            7.2.5.    DISPOSITIONS OF ASSETS OR SUBSIDIARIES; SALE AND
LEASEBACK.

                            7.2.5.1 Each of the Loan Parties shall not sell,
convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse or of capital stock, shares of beneficial interest, partnership interests or limited liability company interests of a Subsidiary of such Loan Party, but excluding Investments in Non-Restricted Persons), except:

                                       57
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                            (i)     any sale, transfer or lease of assets in the
ordinary course of business which are no longer necessary or required in the conduct of such Loan Party's business;

                            (ii)    any sale, transfer or lease of assets to a
Loan Party;

                            (iii)   any sale, transfer or lease of assets in the
ordinary course of business which are replaced by substitute assets acquired not in violation of this Agreement; or

                            (iv)    any sale and leaseback permitted by Section
7.2.5.2.

                            7.2.5.2 The Loan Parties shall not, directly or
indirectly, sell, transfer or otherwise dispose of real and/or personal property with a view directly or indirectly to the leasing back of the same or of any similar property except for (i) sales and leasebacks of sample model homes and their contents; (ii) sales and leasebacks of any office buildings and their contents, or (iii) sales and leasebacks in the normal course of business.

            7.2.6.    RESTRICTED PAYMENTS; RESTRICTED INVESTMENTS.

                            7.2.6.1 The Loan Parties shall not pay or make
Restricted Payments or Restricted Investments from and after January 31, 2001 which exceed in the aggregate the sum of:

                            (i)     $45,000,000;

                            (ii)    50% of net income of Hovnanian (calculated
and consolidated in accordance with GAAP) for all fiscal quarters commencing on February 1, 2001 and thereafter; and

                            (iii)   50% of the proceeds (less costs of issuance)
of any issuance or sale of equity of Hovnanian to any Person other than a Loan Party during all fiscal quarters commencing on February 1, 2001 and thereafter.

                            7.2.6.2 Each of the Loan Parties shall not enter
into or carry out any transaction with any Affiliate (including purchasing property or services from or selling property or services to any Affiliate of any Loan Party or other Person but excluding transactions between Loan Parties) unless such transaction is not otherwise prohibited by this Agreement, is entered into in the ordinary course of business upon fair and reasonable arm's-length terms and is in accordance with all applicable Law. Without limiting the foregoing, the aggregate amount of all Indebtedness for owed or borrowed money owing to any Loan Party by any officer or director, or relative thereof, shall not exceed $1,000,000 in the aggregate owing at any one time and all such Indebtedness shall bear interest at a rate not less than the coupon rate on six month U.S. Treasury bills as of the date such Indebtedness is incurred.

                            7.2.6.3 The Loan Parties shall not pay or make (i)
any Restricted Payment in respect of Dividends and Capital Stock Retirement during the period commencing on February 1, 2001 which, in the aggregate, exceed an amount equal to (x)

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$25,000,000 PLUS (y) 50% of Hovnanian's consolidated net income (calculated and consolidated in accordance with GAAP) generated after January 31, 2002 or (ii) any Restricted Payment in respect of the Subordinated Debt in excess of $25,000,000 in the aggregate after January 31, 2001.

            7.2.7.    SUBSIDIARIES, PARTNERSHIPS AND JOINT VENTURES.

                            Each of the Loan Parties shall not own or create
directly or indirectly any Subsidiaries other than (i) any Subsidiary which has executed the Guaranty Agreement as Guarantor on the Closing Date, (ii) any Subsidiary formed or acquired after the Closing Date which joins the Guaranty Agreement as a Guarantor pursuant to Section 10.18 [Joinder of Guarantors] or
(iii) any Non-Restricted Person.

            7.2.8.    CONTINUATION OF OR CHANGE IN BUSINESS.

                            Each of the Loan Parties shall not engage in any
business other than the homebuilding business or Existing Related Businesses.

            7.2.9.    PLANS AND BENEFIT ARRANGEMENTS.

                            Each of the Loan Parties shall not engage in a
Prohibited Transaction with any Plan, Benefit Arrangement or Multiemployer Plan which, alone or in conjunction with any other circumstances or set of circumstances, results in liability under ERISA, except where the liability that could reasonably be expected to result therefrom would not result in a Material Adverse Change.

            7.2.10.   BORROWING BASE.

                            The Loan Parties shall not permit Senior
Homebuilding Indebtedness minus the face amount of outstanding letters of credit (whether "Letters of Credit" or not) in respect of which a Loan Party is obligated and which is issued to guaranty or assure the installation of site improvements on (or appurtenant to) land owned by a Loan Party to exceed at any time the Borrowing Base. Pursuant thereto, the Borrower shall make (or cause to be made), on the Business Day following the date on which any such excess is calculated, payments of principal of Senior Homebuilding Indebtedness sufficient to reduce to zero ($0) on such date any such excess.

            7.2.11.   MINIMUM ATNW.

                            The Loan Parties shall not permit Adjusted Tangible
Net Worth to be less than the sum of: (i) $378,759,200 and (ii) 50% of Hovnanian's consolidated net income (calculated and consolidated in accordance with GAAP) for each fiscal quarter commencing on May 1, 2003 and thereafter in which net income was earned (as opposed to a net loss) and (iii) 50% of the proceeds (less costs of issuance) of any issuance or sale of equity of Hovnanian to any Person other than a Loan Party during each fiscal quarter commencing on May 1, 2003 and thereafter.

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            7.2.12.   LEVERAGE RATIO.

                        (a) The Loan Parties shall not permit Actual Leverage to exceed 2.20-to-1.0 in any two (2) consecutive fiscal quarters in which the Fixed Charge Coverage Ratio is less than 1.5-to-1.0; and

                        (b) The Loan Parties shall not permit Actual Leverage to exceed the Total Debt Multiplier.

            7.2.13.   INVENTORY AND LAND PURCHASE LIMITS.

                            7.2.13.1 The Loan Parties shall not permit:

                            (i)     The Dollar value of Unimproved Land to
exceed twenty percent (20%) of the sum of Adjusted Tangible Net Worth and the principal amount of the Subordinated Debt, as calculated as of the end of each fiscal quarter;

                            (ii)    The Dollar value of Finished Lots and Land
under Development plus Unimproved Land to exceed the sum of Adjusted Tangible Net Worth and the principal amount of the Subordinated Debt, as calculated as of the end of each fiscal quarter; or

                            (iii)   The number of Unsold Dwelling Units existing
as of the end of any fiscal quarter to exceed 25% of the number of Dwelling Units conveyed by any Person who is a Loan Party on the date of determination or any Person that was acquired and merged or consolidated with and into a Person who is a Loan Party on the date of determination to third party purchasers within the previous twelve (12) months.

                            7.2.13.2 If the Fixed Charge Coverage Ratio is less
than 1.0-to-1.0 AND the Cash Flow Coverage Ratio is less than 1.1-to-1.0 for two
(2) consecutive fiscal quarters (referred to herein as the "prior two quarters"), then, during the fiscal quarter following the prior two quarters, the Loan Parties shall not purchase land (whether Unimproved Land or otherwise) in amounts which exceed in such quarter the lesser of:

                      (x) the total land portion of "cost of sales" as reflected in the financial statements delivered pursuant to Section 7.3 [Reporting Requirements] for sales by the Loan Parties to third party purchasers in arm's length transactions during the immediately preceding fiscal quarter; and

                      (y) fifty percent (50%) of the total land portion of "cost of sales" as reflected in the financial statements delivered pursuant to
Section 7.3 [Reporting Requirements] for the average quarterly sales by the Loan Parties to third party purchasers in arm's length transactions during the preceding four (4) fiscal quarters.

            7.2.14.   FISCAL YEAR.

                            The Loan Parties shall not change their fiscal year
from the twelve-month period ending October 31.

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            7.2.15.   CHANGES IN SUBORDINATED DEBT DOCUMENTS.

                            The Loan Parties shall not amend or modify any
provisions of the documents relating to the Subordinated Debt without providing at least ten (10) calendar days' prior written notice to the Agent and the Banks, and, if the same would adversely affect the interests of the Agent and the Banks, obtaining the prior written consent of the Required Banks. No Loan Party shall directly or indirectly make any payment on the Subordinated Debt which would violate the provisions of any applicable subordination agreement or provision. Neither the Senior Notes nor the Subordinated Debt shall become secured.

     7.3    REPORTING REQUIREMENTS.

            The Borrower and Hovnanian, jointly and severally, covenant and agree that until payment in full of the Loans, Reimbursement Obligations and Letter of Credit Borrowings and interest thereon, expiration or termination of all Letters of Credit, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Commitments, they shall, and shall cause the other Loan Parties to, furnish or cause to be furnished to the Agent and each of the Banks:

            7.3.1.    QUARTERLY FINANCIAL STATEMENTS.

                            As soon as available and in any event within
fifty-five (55) calendar days after the end of each of the first three fiscal quarters in each fiscal year of Hovnanian, financial statements of Hovnanian, consisting of a consolidated and consolidating balance sheet as of the end of such fiscal quarter and related consolidated and consolidating statements of income, stockholders' equity and cash flows for the fiscal quarter then ended and the fiscal year through that date, all in reasonable detail and certified (subject to normal year-end audit adjustments) by the Chief Executive Officer, President, Treasurer or Chief Financial Officer or principal accounting officer of Hovnanian as having been prepared in accordance with GAAP, consistently applied, and setting forth in comparative form the respective financial statements for the corresponding date and period in the previous fiscal year. The Loan Parties will be deemed to have complied with the delivery requirements of this Section 7.3.1 if within fifty-five (55) days after the end of their fiscal quarter, the Borrower delivers to the Agent and each of the Banks a copy of Hovnanian's Form 10-Q as filed with the SEC and the financial statements contained therein meets the requirements described in this Section 7.3.1.

            7.3.2.    ANNUAL FINANCIAL STATEMENTS.

                            As soon as available and in any event within ninety
(90) days after the end of each fiscal year of Hovnanian, financial statements of Hovnanian consisting of a consolidated balance sheet as of the end of such fiscal year, and related consolidated statements of income, stockholders' equity and cash flows for the fiscal year then ended, all in reasonable detail and setting forth in comparative form the financial statements as of the end of and for the preceding fiscal year, and certified by independent certified public accountants of nationally recognized standing satisfactory to the Agent. The certificate or report of accountants shall be free of qualifications (other than any consistency qualification that may result from a change in the method used to prepare the financial statements as to which such accountants

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concur) and shall not indicate the occurrence or existence of any event, condition or contingency which would materially impair the prospect of payment or performance of any covenant, agreement or duty of any Loan Party under any of the Loan Documents or cause or constitute an Event of Default. The Loan Parties will be deemed to have complied with the delivery requirements of this Section
7.3.2 if within ninety (90) days after the end of Hovnanian's fiscal year, the Borrower delivers to the Agent and each of the Banks a copy of Hovnanian's Annual Report and Form 10-K as filed with the SEC and the financial statements and separately delivers the above-referenced certification of public accountants.

            7.3.3.    CERTIFICATES OF THE BORROWER.

                      7.3.3.1 COMPLIANCE CERTIFICATE. Concurrently with the financial statements of Hovnanian furnished to the Agent and to the Banks pursuant to Sections 7.3.1 [Quarterly Financial Statements] and 7.3.2 [Annual Financial Statements]:

                            (a)     a certificate of the Borrower signed by the
Chief Executive Officer, President, Treasurer or Chief Financial Officer or principal accounting officer of the Borrower, in the form of EXHIBIT 7.3.3.1, to the effect that, except as described pursuant to Section 7.3.3.2 [Borrowing Base Certificate], (i) the representations and warranties of the Borrower contained in Section 5.1 [Representations and Warranties] and in the other Loan Documents are true and correct in all material respects on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time), (ii) no Event of Default or Potential Default exists and is continuing on the date of such certificate and (iii) containing calculations in sufficient detail to demonstrate compliance as of the date of such financial statements with all financial covenants contained in Section 7.2 [Negative Covenants].

                            (b)     summary consolidated and consolidating
financial statements for each of (i) the Non-Restricted Persons as a group and
(ii) the Borrower, Hovnanian and the Restricted Subsidiaries as a group;

                            (c)     summary financial statements for each Joint
Venture in which any Loan Party has a Subsidiary Investment greater than an amount equal to 2% of Adjusted Tangible Net Worth as of the last day of the previous fiscal quarter of Hovnanian; and

                            (d)     to the extent not previously disclosed in
writing to the Agent and the Banks, a report of any changes to SCHEDULE 1.1(C) including changes arising under Section 2.11 [Designation of Subsidiaries and Release of Guarantors].

            7.3.3.2   BORROWING BASE CERTIFICATE.

                            As soon as available, but not later than fifty-five
(55) days after the end of each month, a Borrowing Base Certificate as of the end of such month, appropriately completed, executed and delivered by an Authorized Officer, together with a certificate of the Borrower signed by the Chief Executive Officer, President, Treasurer or Chief Financial Officer or principal accounting officer of the Borrower, in the form of EXHIBIT 7.3.3.2,

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to the effect that, except as described pursuant to Section 7.3.4 [Notice of
Default], no Event of Default or Potential Default exists and is continuing on the date of such Borrowing Base Certificate; PROVIDED, HOWEVER, the Borrowing Base Certificate delivered with respect to the month of October, in any year, may be in draft form, subject to change as a result of the year-end audit, but in no event shall be executed and delivered in final form later than ninety (90) days after the end of such fiscal year.

            7.3.4.    NOTICE OF DEFAULT.

                            Promptly after any officer of any Loan Party has
learned of the occurrence of an Event of Default or Potential Default, a certificate signed by the Chief Executive Officer, President or Chief Financial Officer or principal accounting officer of such Loan Party setting forth the details of such Event of Default or Potential Default and the action which such Loan Party proposes to take with respect thereto.

            7.3.5.    NOTICE OF LITIGATION.

                            Promptly after the commencement thereof, notice of
all actions, suits, proceedings or investigations before or by any Official Body or any other Person against any Loan Party that involve a claim or series of claims in excess of $1,000,000 which is not covered by insurance or which could reasonably be expected to constitute a Material Adverse Change.

            7.3.6.    NOTICE OF CHANGE IN DEBT RATING.

                            Within two (2) Business Days after Standard & Poor's
or Moody's announces a change in Hovnanian's Debt Rating, notice of such change. Hovnanian will deliver together with such notice a copy of any written notification which Hovnanian received from the applicable rating agency regarding such change of Debt Rating.

            7.3.7.    BUDGETS, FORECASTS, OTHER REPORTS AND INFORMATION.

                            Promptly upon their becoming available to any Loan
Party:

                            (i)     any reports, notices or proxy statements
generally distributed by Hovnanian to its stockholders,

                            (ii)    regular or periodic reports, including Forms
10-K, 10-Q and 8-K, registration statements and prospectuses, filed by Hovnanian with the SEC, and

                            (iii)   such other reports and information as any of
the Banks may from time to time reasonably request. The Loan Parties shall also notify the Banks promptly of the enactment or adoption of any Law which could reasonably be expected to constitute a Material Adverse Change.

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            7.3.8.    NOTICES REGARDING PLANS AND BENEFIT ARRANGEMENTS.

                            7.3.8.1 CERTAIN EVENTS.

                            Promptly after learning of the occurrence thereof,
notice (including the nature of the event and, when known, any action taken or threatened by the Internal Revenue Service or the PBGC with respect thereto) of any of the following events, or services of such events, if, individually or in the aggregate, any liabilities or penalties resulting from such event(s) could reasonably be expected to result in a Material Adverse Change:

                            (i)     any Reportable Event with respect to any
Plan,

                            (ii)    any Prohibited Transaction which could
subject any Loan Party or any other member of the ERISA Group to a civil penalty assessed pursuant to Section 502(i) of ERISA or a tax imposed by Section 4975 of the Internal Revenue Code in connection with any Plan, any Benefit Arrangement or any trust created thereunder,

                            (iii)   any withdrawal from a Multiemployer Plan by
the Borrower or any other member of the ERISA Group under Title IV of ERISA or assertion by a Multiemployer Plan that such a withdrawal has occurred

                            (iv)    any cessation of operations (by any Loan
Party or any other member of the ERISA Group) at a facility in the circumstances described in Section 4062(e) of ERISA,

                            (v)     withdrawal by any Loan Party or any other
member of the ERISA Group from a Plan in the circumstances described in Section 4063 of ERISA or the termination of such Plan in the circumstances described in
Section 4064 of ERISA,

                            (vi)    a failure to make any required contribution
to a Plan or the creation of any Lien in favor of the PBGC or a Plan,

                            (vii)   the adoption of an amendment to a Plan
requiring the provision of security to such Plan pursuant to Section 307 of ERISA, or

                            (viii)  the distress termination of a Plan, under
Title IV of ERISA, which has insufficient assets to pay all liabilities.

                            7.3.8.2 NOTICES OF INVOLUNTARY TERMINATION AND
ANNUAL REPORTS.

                            Promptly after receipt thereof, copies of (a) all
notices received by any Loan Party or any other member of the ERISA Group of the PBGC's intent to terminate any Plan administered or maintained by the Borrower or any member of the ERISA Group, or to have a trustee appointed to administer any such Plan; and (b) at the request of the Agent or any Bank each annual report (IRS Form 5500 series) and all accompanying schedules, the most recent actuarial reports, the most recent financial information concerning the financial status of each Plan administered or maintained by any Loan Party or any other member of the

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ERISA Group, and schedules showing the amounts contributed to each such Plan by or on behalf of the Borrower or any other member of the ERISA Group in which any of their personnel participate or from which such personnel may derive a benefit, and each Schedule B (Actuarial Information) to the annual report filed by any Loan Party or any other member of the ERISA Group with the Internal Revenue Service with respect to each such Plan.

            7.3.8.3 NOTICE OF VOLUNTARY TERMINATION.

            Where a termination of any Plan would result in a Material Adverse Change, promptly upon the filing thereof, copies of any Form 5310, or any successor or equivalent form to Form 5310, filed with the PBGC in connection with the termination of any Plan.

                                  8.   DEFAULT

     8.1    EVENTS OF DEFAULT.

            An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law):

            8.1.1.    PAYMENTS UNDER LOAN DOCUMENTS.

                            The Borrower shall fail to pay (i) any principal of
any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity), Reimbursement Obligation or Letter of Credit Borrowing when such principal is due hereunder or (ii) any interest on any Loan, Reimbursement Obligation or Letter of Credit Borrowing or any other amount owing hereunder or under the other Loan Documents within three (3) Business Days after such interest or other amount becomes due in accordance with the terms hereof or thereof;

            8.1.2.    BREACH OF WARRANTY.

                            Any representation or warranty made at any time by
any of the Loan Parties herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished;

            8.1.3.    BREACH OF CERTAIN NEGATIVE COVENANTS.

                            Any of the Loan Parties shall default in the
observance or performance of any covenant contained in Sections 7.2.10 [Borrower Base], 7.2.11 [Minimum ATNW], 7.2.12 [Leverage Ratio] or 7.2.13 [Inventory and Land Purchase Limits];

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            8.1.4.    BREACH OF OTHER COVENANTS.

                            Any of the Loan Parties shall default in the
observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) Business Days after notice to the Borrower from the Agent;

            8.1.5.    DEFAULTS IN OTHER AGREEMENTS OR INDEBTEDNESS.

                            A default or event of default shall occur at any
time under the terms of any other agreement involving borrowed money or the extension of credit or any other Indebtedness under which any Loan Party may be obligated as a borrower or guarantor in excess of $1,000,000 in the aggregate, and such breach, default or event of default consists of the failure to pay (beyond any period of grace permitted with respect thereto, whether waived or not) any Indebtedness when due (whether at stated maturity, by acceleration or otherwise) or if such breach or default permits or causes the acceleration of any Indebtedness (whether or not such right shall have been waived) or the termination of any commitment to lend;

            8.1.6.    FINAL JUDGMENTS OR ORDERS.

                            Any final judgments or orders for the payment of
money in excess of $1,000,000 in the aggregate shall be entered against any Loan Party by a court having jurisdiction, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry;

            8.1.7.    LOAN DOCUMENT UNENFORCEABLE.

                            Any of the Loan Documents shall cease to be legal,
valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms or as permitted under the Loan Documents) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby;

            8.1.8.    UNINSURED LOSSES; PROCEEDINGS AGAINST ASSETS.

                            Any of the Loan Parties' assets are attached,
seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter and any of the foregoing could reasonably be expected to constitute a Material Adverse Change;

            8.1.9.    NOTICE OF LIEN OR ASSESSMENT.

                            A notice of Lien or assessment in excess of
$1,000,000 which is not a Permitted Lien is filed of record with respect to all or any part of any of the Loan

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Parties' assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, including the PBGC, or any taxes or debts owing at any time or times hereafter to any one of these becomes payable and the same is not paid within thirty (30) days after the same becomes payable;

            8.1.10.   INSOLVENCY.

                            Any of (i) Hovnanian, (ii) the Borrower or (iii)
Restricted Subsidiaries owning as of the date of any event described in this
Section 8.1.10 three percent (3%) or more of the Dollar value of all of the assets of all of the Subsidiaries of Hovnanian taken as a whole ceases to be solvent or admits in writing its inability to pay its debts as they mature;

            8.1.11.   EVENTS RELATING TO PLANS AND BENEFIT ARRANGEMENTS.

                            Any of the following occurs: (i) any Reportable
Event with respect to a Plan, which the Agent reasonably determines in good faith constitutes grounds for the termination of any Plan by the PBGC or the appointment of a trustee to administer or liquidate any Plan, shall have occurred and be continuing; (ii) proceedings shall have been instituted or other action taken to terminate any Plan, or a termination notice shall have been filed with respect to any Plan; (iii) a trustee shall be appointed to administer or liquidate any Plan; (iv) the PBGC shall give notice of its intent to institute proceedings to terminate any Plan or Plans or to appoint a trustee to administer or liquidate any Plan; and, in the case of the occurrence of (i),
(ii), (iii) or (iv) above, the Agent reasonably determines in good faith that the amount of any Loan Party's liability is likely to exceed 10% of its Consolidated Tangible Net Worth; (v) any "accumulated funding deficiency" (as defined in Section 302 of ERISA) shall exist with respect to any Plan, or any Lien in favor of the PBGC or a Plan shall arise on the assets of the Borrower or any other member of the ERISA Group, (vi) any Loan Party or any other member of the ERISA Group shall make any amendment to a Plan with respect to which security is required under Section 307 of ERISA; (vii) any Loan Party or any other member of the ERISA Group shall incur any liability in connection with a withdrawal from a Multiemployer Plan; (viii) any Loan Party or any other member of the ERISA Group shall withdraw under Section 4063 of ERISA (or shall be deemed under Section 4062(e) of ERISA to withdraw) from a Plan; or (ix) any applicable Law is adopted, changed or interpreted by any Official Body with respect to or otherwise affecting one or more Plans, Multiemployer Plans or Benefit Arrangements and, with respect to any of the events specified in (v),
(vi), (vii), (viii) or (ix), the Agent reasonably determines in good faith that any such occurrence, together with all other such events, would be reasonably likely to result in a Material Adverse Change;

            8.1.12.   CESSATION OF BUSINESS.

                            Any Loan Party ceases to conduct its business as
contemplated, except as expressly permitted under Section 7.2.4 [Liquidations, Mergers, Consolidations, Acquisitions] or Section 7.2.5 [Dispositions of Assets or Subsidiaries; Sale and Leaseback], or any Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within thirty (30) days after the entry thereof and any of the foregoing could reasonably be expected to constitute a Material Adverse Change;

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            8.1.13.   CHANGE OF CONTROL.

                            (i)     Any person or group of persons (within the
meaning of Sections 13(d) or 14(a) of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership of (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) 40% or more of the voting capital stock of Hovnanian; or (ii) within a period of twelve (12) consecutive calendar months, individuals who were directors of the Borrower on the first day of such period, or who were nominated by a majority of such directors, shall cease to constitute a majority of the board of directors of the Borrower;

            8.1.14.   INVOLUNTARY PROCEEDINGS.

                                    A proceeding shall have been instituted in a
court having jurisdiction seeking a decree or order for relief in respect of any of (i) Hovnanian, (ii) the Borrower or (iii) Restricted Subsidiaries owning as of the date of any event described in this Section 8.1.14 three percent (3%) or more of the Dollar value of all of the assets of all of the Subsidiaries of Hovnanian taken as a whole in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or

            8.1.15.   VOLUNTARY PROCEEDINGS.

                                    Any of (i) Hovnanian, (ii) the Borrower or
(iii) Restricted Subsidiaries owning as of the date of any event described in this Section 8.1.15 three percent (3%) or more of the Dollar value of all of the assets of all of the Subsidiaries of Hovnanian taken as a whole shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any action in furtherance of any of the foregoing.

     8.2    CONSEQUENCES OF EVENT OF DEFAULT.

            8.2.1. EVENTS OF DEFAULT OTHER THAN BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                                    If an Event of Default specified under
Sections 8.1.1 [Payments Under Loan Documents] through 8.1.13 [Change of Control] shall occur and be continuing, the Banks and the Agent shall be under no further obligation to make Loans or issue Letters of Credit, as the case may be, and the Agent may, and upon the request of the Required Banks, shall (i) by written notice to the Borrower, declare the unpaid principal amount of the

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Loan then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Agent for the benefit of each Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, and (ii) require the Borrower to, and the Borrower shall thereupon, deposit in an interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations. Upon the curing of all existing Events of Default, the Agent shall return such cash collateral to the Borrower; and

            8.2.2.    BANKRUPTCY, INSOLVENCY OR REORGANIZATION PROCEEDINGS.

                            If an Event of Default specified under Section
8.1.14 [Involuntary Proceedings] or 8.1.15 [Voluntary Proceedings] shall occur, the Banks shall be under no further obligations to make Loans or issue Letters of Credit hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Banks hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived and the Borrower shall upon such occurrence, deposit in an interest-bearing account with the Agent, as cash collateral for its Obligations under the Loan Documents, an amount equal to the maximum amount currently or at any time thereafter available to be drawn on all outstanding Letters of Credit, and the Borrower hereby pledges to the Agent and the Banks, and grants to the Agent and the Banks a security interest in, all such cash as security for such Obligations; and

            8.2.3.    SET-OFF.

                            If an Event of Default shall occur and be
continuing, any Bank to whom any Obligation is owed by any Loan Party hereunder or under any other Loan Document or any participant of such Bank which has agreed in writing to be bound by the provisions of Section 9.13 [Equalization of Banks] and any branch, Subsidiary or Affiliate of such Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all past-due Loans and all other past-due Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by such Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with such Bank or participant or such branch, Subsidiary or Affiliate; and

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            8.2.4.    SUITS, ACTIONS, PROCEEDINGS.

                            If an Event of Default shall occur and be
continuing, and whether or not the Agent shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2 [Consequences of Event of Default], the Agent or any Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the EX PARTE appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Agent or such Bank; and

            8.2.5.    APPLICATION OF PROCEEDS.

                            From and after the date on which the Agent has taken
any action pursuant to this Section 8.2 [Consequences of Event of Default] and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Agent from the exercise of any remedy by the Agent, shall be applied as follows:

                            (i)     first, to reimburse the Agent and the Banks
for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Agent or the Banks in connection with collection of any Obligations of any of the Loan Parties under any of the Loan Documents;

                            (ii)    second, to the repayment of all Indebtedness
then due and unpaid of the Loan Parties to the Banks incurred under this Agreement or any of the other Loan Documents, whether of principal, interest, fees, expenses or otherwise, in such manner as the Agent may determine in its discretion; and

                            (iii)   the balance, if any, as required by Law.

            8.2.6.    OTHER RIGHTS AND REMEDIES.

                            In addition to all of the rights and remedies
contained in this Agreement or in any of the other Loan Documents, the Agent shall have all of the rights and remedies under applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Agent may, and upon the request of the Required Banks shall, exercise all post-default rights granted to the Agent and the Banks under the Loan Documents or applicable Law.

                                 9.  THE AGENT

     9.1    APPOINTMENT.

            Each Bank hereby irrevocably designates, appoints and authorizes PNC Bank to act as Agent for such Bank under this Agreement and to execute and deliver or accept on behalf

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of each of the Banks the other Loan Documents. Each Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and any other instruments and agreements referred to herein, and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. PNC Bank agrees to act as the Agent on behalf of the Banks to the extent provided in this Agreement.

     9.2    DELEGATION OF DUTIES.

            The Agent may perform any of its duties hereunder by or through agents or employees (PROVIDED such delegation does not constitute a relinquishment of its duties as Agent) and, subject to Sections 9.5 [Reimbursement and Indemnification of Agent by the Borrower] and 9.6 [Exculpatory Provisions; Limitation of Liability], shall be entitled to engage and pay for the advice or services of any attorneys, accountants or other experts concerning all matters pertaining to its duties hereunder and to rely upon any advice so obtained.

     9.3    NATURE OF DUTIES; INDEPENDENT CREDIT INVESTIGATION.

            The Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and no implied covenants, functions, responsibilities, duties, obligations, or liabilities shall be read into this Agreement or otherwise exist. The duties of the Agent shall be mechanical and administrative in nature; the Agent shall not have by reason of this Agreement a fiduciary or trust relationship in respect of any Bank; and nothing in this Agreement, expressed or implied, is intended to or shall be so construed as to impose upon the Agent any obligations in respect of this Agreement except as expressly set forth herein. Without limiting the generality of the foregoing, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. Each Bank expressly acknowledges (i) that the Agent has not made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of any of the Loan Parties, shall be deemed to constitute any representation or warranty by the Agent to any Bank; (ii) that it has made and will continue to make, without reliance upon the Agent, its own independent investigation of the financial condition and affairs and its own appraisal of the creditworthiness of each of the Loan Parties in connection with this Agreement and the making and continuance of the Loans hereunder; and (iii) except as expressly provided herein, that the Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto, whether coming into its possession before the making of any Loan or at any time or times thereafter.

     9.4    ACTIONS IN DISCRETION OF AGENT; INSTRUCTIONS FROM THE BANKS.

            The Agent agrees, upon the written request of the Required Banks, to take or refrain from taking any action of the type specified as being within the Agent's rights, powers or discretion herein, PROVIDED that the Agent shall not be required to take any action which exposes

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the Agent to personal liability or which is contrary to this Agreement or any other Loan Document or applicable Law. In the absence of a request by the Required Banks, the Agent shall have authority, in its sole discretion, to take or not to take any such action, unless this Agreement specifically requires the consent of the Required Banks or all of the Banks. Any action taken or failure to act pursuant to such instructions or discretion shall be binding on the Banks, subject to Section 9.6 [Exculpatory Provisions; Limitation of Liability]. Subject to the provisions of Section 9.6 [Exculpatory Provisions; Limitation of Liability], no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting hereunder in accordance with the instructions of the Required Banks, or in the absence of such instructions, in the absolute discretion of the Agent.

     9.5    REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY THE BORROWER.

            The Borrower unconditionally agrees to pay or reimburse the Agent and hold the Agent harmless against (a) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements, including fees and expenses of counsel (including the allocated costs of staff counsel), incurred by the Agent (i) in connection with the development, negotiation, preparation, printing, execution, administration, syndication, interpretation and performance of this Agreement and the other Loan Documents, (ii) relating to any requested amendments, waivers or consents pursuant to the provisions hereof, (iii) in connection with the enforcement of this Agreement or any other Loan Document or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (iv) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, and (b) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements if the same results from the Agent's gross negligence or willful misconduct, or if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. In addition, after the occurrence and during the continuance of an Event of Default, the Borrower agrees to reimburse and pay all reasonable out-of-pocket expenses of the Agent's regular employees and agents engaged periodically to perform audits of the Loan Parties' books, records and business properties.

     9.6    EXCULPATORY PROVISIONS; LIMITATION OF LIABILITY.

            Neither the Agent nor any of its directors, officers, employees, agents, attorneys or Affiliates shall (a) be liable to any Bank for any action taken or omitted to be taken by it or them hereunder, or in connection herewith including pursuant to any Loan Document, unless

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caused by its or their own gross negligence or willful misconduct, (b) be responsible in any manner to any of the Banks for the effectiveness, enforceability, genuineness, validity or the due execution of this Agreement or any other Loan Documents or for any recital, representation, warranty, document, certificate, report or statement herein or made or furnished under or in connection with this Agreement or any other Loan Documents, or (c) be under any obligation to any of the Banks to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of the Loan Parties, or the financial condition of the Loan Parties, or the existence or possible existence of any Event of Default or Potential Default. No claim may be made by any of the Loan Parties, any Bank, the Agent or any of their respective Subsidiaries against the Agent, any Bank or any of their respective directors, officers, employees, agents, attorneys or Affiliates, or any of them, for any special, indirect or consequential damages or, to the fullest extent permitted by Law, for any punitive damages in respect of any claim or cause of action (whether based on contract, tort, statutory liability, or any other ground) based on, arising out of or related to any Loan Document or the transactions contemplated hereby or any act, omission or event occurring in connection therewith, including the negotiation, documentation, administration or collection of the Loans, and each of the Loan Parties (for itself and on behalf of each of its Subsidiaries), the Agent and each Bank hereby waive, release and agree never to sue upon any claim for any such damages, whether such claim now exists or hereafter arises and whether or not it is now known or suspected to exist in its favor. Each Bank agrees that, except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder or given to the Agent for the account of or with copies for the Banks, the Agent and each of its directors, officers, employees, agents, attorneys or Affiliates shall not have any duty or responsibility to provide any Bank with credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties which may come into the possession of the Agent or any of its directors, officers, employees, agents, attorneys or Affiliates.

     9.7    REIMBURSEMENT AND INDEMNIFICATION OF AGENT BY BANKS.

            Each Bank agrees to reimburse and indemnify the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) in proportion to its Ratable Share from and against all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements, including attorneys' fees and disbursements (including the allocated costs of staff counsel), and costs of appraisers and environmental consultants, of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (a) if the same results from the Agent's gross negligence or willful misconduct, or (b) if such Bank was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that such Bank shall remain liable to the extent such failure to give notice does not result in a loss to the Bank), or (c) if the same results from a compromise and settlement agreement entered into without the consent of such Bank, which shall not be unreasonably withheld. In addition, each Bank agrees promptly upon demand to

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reimburse the Agent (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so) in proportion to its Ratable Share for all amounts due and payable by the Borrower to the Agent in connection with the Agent's periodic audit of the Loan Parties' books, records and business properties.

     9.8    RELIANCE BY AGENT.

            The Agent shall be entitled to rely upon any writing, telegram, telex or teletype message, electronic mail, resolution, notice, consent, certificate, letter, cablegram, statement, order or other document or conversation by telephone or otherwise believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon the advice and opinions of counsel and other professional advisers selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action hereunder unless it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action.

     9.9    NOTICE OF DEFAULT.

            The Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default unless the Agent has received written notice from a Bank or the Borrower referring to this Agreement, describing such Potential Default or Event of Default and stating that such notice is a "notice of default."

     9.10   NOTICES.

            The Agent shall promptly send to each Bank a copy of all notices received from the Borrower pursuant to the provisions of this Agreement or the other Loan Documents promptly upon receipt thereof. The Agent shall promptly notify the Borrower and the other Banks of each change in the Base Rate and the effective date thereof.

     9.11   BANKS IN THEIR INDIVIDUAL CAPACITIES; AGENTS IN ITS INDIVIDUAL
            CAPACITY.

            With respect to its Revolving Credit Commitment, the Revolving Credit Loans made by it and any other rights and powers given to it as a Bank hereunder or under any of the other Loan Documents, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the term "Bank" and "Banks" shall, unless the context otherwise indicates, include the Agent in its individual capacity. PNC Bank and its Affiliates and each of the Banks and their respective Affiliates may, without liability to account, except as prohibited herein, make loans to, issue letters of credit for the account of, acquire equity interests in, accept deposits from, discount drafts for, act as trustee under indentures of, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with, the Loan Parties and their Affiliates, in the case of the Agent, as though it were not acting as Agent hereunder and in the case of each Bank, as though such Bank were not a Bank hereunder, in each case without notice to or consent of the other Banks. The Banks acknowledge that, pursuant to such activities, the Agent or its Affiliates may (i) receive information regarding the Loan Parties or any of their Subsidiaries or Affiliates (including information that may be subject to confidentiality obligations in favor of the Loan

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Parties or such Subsidiary or Affiliate) and acknowledge that the Agent shall be under no obligation to provide such information to them, and (ii) accept fees and other consideration from the Loan Parties for services in connection with this Agreement and otherwise without having to account for the same to the Banks.

     9.12   HOLDERS OF NOTES.

            The Agent may deem and treat any payee of any Note as the owner thereof for all purposes hereof unless and until written notice of the assignment or transfer thereof shall have been filed with the Agent. Any request, authority or consent of any Person who at the time of making such request or giving such authority or consent is the holder of any Note shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

     9.13   EQUALIZATION OF BANKS.

            The Banks and the holders of any participations in any Commitments or Loans or other rights or obligations of a Bank hereunder agree among themselves that, with respect to all amounts received by any Bank or any such holder for application on any Obligation hereunder or under any such participation, whether received by voluntary payment, by realization upon security, by the exercise of the right of set-off or banker's lien, by counterclaim or by any other non-pro rata source, equitable adjustment will be made in the manner stated in the following sentence so that, in effect, all such excess amounts will be shared ratably among the Banks and such holders in proportion to their interests in payments on the Loans, except as otherwise provided in Section 3.4.3 [Agent's and Bank's Rights], 4.4.2 [Replacement of a Bank] or 4.6 [Additional Compensation in Certain Circumstances]. The Banks or any such holder receiving any such amount shall purchase for cash from each of the other Banks an interest in such Bank's Loans in such amount as shall result in a ratable participation by the Banks and each such holder in the aggregate unpaid amount of the Loans, PROVIDED that if all or any portion of such excess amount is thereafter recovered from the Bank or the holder making such purchase, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, together with interest or other amounts, if any, required by law (including court order) to be paid by the Bank or the holder making such purchase.

     9.14   SUCCESSOR AGENT.

            The Agent (i) may resign as Agent or (ii) shall resign if such resignation is requested by the Required Banks (if the Agent is a Bank, the Agent's Loans and its Commitment shall be considered in determining whether the Required Banks have requested such resignation) or required by Section 4.4.2 [Replacement of a Bank], in either case of (i) or (ii) by giving not less than thirty (30) days' prior written notice to the Borrower. If the Agent shall resign under this Agreement, then either (a) the Required Banks shall appoint from among the Banks a successor agent for the Banks, subject to the consent of the Borrower, such consent not to be unreasonably withheld, or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following the Agent's notice to the Banks of its resignation, then the Agent shall appoint from among the Banks, with the consent of the Borrower, such consent not to be unreasonably withheld, a successor agent who shall serve as Agent until such time as the

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Required Banks appoint and the Borrower consents to the appointment of a successor agent. Upon its appointment pursuant to either clause (a) or (b) above, such successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent, effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the resignation of any Agent hereunder, the provisions of this Section 9 shall inure to the benefit of such former Agent and such former Agent shall not by reason of such resignation be deemed to be released from liability for any actions taken or not taken by it while it was an Agent under this Agreement.

     9.15   AGENT'S FEE.

            The Borrower shall pay to the Agent a nonrefundable fee (the "Agent's Fee") under the terms of a letter (the "Agent's Letter") between the Borrower and Agent, as amended from time to time.

     9.16   AVAILABILITY OF FUNDS.

            The Agent may assume that each Bank has made or will make the proceeds of a Loan available to the Agent unless the Agent shall have been notified by such Bank on or before the later of (1) the close of Business on the Business Day preceding the Borrowing Date with respect to such Loan or two (2) hours before the time on which the Agent actually funds the proceeds of such Loan to the Borrower (whether using its own funds pursuant to this Section 9.16 or using proceeds deposited with the Agent by the Banks and whether such funding occurs before or after the time on which Banks are required to deposit the proceeds of such Loan with the Agent). The Agent may, in reliance upon such assumption (but shall not be required to), make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Agent by such Bank, the Agent shall be entitled to recover such amount on demand from such Bank (or, if such Bank fails to pay such amount forthwith upon such demand from the Borrower) together with interest thereon, in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on the date the Agent recovers such amount, at a rate per annum equal to (i) the Federal Funds Effective Rate during the first three
(3) days after such interest shall begin to accrue and (ii) the applicable interest rate in respect of such Loan after the end of such three-day period.

     9.17   CALCULATIONS.

            In the absence of gross negligence or willful misconduct, the Agent shall not be liable for any error in computing the amount payable to any Bank whether in respect of the Loans, fees or any other amounts due to the Banks under this Agreement. In the event an error in computing any amount payable to any Bank is made, the Agent, the Borrower and each affected Bank shall, forthwith upon discovery of such error, make such adjustments as shall be required to correct such error, and any compensation therefor will be calculated at the Federal Funds Effective Rate.

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     9.18   BENEFICIARIES.

            Except as expressly provided herein, the provisions of this Section 9 [The Agent] are solely for the benefit of the Agent and the Banks, and the Loan Parties shall not have any rights to rely on or enforce any of the provisions hereof. In performing its functions and duties under this Agreement, the Agent shall act solely as agent of the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any of the Loan Parties.

                               10.  MISCELLANEOUS

     10.1   MODIFICATIONS, AMENDMENTS OR WAIVERS.

            With the written consent of the Required Banks, the Agent, acting on behalf of all the Banks, and the Borrower, on behalf of the Loan Parties, may from time to time enter into written agreements amending or changing any provision of this Agreement or any other Loan Document or the rights of the Banks or the Loan Parties hereunder or thereunder, or may grant written waivers or consents to a departure from the due performance of the Obligations of the Loan Parties hereunder or thereunder. Any such agreement, waiver or consent made with such written consent shall be effective to bind all the Banks and the Loan Parties; PROVIDED, that, without the written consent of all the Banks, no such agreement, waiver or consent may be made which will:

            10.1.1.   INCREASE OF COMMITMENT.

                            Increase the amount of the aggregate Revolving
Credit Commitments;

            10.1.2. EXTENSION OF PAYMENT; REDUCTION OF PRINCIPAL, INTEREST OR FEES; MODIFICATION OF TERMS OF PAYMENT.

                            Subject to Section 2.10 [Extension by Banks of the
Expiration Date], but whether or not any Loans are outstanding, extend the time for payment of principal or interest of any Loan (excluding the due date of any mandatory prepayment of a Loan or any mandatory Commitment reduction in connection with such a mandatory prepayment hereunder except for mandatory reductions of the Commitments on the Expiration Date), the Commitment Fee or any other fee payable to any Bank, or reduce the principal amount of or the rate of interest borne by any Loan or reduce the Commitment Fee or any other fee payable to any Bank, or otherwise directly affect the terms of payment of the principal of or interest of any Loan, the Commitment Fee or any other fee payable to any Bank;

            10.1.3.   MISCELLANEOUS

                            Amend Section 4.2 [Pro Rata Treatment of Banks], 9.6
[Exculpatory Provisions; Limitation of Liability], 9.13 [Equalization of Banks] or this Section 10.1 [Modifications, Amendments or Waivers] change the pro rata treatment of the

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Banks, change the definition of Required Banks, or change any requirement providing for the Banks or the Required Banks to authorize the taking of any action hereunder;

PROVIDED, that no agreement, waiver or consent which would modify the interests, rights or obligations of the Agent in its capacity as Agent shall be effective without the written consent of the Agent and PROVIDED FURTHER, that no provision of Sections 2.1.2 [Swing Loan Commitment], 2.4.2 [Swing Loan Requests], 2.5.2 [Making Swing Loans], 2.6 [Swing Loan Note], 2.8 [Borrowings to Repay Swing Loans] and 4.8 [Settlement Date Procedures] may be amended or modified without the consent of PNC Bank.

     10.2   NO IMPLIED WAIVERS; CUMULATIVE REMEDIES; WRITING REQUIRED.

            No course of dealing and no delay or failure of the Agent or any Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Agent and the Banks under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of any Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

     10.3   REIMBURSEMENT AND INDEMNIFICATION OF BANKS BY THE BORROWER; TAXES.

            The Borrower agrees unconditionally upon demand to pay or reimburse to each Bank (other than the Agent, as to which the Borrower's Obligations are set forth in Section 9.5 [Reimbursement and Indemnification of Agent by the Borrower]) and to save such Bank harmless against (i) liability for the payment of all reasonable out-of-pocket costs, expenses and disbursements (including fees and expenses of counsel (including allocated costs of staff counsel) for the Agent except with respect to (a) and (b) below), incurred by the Agent (a) in connection with the administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Documents or any action taken or omitted by the Agent hereunder or thereunder, PROVIDED that the Borrower shall not be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements (A) if the same results from the Agent's gross negligence or willful misconduct, or (B) if the Borrower was not given notice of the subject claim and the opportunity to participate in the defense thereof, at its expense (except that the Borrower shall remain liable to the extent such failure to give notice does not result in a loss to the Borrower), or (C) if the same results from a compromise or settlement agreement entered into without the consent of the Borrower, which shall not be unreasonably withheld. The Borrower agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Agent to be payable in connection with this Agreement or any other Loan Document, and the Borrower agrees unconditionally to save the Agent and the Banks harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions.

     10.4   HOLIDAYS.

            Whenever payment of a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in Section 3.2 [Interest Periods] with respect to Interest Periods under the LIBO-Rate Option) and such extension of time shall be included in computing interest and fees, except that the Loans shall be due on the Business Day preceding the Expiration Date if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action.

     10.5   FUNDING BY BRANCH, SUBSIDIARY OR AFFILIATE.

            10.5.1.   NOTIONAL FUNDING.

                            Each Bank shall have the right from time to time,
without notice to the Borrower, to deem any branch, Subsidiary or Affiliate (which for the purposes of this Section 10.5 shall mean any corporation or association which is directly or indirectly controlled by or is under direct or indirect common control with any corporation or association which directly or indirectly controls such Bank) of such Bank to have made, maintained or funded any Loan to which the LIBO-Rate Option applies at any time, PROVIDED that immediately following (on the assumption that a payment were then due from the Borrower to such other office), and as a result of such change, the Borrower would not be under any greater financial obligation (including pursuant to Section 4.6 [Additional Compensation in Certain Circumstances]) than it would have been in the absence of such change. Notional funding offices may be selected by each Bank without regard to such Bank's actual methods of making, maintaining or funding the Loans or any sources of funding actually used by or available to such Bank.

            10.5.2.   ACTUAL FUNDING.

                            Each Bank shall have the right from time to time to
make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of such Bank to make or maintain such Loan subject to the last sentence of this Section 10.5.2. If any Bank causes a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by such Bank, but in no event shall any Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause such Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to any Bank (including any expenses incurred or payable pursuant to Section 4.6 [Additional Compensation in Certain Circumstances]) which would otherwise not be incurred.

     10.6   NOTICES.

            Any notice, request, demand, direction or other communication (for purposes of this Section 10.6 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this
Section 10.6 in accordance with this Section 10.6. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on SCHEDULE 1.1(B) hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 10.6. Any Notice shall be effective:

                            (i)     In the case of hand-delivery, when
delivered;

                            (ii)    If given by mail, four (4) days after such
Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested;

                            (iii)   In the case of a telephonic Notice, when a
party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day);

                            (iv)    In the case of a facsimile transmission,
when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine;

                            (v)     In the case of electronic transmission, when
actually received;

                            (vi)    In the case of a Website Posting, upon
delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 10.6; and

                            (vii)   If given by any other means (including by
overnight courier), when actually received.

Any Bank giving a Notice to a Loan Party shall concurrently send a copy thereof to the Agent, and the Agent shall promptly notify the other Banks of its receipt of such Notice.

     10.7   SEVERABILITY.

            The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

     10.8   GOVERNING LAW.

            Each Letter of Credit and Section 2.10 [Letter of Credit Subfacility] shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500, as the same may be revised or amended from time to time, and to the extent not inconsistent therewith, the internal laws of the State of New Jersey without regard to its conflict of laws principles, and the balance of this Agreement shall be deemed to be a contract under the Laws of the State of New Jersey and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the State of New Jersey without regard to its conflict of laws principles.

     10.9   PRIOR UNDERSTANDING.

            This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments.

     10.10  DURATION; SURVIVAL.

            All representations and warranties of the Borrower and Hovnanian contained herein or made in connection herewith shall survive the making of Loans and issuance of Letters of Credit and shall not be waived by the execution and delivery of this Agreement, any investigation by the Agent or the Banks, the making of Loans, issuance of Letters of Credit, or payment in full of the Loans. All covenants and agreements of the Borrower and Hovnanian contained in Sections
7.1 [Affirmative Covenants], 7.2 [Negative Covenants] and 7.3 [Reporting Requirements] herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow or request Letters of Credit hereunder and until termination of the Commitments and payment in full of the Loans and expiration or termination of all Letters of Credit. All covenants and agreements of the Borrower contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in Section 4 [Payments] and Sections
9.5 [Reimbursement and Indemnification of Agent by the Borrower], 9.7 [Reimbursement and Indemnification of Agent by Banks] and 10.3 [Reimbursement and Indemnification of Banks by Borrower; Taxes], shall survive payment in full of the Loans, expiration or termination of the Letters of Credit and termination of the Commitments.

     10.11  SUCCESSORS AND ASSIGNS.

                            10.11.1 This Agreement shall be binding upon and
shall inure to the benefit of the Banks, the Agent, the Loan Parties a party hereto and their respective successors and assigns, except that none of the Loan Parties a party hereto may assign or transfer any of its rights and obligations hereunder or any interest herein. Each Bank may, at its own cost, make assignments of or sell participations in all or any part of its Commitments and the Loans made by it to one or more banks or other entities, subject to the consent of the Borrower and the Agent with respect to any assignee, such consent not to be unreasonably withheld PROVIDED that (1) no consent of the Borrower shall be required (A) if an Event of Default exists and is continuing, (B) in the case of an assignment by a Bank to an Affiliate of such Bank, or (C) in respect of the sale of a participation and (2) any assignment by a Bank to a Person other than an Affiliate of such Bank may not be made in amounts less than the lesser of $10,000,000 or the amount of the assigning Bank's Commitment. In the case of an assignment, upon receipt by the Agent of the Assignment and Assumption Agreement, the assignee shall have, to the extent of such assignment (unless otherwise provided therein), the same rights, benefits and obligations as it would have if it had been a signatory Bank hereunder, the Commitments shall be adjusted accordingly, and upon surrender of any Note subject to such assignment, the Borrower shall execute and deliver a new Note to the assignee, if such assignee requests such a Note in an amount equal to the amount of the Revolving Credit Commitment assumed by it and a new Revolving Credit Note to the assigning Bank, if the assigning Bank requests such a Note, in an amount equal to the Revolving Credit Commitment or retained by it hereunder. Any Bank which assigns any or all of its Commitment or Loans to a Person other than an Affiliate of such Bank shall pay to the Agent a service fee in the amount of $3,500 for each assignment. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3 [Set-off] (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto and not to include any voting rights except with respect to changes of the type referenced in Sections 10.1.1 [Increase of Commitment, Extension of Expiration Date], or 10.1.2 [Extension of Payment; Reduction of Principal, Interest or Fees; Modification of Terms of Payment]), all of such Bank's obligations under this Agreement or any other Loan Document shall remain unchanged, and all amounts payable by any Loan Party hereunder or thereunder shall be determined as if such Bank had not sold such participation.

                            10.11.2 Each Bank or assignee or participant of a
Bank that is not incorporated under the laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Bank or assignee or participant of a Bank) shall deliver to the Borrower and the Agent a Withholding Certificate as described in Section 10.17 [Tax Withholding Clause] relating to federal income tax withholding. Each Bank may furnish any publicly available information concerning Hovnanian or any Loan Party and any other information concerning Hovnanian or any Loan Party in the possession of such Bank from time to time to assignees and participants (including prospective assignees or participants),

PROVIDED that such assignees and participants agree to be bound by the provisions of Section 10.12 [Confidentiality].

                            10.11.3 Notwithstanding any other provision in this
Agreement, any Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, its Note (if any) and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower or the Agent. No such pledge or grant of a security interest shall release the transferor Bank of its obligations hereunder or under any other Loan Document.

     10.12  CONFIDENTIALITY.

            10.12.1.  GENERAL.

                      The Agent and the Banks each agree to keep confidential all information obtained from any Loan Party or its Subsidiaries which is nonpublic and confidential or proprietary in nature (including any information the Borrower specifically designates as confidential), except as provided below, and to use such information only in connection with their respective capacities under this Agreement and for the purposes contemplated hereby. The Agent and the Banks shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality,
(ii) to Moody's, Standard & Poor's and similar rating agencies, (iii) to assignees and participants as contemplated by Section 10.11 [Successors and Assigns], and prospective assignees and participants subject to an agreement of such Persons to maintain the confidentiality, (iv) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (v) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (vi) if the Borrower shall have consented to such disclosure.

            10.12.2.  SHARING INFORMATION WITH AFFILIATES OF THE BANKS.

                      Each Loan Party a party hereto acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Borrower or one or more of its Affiliates (in connection with this Agreement or otherwise) by any Bank or by one or more Subsidiaries or Affiliates of such Bank and each of the Loan Parties a party hereto hereby authorizes each Bank to share any information delivered to such Bank by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of such Bank to enter into this Agreement, to any such Subsidiary or Affiliate of such Bank, it being understood that any such Subsidiary or Affiliate of any Bank receiving such information shall be bound by the provisions of Section 10.12 [Confidentiality] as if it were a Bank hereunder. Such Authorization shall survive the repayment of the Loans and other Obligations and the termination of the Commitments.

     10.13  COUNTERPARTS.

            This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument.

     10.14  AGENT'S OR BANK'S CONSENT.

            Whenever the Agent's or any Bank's consent is required to be obtained under this Agreement or any of the other Loan Documents as a condition to any action, inaction, condition or event, unless specifically otherwise provided herein, the Agent and each Bank shall be authorized to give or withhold such consent in its sole and absolute discretion and to condition its consent upon the giving of additional collateral, the payment of money or any other matter.

     10.15  EXCEPTIONS.

            The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law.

     10.16  CONSENT TO FORUM; WAIVER OF JURY TRIAL.

            EACH LOAN PARTY A PARTY HERETO HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE SUPERIOR COURT OF NEW JERSEY, LAW DIVISION, MIDDLESEX COUNTY AND THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEW JERSEY AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 10.6 [NOTICES] AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY A PARTY HERETO WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY A PARTY HERETO, THE AGENT AND THE BANKS HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY COLLATERAL TO THE FULL EXTENT PERMITTED BY LAW.

     10.17  TAX WITHHOLDING CLAUSE.

            Each Bank or assignee or participant of a Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Agent, each other Bank or assignee or participant of a Bank) agrees that it will deliver to each of the Borrower and the Agent two (2) duly completed appropriate valid Withholding Certificates (as defined under Section 1.1441-1(c)(16) of the Income Tax Regulations ("Regulations")) certifying its status (I.E., U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. Such delivery may be made by electronic transmission as described in Section 1.1441-1(e)(4)(iv) of the Regulations if the Agent establishes an electronic delivery system. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under Section 1.1441-1(e)(3) of the Regulations; a statement described in Section 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Each Bank, assignee or participant required to deliver to the Borrower and the Agent a valid Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate as follows: (A) each Bank which is a party hereto on the Closing Date shall deliver such valid Withholding Certificate at least five (5) Business Days prior to the first date on which any interest or fees are payable by the Borrower hereunder for the account of such Bank; (B) each assignee or participant shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Agent in its sole discretion shall permit such assignee or participant to deliver such Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Agent). Each Bank, assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to each of the Borrower and the Agent two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Agent. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of, or exemption from, United States withholding tax, the Agent shall be entitled to withhold United States federal income taxes at the full 30% withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under Section 1.1441-7(b) of the Regulations. Further, the Agent is indemnified under Section 1.1461-1(e) of the Regulations against any claims and demands of any Bank or assignee or participant of a Bank for the amount of any tax it deducts and withholds in accordance with regulations under Section 1441 of the Internal Revenue Code.

     10.18  JOINDER OF GUARANTORS.

            Any Subsidiary of Hovnanian which is required to join the Guaranty Agreement as a Guarantor pursuant to Section 7.2.7 [Subsidiaries, Partnerships and Joint Ventures] or which is to become, a Restricted Subsidiary shall execute and deliver to the Agent (i) a Guarantor Joinder pursuant to which it shall join as a Guarantor the Guaranty Agreement; and (ii) at the request of the Agent, documents in the forms described in Section 6.1 [First Loans and Letters of Credit] modified as appropriate to relate to such new Guarantor. Hovnanian and Borrower shall deliver such Guarantor Joinder and any related documents that the Agent may reasonably request to the Agent after the formation thereof and its designation as a Restricted Subsidiary; such Subsidiary shall not be a Restricted Subsidiary until the delivery and effectiveness of the items required herein.

     10.19  CONCERNING AGENT TERMS.

            Notwithstanding anything contained herein which may be construed to the contrary, none of the Syndication Agent, the Documentation Agent and the Joint Lead Arrangers and Joint Book Runners shall exercise any of the rights or have any of the responsibilities of the Agent hereunder, or any other rights or responsibilities other than their respective rights and responsibilities (if any) as Banks hereunder.

     10.20  RATIFICATION OF NOTES AND LOAN DOCUMENTS AND EXISTING OBLIGATIONS.

            All of the terms, conditions, provisions and covenants in the Prior Credit Agreement, the Notes and other Loan Documents delivered in connection therewith, and all other documents delivered to the Agent and the Banks in connection with any of the foregoing documents and obligations evidenced or secured thereby shall remain unaltered and in full force and effect and are hereby ratified and confirmed in all respects, except as specifically modified herein. Each of the Notes under the Prior Credit Agreement shall bear an Expiration Date of July 30, 2005, unless replaced by a new Note hereunder. This Agreement amends and restates, and supersedes, the Prior Credit Agreement and is in no way intended to constitute a novation of the "Obligations" under the Prior Credit Agreement. On the date this Agreement becomes effective, and subject to the satisfaction (or waiver by Agent in its sole discretion) of all applicable conditions to advances hereunder, all sums owing under the Prior Credit Agreement and the Loan Documents thereunder shall be deemed to be outstanding and owing under, evidenced by, and governed by the terms of this Agreement, the existing Notes, and the other existing Loan Documents.

                       [SIGNATURES CONTINUED ON NEXT PAGE]

IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first written.

                                        K. HOVNANIAN ENTERPRISES, INC.

                                        /s/ K. HOVNANIAN ENTERPRISES, INC.

                                        PNC BANK, NATIONAL ASSOCIATION
                                        as Agent and as a Bank

                                        /s/ PNC BANK, NATIONAL ASSOCIATION

                                        BANK OF AMERICA, N.A.

                                        /s/ BANK OF AMERICA, N.A.

                                        FLEET NATIONAL BANK

                                        /s/ FLEET NATIONAL BANK

                                        WACHOVIA BANK, NATIONAL ASSOCIATION

                                        /s/ WACHOVIA BANK, NATIONAL
                                        ASSOCIATION

                                        GUARANTY BANK

                                        /s/ GUARANTY BANK

                                        KEYBANK NATIONAL ASSOCIATION

                                        /s/ KEYBANK NATIONAL ASSOCIATION

                                        BANK ONE, NA

                                        /s/ BANK ONE, NA

                                        AMSOUTH BANK

                                        /s/ AMSOUTH BANK

                                        COMERICA BANK

                                        /s/ COMERICA BANK

                                        SUNTRUST BANK

                                        /s/ SUNTRUST BANK

                                        NATIONAL CITY BANK

                                        /s/ NATIONAL CITY BANK

                                        WASHINGTON MUTUAL BANK, FA

                                        /s/ WASHINGTON MUTUAL BANK, FA

                                        BNP PARIBAS

                                        /s/ BNP PARIBAS

                                        CREDIT LYONNAIS NEW YORK BRANCH

                                        /s/ CREDIT LYONNAIS NEW YORK BRANCH

                                        U.S. BANK
                                        NATIONAL ASSOCIATION


                                        /s/ U.S. BANK NATIONAL ASSOCIATION

ACCEPTED AND AGREED:

HOVNANIAN ENTERPRISES, INC.
     as a Guarantor

/s/ HOVNANIAN ENTERPRISES, INC.

                                 SCHEDULE 1.1(A)

                      (AMENDED AND RESTATED JUNE 19, 2003)

                         K. HOVNANIAN ENTERPRISES, INC.
                                  PRICING GRID
                           (EXPRESSED IN BASIS POINTS)

                                                         Base Rate
     Level                Debt                   Libor     Margin    Commitment    LOC
                         Rating                 Margin                   Fee       Fee
     ----------------------------------------------------------------------------------
       I     GREATER THAN OR EQUAL TO BB+/Ba1    145         0          30.0      117.5
     ----------------------------------------------------------------------------------
      II     BB/Ba2                              165        15          32.5      137.5
     ----------------------------------------------------------------------------------
      III    BB-/Ba3                             185        40          37.5      157.5
     ----------------------------------------------------------------------------------
      IV     B+/B1                               205        60          42.5      177.5
     ----------------------------------------------------------------------------------
       V     LESS THAN OR EQUAL TO B/B2          225        80          47.5      197.5
     ----------------------------------------------------------------------------------

The Applicable Margins will only be as shown above if Hovnanian holds both noted Debt Ratings from S & P and Moody's, respectively. In the event of inconsistent Debt Ratings, the Applicable Margin will be the midpoint of the margin(s) between the two levels. In the absence of ratings, pricing will be at Level V.

As of the Closing Date, pricing shall be at the midpoint between Level II and Level III.

Any change in the Applicable Margin; the Applicable Commitment Fee Rate or the Applicable Letter of Credit Fee Rate shall become effective five Business Days after any public announcement of the change in the Debt Rating requiring such change.

                               SCHEDULE 1.1(A) - 1

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME (ALSO AGENT):
PNC Bank, National Association
ADDRESS FOR NOTICES:
Two Tower Center, 18th Fl
E. Brunswick, NJ 08816
Attention: Douglas G. Paul
Telephone: (732) 220-3566
Telecopy:  (732) 220-3744

ADDRESS OF LENDING OFFICE:
One PNC Plaza
MS:  P1-POPP-22-1
249 Fifth Avenue
Pittsburgh, PA  15222-2707
Attention: Rini Davis
Telephone: (412) 762-7638
Telecopy:  (412) 762-8672             $  66,000,000    11.1864%

BANK NAME:
Bank of America, N.A.
ADDRESS FOR NOTICES:
231 S. LaSalle Street
Mail Code IL 1-231-10-35
Chicago, IL 60697
Attention: Kelley Prentiss
Telephone: (312) 828-7363
Telecopy:  (312) 974-4970

ADDRESS OF LENDING OFFICE:
231 S. LaSalle Street
Mail Code IL 1-231-10-30
Chicago, IL 60697
Attention: Marilyn Elizalde
Telephone: (312) 828-6388
Telecopy:  (312) 828-3950             $  60,000,000    10.1695%

                               SCHEDULE 1.1(B) - 1

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:
Fleet National Bank
ADDRESS FOR NOTICES:
115 Perimeter Center Place NE
Suite 500
Atlanta, GA 30346
Attention: Jeff Aycock
Telephone: (770) 390-6583
Telecopy:  (770) 390-8434

ADDRESS OF LENDING OFFICE:
115 Perimeter Center Place NE
Suite 500
Atlanta, GA 30346
Attention: Sandy Wheeler
Telephone: (770) 390-6571
Telecopy:  (770) 390-8434             $  50,000,000     8.4746%

                               SCHEDULE 1.1(B) - 2

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:
Wachovia Bank, National
Association
ADDRESS FOR NOTICES:
Commercial Real Estate Group
3rd Floor
2840 Morris Avenue
Union, NJ 07083
Attention: Richard M. Quinn
Telephone: (908) 624-2808
Telecopy:  (908) 624-2817

ADDRESS OF LENDING OFFICE:
Commercial Real Estate Group
3rd Floor
2840 Morris Avenue
Union, NJ 07083
Attention: Richard M. Quinn
Telephone: (908) 624-2808
Telecopy:  (908) 624-2817             $  66,000,000    11.1864%

                               SCHEDULE 1.1(B) - 3

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:
Guaranty Bank
ADDRESS FOR NOTICES:
8333 Douglas Avenue
Dallas, TX 75225
Attention: Randy Reid
Telephone: (214) 360-2735
Telecopy:  (214) 360-1661

ADDRESS OF LENDING OFFICE:
8333 Douglas Avenue
Dallas, TX 75225
Attention: Jill Fallows
Telephone: (214) 360-1681
Telecopy:  (214) 360-1661             $  40,000,000     6.7797%

BANK NAME:
KeyBank National Association
ADDRESS FOR NOTICES:
Law Group
127 Public Square
Mail Stop: OH-01-27-0200
Cleveland, OH  44114
Attention: Robert Bowes, Esquire
Telephone: (216) 689-5089
Telecopy:  (216) 689-5681

With a copy to:
KeyBank Real Estate Capital
575 5th Avenue, 38th Floor
New York, NY  10017
Attention: Timothy J. Mertens, V.P.
Telephone: (917) 368-2390
Telecopy:  (917) 368-2370

                               SCHEDULE 1.1(B) - 4

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
ADDRESS OF LENDING OFFICE:
KeyBank Real Estate Capital
127 Public Square
Cleveland, OH 44114
OH-01-27-0839
Attn: R.J. Quinn, CSA
Telephone: (216) 689-4343
Telecopy: (216)  689-4721             $  30,000,000     5.0847%

BANK NAME:
Bank One, NA
ADDRESS FOR NOTICES:
One Bank One Plaza
Suite IL 1-0315
Chicago, IL 60670
Attention:F. Patt Schiewitz
Telephone: (312) 732-1148
Telecopy:  (312) 732-5939

ADDRESS OF LENDING OFFICE:
One Bank One Plaza
Suite I11-0318
Chicago, IL 60670
Attention: Patricia Barcelona
Telephone: (312) 732-5246
Telecopy:  (312) 732-1582             $  50,000,000     8.4746%

                               SCHEDULE 1.1(B) - 5

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:
AmSouth Bank
ADDRESS FOR NOTICES:
1900 5th Avenue; AST-9
Birmingham, AL 35288
Attention: Ronny Hudspeth
Telephone: (205) 307-4227
Telecopy:  (205) 801-0138

ADDRESS OF LENDING OFFICE:
1900 5th Avenue; AST-9
Birmingham, AL 35288
Attention: Wanda Pate
Telephone: (205) 326-4615
Telecopy:  (205) 801-0138             $  25,000,000     4.2373%

                               SCHEDULE 1.1(B) - 6

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:
Comerica Bank
ADDRESS FOR NOTICES:
500 Woodward Avenue
MC 3256
Detroit, MI 48226
Attention: Charles Weddell
Telephone: (313) 222-3323
Telecopy:  (313) 222-9295

ADDRESS OF LENDING OFFICE:
500 Woodward Avenue
MC 3256
Detroit, MI 48226
Attention: Keshia Boone
Telephone: (313) 222-9284
Telecopy:  (313) 222-9295


                                      $  33,000,000     5.5932%

                               SCHEDULE 1.1(B) - 7

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:
SunTrust Bank
ADDRESS FOR NOTICES:
8245 Boone Boulevard
Suite 820

Vienna, VA  22182
Attention: John Wendler
Telephone: (703) 902-9041
Telecopy:  (703) 902-9245
ADDRESS OF LENDING OFFICE:
8245 Bonne Boulevard
Suite 820

Vienna, VA  22182
Attention: Connie Dores
Telephone: (703) 902-9166
Telecopy:  (703) 902-9245
                                      $  40,000,000     6.7797%

                               SCHEDULE 1.1(B) - 8

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:
National City Bank
ADDRESS FOR NOTICES:
One South Broad Street
13th Floor
Philadelphia, PA  19107
Attention: John Gaghan
Telephone: (267) 256-4056
Telecopy:  (267) 256-4001

ADDRESS OF LENDING OFFICE:
One South Broad Street, 13th Floor
Philadelphia, PA  19107
Attention: Marie Pascale
Telephone: (267) 256-4042
Telecopy:  (267) 256-4001             $  25,000,000     4.2373%

BANK NAME:
Washington Mutual Bank, FA
ADDRESS FOR NOTICES:
Kris W. Klinger
Vice President
Washington Mutual Bank, FA
5950 La Place Court, Suite 205
Carlsbad, CA 92008
Telephone: (760) 804-8598
Telecopy:  (760) 804--8590

ADDRESS OF LENDING OFFICE:
3200 Southwest Freeway
Houston, TX 77027
Attention: Monica Rampp
Telephone: (713) 543-3323
Telecopy:  (713) 543-7813             $  45,000,000     7.6271%

                               SCHEDULE 1.1(B) - 9

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:
BNP PARIBAS
ADDRESS FOR NOTICES:
787 Seventh Avenue
New York, NY  10019
Attention: Stephanie Rogers
Telephone: (212) 841-2973
Telecopy:  (212) 841-3830

ADDRESS OF LENDING OFFICE:
787 Seventh Avenue
New York, NY  10019
Attention: Stephanie Rogers
Telephone: (212) 841-2973
Telecopy:  (212) 841-3830             $  15,000,000     2.5424%

BANK NAME:
BNP PARIBAS
ADDRESS FOR NOTICES:
787 Seventh Avenue
New York, NY  10019
Attention: Stephanie Rogers
Telephone: (212) 841-2973
Telecopy:  (212) 841-3830

ADDRESS OF LENDING OFFICE:
787 Seventh Avenue
New York, NY  10019
Attention: Stephanie Rogers
Telephone: (212) 841-2973
Telecopy:  (212) 841-3830

                              SCHEDULE 1.1(B) - 10

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:

CREDIT LYONNAIS NEW
YORK BRANCH
ADDRESS FOR NOTICES:
2200 Ross Avenue, Suite 4400
West
Dallas, TX 75201
Attention: Robert Smith
Telephone: (214) 220-2311
Telecopy: (214) 220-2323

ADDRESS OF LENDING OFFICE:
1301 Avenue of the Americas
New York NY 10019
Attention:George Lewis
Telephone: (212) 261-7641
Telecopy:  (212) 261-7696             $  20,000,000     3.3898%

                              SCHEDULE 1.1(B) - 11

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 19, 2003)

PART 1 - ADDRESSES COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES TO BANKS

                                        AMOUNT OF
                                       COMMITMENT
                                      FOR REVOLVING   RATABLE
BANK                                  CREDIT LOANS     SHARE
----                                  -------------   --------
BANK NAME:

U.S. BANK NATIONAL ASSOCIATION

ADDRESS FOR NOTICES:
US Bancorp
Commercial Real Estate
800 Nicollet Mall, 3rd Floor
Minneapolis, MD 55402-7020
Attention: Lesle Lynch
Telephone: (612) 303-3595
Telecopy:  (612) 303-2270

Michael Raarup
US Bank
800 Nicollet Mall
Minneapolis, MS 55402
Phone: 612-303-3586
Fax:  612-303-2270                    $  25,000,000     4.2373%

       Total                          $ 590,000,000        100%

                              SCHEDULE 1.1(B) - 12

                                 SCHEDULE 1.1(B)

                 COMMITMENTS OF BANKS AND ADDRESSES FOR NOTICES

                      (AMENDED AND RESTATED JUNE 16, 2003)

PART 1 - ADDRESSES OF AGENT, BORROWER AND GUARANTORS


AGENT
Name:       Douglas G. Paul, Senior Vice President
Address:    PNC Bank, National Association
            Two Tower Center, 18th Floor
            East Brunswick, New Jersey 08816
Telephone:  (732)  220-3566
Telecopy:   (732)  220-3744

BORROWER:
Name:       K. HOVNANIAN ENTERPRISES, INC.
Address:    10 Route 35, P.O. Box 500
            Red Bank, NJ  07701
Attention:  Kevin C. Hake
Telephone:  (732) 747-7800
Telecopy:   (732) 747-6835

GUARANTORS:
Name:       [name of Guarantor]
Address:    c/o K. Hovnanian Enterprises, Inc.
            10 Route 35, P.O. Box 500
            Red Bank, NJ  07701
Attention:  Kevin C. Hake
Telephone:  (732) 747-7800
Telecopy:   (732) 747-6835

                              SCHEDULE 1.1(B) - 11